     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1999.
                                                      REGISTRATION NO. 333-_____

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              WACHOVIA CORPORATION
             (Exact name of registrant as specified in its charter)


       NORTH CAROLINA                      6060                  56-1473727
(State or other jurisdiction   (Primary standard industrial   (I.R.S. employer
      of incorporation)           classification code no.)   identification no.)


       100 NORTH MAIN STREET                   191 PEACHTREE STREET, N.E.
           P. O. BOX 3099                        ATLANTA, GEORGIA 30303
WINSTON-SALEM, NORTH CAROLINA 27150                  (404) 332-5000
           (336) 770-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                              KENNETH W. MCALLISTER
               SENIOR EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                                 P. O. BOX 3099
                       WINSTON-SALEM, NORTH CAROLINA 27150
                                 (336) 732-5141
    (Name, address, including ZIP Code, and telephone number, including area code, of agent for service)

                                 WITH COPIES TO:

     MARK J. MENTING           E. ROBERT GOODKIND             ANDRE WEISS
   SULLIVAN & CROMWELL      GOODKIND LABATON RUDOFF &   SCHULTE ROTH & ZABEL LLP
    125 BROAD STREET              SUCHAROW LLP              900 THIRD AVENUE
NEW YORK, NEW YORK 10004         100 PARK AVENUE        NEW YORK, NEW YORK 10010
     (212) 558-4000         NEW YORK, NEW YORK 10017         (212) 756-2000
                                 (212) 907-0700


          APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE OF THE
                           SECURITIES TO THE PUBLIC:

  As soon as practicable after this Registration Statement becomes effective.

                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
       Title of Each Class of             Amount to be        Proposed Maximum           Proposed Maximum             Amount of
     Securities to be Registered         Registered(1)     Offering Price Per Unit    Aggregate Offering Price     Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Common stock, par value
$5.00 per share..................       2,268,000 shares             $3.17                 $31,471,937.52            $8,750(2)(3)
====================================================================================================================================

(1) Represents the estimated maximum number of shares of common stock, par value $5.00 per share ("Wachovia Common Stock"), issuable upon consummation of the merger of OFFITBANK Holdings, Inc. ("OFFITBANK Holdings") with and into Wachovia Corporation ("Wachovia").

(2) Pursuant to Rule 457(f)(2), the registration fee is based on the book value of the common stock, par value $0.01 per share ("OFFITBANK Holdings Common Stock"), of OFFITBANK Holdings as of May 31, 1999 ($3.17), and computed based on the estimated maximum number of shares of OFFITBANK Holdings Common Stock (9,928,056) that may be converted into the shares of Wachovia Common Stock to be registered.

(3) Pursuant to Rule 457(b) under the Securities Act of 1933, as amended, the amount of the registration fee has been reduced by $6,213, the amount paid to the Securities and Exchange Commission on June 9, 1999 with respect to this transaction. The difference of $2,537 is paid herewith.


         If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G check the following box: [ ]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________________

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ______________

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

                  CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY

                            OFFITBANK HOLDINGS, INC.
                               520 MADISON AVENUE
                               NEW YORK, NY 10022




                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD AUGUST 2, 1999







TO THE SHAREHOLDERS OF OFFITBANK HOLDINGS, INC.:

         Notice is hereby given that a special meeting of shareholders of OFFITBANK Holdings, Inc. will be held at OFFITBANK Holdings, Inc., 520 Madison Avenue, New York, NY 10022 at 10:00 a.m. on August 2, 1999, for the following purposes:

         (1) To consider and vote upon an Agreement and Plan of Merger, dated as of May 13, 1999, between OFFITBANK Holdings and Wachovia Corporation and the related Plan of Merger pursuant to which OFFITBANK Holdings will merge into Wachovia. In the merger, each share of OFFITBANK Holdings common stock outstanding on the effective date of the merger will be converted into 0.2284 of a share of Wachovia common stock. You can find a copy of the merger agreement and related plan of merger in Appendix A to the accompanying proxy statement/prospectus.

         (2) To transact other business that may properly come before the special meeting or any adjournment or postponement of the special meeting.

         Only shareholders of record at the close of business on June 4, 1999 are entitled to receive notice of and to vote at the special meeting or any adjournments or postponements of the special meeting.

         Appraisal rights are available to OFFITBANK Holdings shareholders with respect to the merger under Delaware law. Please see the section entitled "Dissenters' Appraisal Rights" beginning on page 36 of the accompanying proxy statement/prospectus for a discussion of the availability of appraisal rights and the procedures to be followed in asserting dissenters' rights in connection with the proposed transactions.

         THE OFFITBANK HOLDINGS BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE MERGER.

                                      By Order of the Board of Directors,




                                      WALLACE MATHAI-DAVIS, Corporate Secretary

June 28, 1999

    [OFFITBANK LOGO]                                           [WACHOVIA LOGO]

   PROXY STATEMENT OF                                           PROSPECTUS OF
OFFITBANK HOLDINGS, INC.                                    WACHOVIA CORPORATION


         Your board of directors has approved unanimously a merger transaction in which OFFITBANK Holdings will merge into Wachovia. This strategic transaction provides OFFITBANK Holdings with growth and strategic opportunities that would not have been available to us on a stand-alone basis. In addition, it provides you with the opportunity to participate as a shareholder in one of the nation's leading financial services companies.

         IN THE MERGER, EACH OF YOUR SHARES OF OFFITBANK HOLDINGS COMMON STOCK WILL BE CONVERTED INTO 0.2284 OF A SHARE OF WACHOVIA COMMON STOCK. THIS REPRESENTS A VALUE OF $18.857 BASED ON THE JUNE 24, 1999 PRICE OF WACHOVIA COMMON STOCK. IN ADDITION, THE CONVERSION OF YOUR SHARES OF OFFITBANK HOLDINGS COMMON STOCK GENERALLY WILL NOT BE TAXABLE.

         In order to complete this merger, OFFITBANK Holdings needs your approval. This document is being furnished to you in connection with the solicitation of proxies by OFFITBANK Holdings' board of directors for its use at the special meeting of shareholders and with the solicitation of consents by the OFFITBANK Holdings board for the termination of the shareholders' agreement.

         The special meeting will be held at OFFITBANK Holdings, Inc., 520 Madison Avenue, New York, NY 10022 at 10:00 a.m. on August 2, 1999. At the special meeting, you will be asked to consider and vote upon the merger. You are also being asked to consent to the termination of the shareholders' agreement among OFFITBANK Holdings and its shareholders. The termination of the shareholders' agreement is a condition to the completion of the merger.

         Your board of directors believes that the merger is in the best interests of OFFITBANK Holdings and its shareholders and strongly encourages you to vote "FOR" the merger proposal and to consent to the termination of the shareholders' agreement. OFFITBANK Holdings' financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated, has issued its opinion to the OFFITBANK Holdings board of directors that the exchange ratio is fair from a financial point of view to OFFITBANK Holdings shareholders.

         Wachovia common stock is listed and traded on the NYSE under the symbol "WB".

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE SECURITIES TO BE ISSUED UNDER THIS PROXY STATEMENT/PROSPECTUS OR DETERMINED IF THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        THE SECURITIES THAT WACHOVIA IS OFFERING THROUGH THIS DOCUMENT ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NON-BANK SUBSIDIARY OF WACHOVIA, AND THEY ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                                  ____________

         The date of this proxy statement/prospectus is June 25, 1999, and it is being mailed or otherwise delivered to OFFITBANK Holdings shareholders on or about that date.

                      REFERENCES TO ADDITIONAL INFORMATION

         This proxy statement/prospectus incorporates important business and financial information about Wachovia from documents that are not included in or delivered with this document. This information is available to you without charge upon your written or oral request. You can obtain documents incorporated by reference in this proxy statement/ prospectus, other than certain exhibits to those documents, by requesting them in writing or by telephone from Wachovia at the following addresses:


                              WACHOVIA CORPORATION
     P.O. Box 3099                                    191 Peachtree Street, N.E.
Winston-Salem, NC  27150                                Atlanta, Georgia 30303
  Attention: Secretary                 or                Attention: Secretary
    (336) 732-2549                                         (404) 332-6661


         IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY JULY 23, 1999 IN ORDER TO RECEIVE THEM BEFORE THE SPECIAL MEETING.

         See "Where You Can Find More Information" on page 58 for further information.

                               TABLE OF CONTENTS

                                                                                                                         PAGE
REFERENCES TO ADDITIONAL INFORMATION.................................................................................     ii

QUESTIONS AND ANSWERS ABOUT THE WACHOVIA/OFFITBANK HOLDINGS MERGER...................................................      1

SUMMARY  ............................................................................................................      2
         Comparison of Certain Unaudited per Share Data..............................................................      7
         Selected Financial Data of Wachovia.........................................................................      8
         Selected Financial Data of OFFITBANK Holdings...............................................................      9

FORWARD-LOOKING STATEMENTS...........................................................................................     10

SPECIAL MEETING......................................................................................................     11
         Record Date.................................................................................................     11
         Quorum; Effect of Abstentions...............................................................................     11
         Proxies  ...................................................................................................     11
         Vote Required...............................................................................................     12
         Recommendation of Board of Directors........................................................................     12

CONSENT TO TERMINATION OF SHAREHOLDERS' AGREEMENT....................................................................     12
         Reasons for Termination.....................................................................................     12
         Consents ...................................................................................................     12
         Consent Required............................................................................................     12
         Recommendation of the Board of Directors....................................................................     13

THE MERGER...........................................................................................................     13
         Overview ...................................................................................................     13
         Background of the Merger....................................................................................     13
         Reasons of OFFITBANK Holdings for the Merger................................................................     14
         Opinion of OFFITBANK Holdings' Financial Advisor............................................................     16
         Effective Time of the Merger................................................................................     25
         Distribution of Wachovia Certificates.......................................................................     25
         Fractional Shares...........................................................................................     26
         Federal Income Tax Consequences.............................................................................     26
         Management and Operations after the Merger..................................................................     28
         Post-Merger Compensation and Benefits.......................................................................     28
         Treatment of Outstanding Options and Stock Purchase Rights..................................................     28
         Retention Program...........................................................................................     28
         Interests of Certain Persons in the Merger..................................................................     29
         Non-Competition Agreements..................................................................................     29
         OFFITBANK Holdings Stock Option Plan........................................................................     30
         Conditions to Completion....................................................................................     30
         Regulatory Approvals........................................................................................     31
         Amendment, Waiver and Termination...........................................................................     31
         Conduct of Business Pending the Merger......................................................................     32
         Termination Fee.............................................................................................     34
         Expenses and Fees...........................................................................................     35
         Accounting Treatment........................................................................................     35
         Stock Exchange Listing of Wachovia Common Stock.............................................................     35
         Resales of Wachovia Common Stock............................................................................     35
         Voting Agreements...........................................................................................     36
         Dissenters' Appraisal Rights................................................................................     36

DESCRIPTION OF WACHOVIA CAPITAL STOCK................................................................................     38
         Authorized Stock............................................................................................     38
         Preferred Stock.............................................................................................     38
         Common Stock................................................................................................     39
         Changes in Control..........................................................................................     39

                                                                                                                         PAGE
CERTAIN DIFFERENCES IN THE RIGHTS OF WACHOVIA
         SHAREHOLDERS AND OFFITBANK HOLDINGS SHAREHOLDERS............................................................     42
         Authorized Capital..........................................................................................     42
         Amendment of Articles of Incorporation......................................................................     42
         Notice of Meetings of Shareholders..........................................................................     43
         Special Meetings of Shareholders............................................................................     43
         Record Date.................................................................................................     43
         Number of Directors; Classified Board of Directors..........................................................     43
         Removal of Directors........................................................................................     43
         Shareholder Proposals; Advance Notice of Director Nominations...............................................     44
         Anti-Takeover Provisions; Restrictions on Certain Business Combinations.....................................     44
         Limitation on Director Liability; Indemnification...........................................................     44
         Shareholder Inspection Rights; Shareholder Lists............................................................     45
         Dissenters' Appraisal Rights................................................................................     46

COMPARATIVE MARKET PRICES AND DIVIDENDS..............................................................................     46
         Wachovia ...................................................................................................     46
         OFFITBANK Holdings..........................................................................................     47

CERTAIN ADDITIONAL INFORMATION ABOUT OFFITBANK HOLDINGS..............................................................     47
         Business Description and Background.........................................................................     47
         Regulatory Matters..........................................................................................     48
         Information Relating to Morris W. Offit.....................................................................     49

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
         FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
         OFFITBANK HOLDINGS..........................................................................................     50
         Three Months Ended March 31, 1999 Compared to the Three Months Ended March 31, 1998.........................     50
         Year Ended December 31, 1998 Compared to the Year Ended December 31, 1997...................................     51
         Year Ended December 31, 1997 Compared to the Year Ended December 31, 1996...................................     53
         Liquidity and Capital Resources.............................................................................     54
         Year 2000...................................................................................................     54
         Interest Rate Sensitivity...................................................................................     55
         Economic and Market Conditions..............................................................................     56
         Impact of Inflation and Changing Prices.....................................................................     56
         New Accounting Pronouncements...............................................................................     56

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF OFFITBANK HOLDINGS...................................................     57

EXPERTS  ............................................................................................................     58

VALIDITY OF WACHOVIA COMMON STOCK....................................................................................     58

OTHER MATTERS........................................................................................................     58

WHERE YOU CAN FIND MORE INFORMATION..................................................................................     58

OFFITBANK HOLDINGS, INC. FINANCIAL STATEMENTS........................................................................    F-1

APPENDICES:

Appendix A   --   Agreement and Plan of Merger
Appendix B   --   Form of Voting Agreement
Appendix C   --   Form of Shareholders' Agreement
Appendix D   --   Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
Appendix E   --   Section 262 of the Delaware General Corporation Law

       QUESTIONS AND ANSWERS ABOUT THE WACHOVIA/OFFITBANK HOLDINGS MERGER

Q:       WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy and consent card how you want to vote with respect to the merger and whether or not you want to consent to the termination of the shareholders' agreement. Sign and mail it in the enclosed prepaid return envelope marked "Proxy and Consent" as soon as possible, so that your shares may be represented and voted at the special meeting to be held on August 2, 1999.

Q:       CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY AND CONSENT
         CARD?

A: Yes. There are three ways in which you may revoke your proxy and change your vote. First, you may send a written notice to the party to whom you submitted your proxy stating that you would like to revoke your proxy. Second, you may complete and submit a new proxy and consent card, but only with respect to the vote on the merger. Third, you may attend the special meeting and vote in person. Simply attending the special meeting, however, will not revoke your proxy.

Q:       CAN I CHANGE MY CONSENT AFTER I HAVE MAILED MY SIGNED PROXY AND CONSENT
         CARD?

A:       No, you may not change or revoke your decision to consent once made.

         If you decide not to consent, you may subsequently decide to consent by submitting a new proxy and consent card.

Q:       SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, Wachovia will send you written instructions for exchanging your stock certificates.

Q:       WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We expect the merger to be completed by October 30, 1999. We are working towards completing the merger as quickly as possible. To do so, we must obtain the OFFITBANK Holdings shareholder approval of both the merger and the termination of the shareholder agreement as well as certain banking and other regulatory approvals that are expected to be obtained following the special meeting.

Q: WHOM SHOULD I CALL WITH QUESTIONS OR TO OBTAIN ADDITIONAL COPIES OF THIS PROXY STATEMENT/PROSPECTUS?

A:       You should call Wallace Mathai-Davis at (212) 350-3730.

                                     SUMMARY

This brief summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. You should carefully read the entire proxy statement/prospectus and the other documents to which we refer to fully understand the merger. See "Where You Can Find More Information" on page 58 on how to obtain copies of those documents. Each item in this summary refers to the page where that subject is discussed in more detail.

MERGER CONSIDERATION WILL BE 0.2284 OF A WACHOVIA SHARE FOR EACH OFFITBANK HOLDINGS SHARE (see page 13)

When the merger is complete, each of your shares of OFFITBANK Holdings common stock will be converted into 0.2284 of a share of Wachovia common stock. This exchange ratio of 0.2284 is fixed. However, the market price of Wachovia common stock may change at any time. Consequently, the value of the Wachovia common stock you will be entitled to receive as a result of the merger may be significantly higher or lower than its current value or its value at the date of the special meeting.

In the case of fractional shares, you will receive cash in lieu of a fractional share.

For example, if you hold 100 shares of OFFITBANK Holdings common stock, you will receive 22 shares of Wachovia common stock (100 x 0.2284 = 22.84), plus a cash payment equal to the value of 0.84 of a share of Wachovia common stock.

SHARE INFORMATION AND MARKET PRICES (see page 46)

Wachovia common stock is traded on the NYSE under the symbol "WB". The following table lists the closing price of Wachovia common stock and the equivalent value of an OFFITBANK Holdings share on May 12, 1999, the last trading day before we announced the merger, and on June 24, 1999, the last trading date before the mailing of this proxy statement/prospectus. The equivalent per share value of OFFITBANK Holdings at the specified dates represents the closing price of a share of Wachovia common stock on that date multiplied by the exchange ratio of 0.2284.



                                        EQUIVALENT PER SHARE
                                              VALUE OF
                        WACHOVIA             OFFITBANK
                         COMMON           HOLDINGS COMMON
                         STOCK                 STOCK
                       ------------     ---------------------
May 12, 1999......     $ 90.25          $      20.61
June 23, 1999.....     $ 82.5625        $      18.857

THE MARKET PRICE OF WACHOVIA COMMON STOCK WILL FLUCTUATE PRIOR TO THE MERGER BUT WILL NOT AFFECT THE EXCHANGE RATIO IN THE MERGER . YOU SHOULD OBTAIN CURRENT MARKET QUOTATIONS FOR WACHOVIA COMMON STOCK. OFFITBANK HOLDINGS COMMON STOCK IS NOT PUBLICLY TRADED.

GENERALLY, TAX-FREE TRANSACTION FOR OFFITBANK HOLDINGS SHAREHOLDERS (see page 26)

We expect that for United States federal income tax purposes, you will not recognize any gain or loss in the merger, except in connection with any cash that you may receive in lieu of fractional shares of Wachovia common stock. Your holding period for the Wachovia common stock received in the merger, which determines how any gain or loss should be treated for federal income tax purposes upon future sales of Wachovia common stock, generally will include your holding period for the OFFITBANK Holdings common stock exchanged in the merger.

Both OFFITBANK Holdings and Wachovia have conditioned the merger on their receipt of legal opinions that the federal income tax treatment will be as described in this document.

This tax treatment may not apply to certain OFFITBANK Holdings shareholders, including shareholders who are non-U.S. persons or dealers in securities. Determining the actual tax consequences of the merger to you may be complex. They will depend on your specific situation and on variables not within our control. You should consult your own tax advisor for a full understanding of the merger's tax consequences in your own particular circumstances.

SHAREHOLDER RIGHTS (see page 42)

Currently, your rights as an OFFITBANK Holdings shareholder are governed by Delaware law, OFFITBANK Holdings certificate of incorporation and by-laws and the shareholders' agreement. However, Wachovia shareholder rights are governed by North Carolina law and Wachovia's articles of incorporation and by-laws. After the merger, you will become a Wachovia shareholder and your rights will be governed by North Carolina law and Wachovia's articles of incorporation and by-laws.

OFFITBANK HOLDINGS BOARD UNANIMOUSLY RECOMMENDS THAT YOU APPROVE THE MERGER AND CONSENT TO THE TERMINATION OF THE SHAREHOLDERS' AGREEMENT (see page 13)

The OFFITBANK Holdings board believes that the merger is in your best interests and has approved unanimously the merger. The OFFITBANK Holdings board of directors recommends that OFFITBANK Holdings shareholders vote "FOR" approval of the merger and consent to the termination of the shareholders' agreement.

FINANCIAL ADVISOR SAYS CONSIDERATION FAIR TO OFFITBANK HOLDINGS SHAREHOLDERS FROM A FINANCIAL POINT OF VIEW (see page 16)

Merrill Lynch, Pierce, Fenner & Smith Incorporated, the financial advisor to OFFITBANK Holdings in connection with the merger, has delivered an opinion to the OFFITBANK Holdings board that the exchange ratio is fair from a financial point of view to OFFITBANK Holdings shareholders. A copy of the opinion delivered by Merrill Lynch is attached to this document as Appendix D. You should read the opinion in full to understand the assumptions made, matters considered and limitations of the review undertaken by Merrill Lynch in providing this opinion.

Merrill Lynch will receive total fees of $1.8 million for its services as financial advisor to OFFITBANK Holdings in connection with the merger.

The merger agreement is attached as Appendix A to this proxy statement/ prospectus. We encourage you to read the merger agreement because it is the legal document that governs the merger.

SPECIAL MEETING TO BE HELD ON AUGUST 2, 1999 (see page 11)

The special meeting of OFFITBANK Holdings shareholders will be held at 10:00 a.m. on August 2, 1999, at OFFITBANK Holdings, Inc., 520 Madison Avenue, New York, NY 10022. At the special meeting, you will be asked to consider and vote to adopt the merger agreement which provides for the merger of OFFITBANK Holdings into Wachovia.

RECORD DATE SET AT JUNE 4, 1999; MAJORITY VOTE OF OUTSTANDING SHARES IS REQUIRED TO APPROVE MERGER (see page 11)

You can vote at the special meeting if you owned OFFITBANK Holdings common stock at the close of business on June 4, 1999. As of that date, there were 9,254,808 shares of OFFITBANK Holdings common stock issued and outstanding and entitled to be voted at the special meeting. The affirmative vote of the holders of at least a majority of the outstanding shares of OFFITBANK Holdings common stock is required to approve the merger. The directors and executive officers of OFFITBANK Holdings owned, as of the record date, and are entitled to vote, 7,322,256 shares of OFFITBANK Holdings common stock, which represents approximately 73.84% of the outstanding shares of OFFITBANK Holdings common stock.

If you do not vote your shares of common stock, it will have the effect of a vote against the merger.

TERMINATION OF SHAREHOLDERS' AGREEMENT IS A CONDITION TO THE COMPLETION OF THE MERGER (see page 12)

You are also being asked to consent to the termination of the shareholders' agreement, which would take effect simultaneously with the completion of the merger. The termination of the shareholders' agreement is a condition to the completion of the merger. The shareholders' agreement is being terminated to eliminate the possibility of certain restrictions on transferability that would otherwise continue to apply to the Wachovia common stock received in the merger. Termination of the share holders' agreement requires the consent of at least 80% of the outstanding shares of OFFITBANK

Holdings common stock. A form of the shareholders' agreement is attached to this document as Appendix C.

CERTAIN SHAREHOLDERS HAVE AGREED TO VOTE IN FAVOR OF MERGER AND TO CONSENT TO THE TERMINATION OF THE SHAREHOLDERS' AGREEMENT (see page 36)

Directors and executive officers of OFFITBANK Holdings who together hold approximately 59% of OFFITBANK Holdings outstanding common stock have entered into voting agreements with Wachovia. Under the voting agreements, these shareholders have agreed to vote their shares of OFFITBANK Holdings common stock in favor of approval of the merger and to consent to the termination of the shareholders' agreement.

The directors and executive officers entered into the voting agreements in order to induce Wachovia to enter into the merger agreement. The voting agreements could discourage other companies from trying or proposing to combine with or acquire OFFITBANK Holdings. The form of voting agree ment is attached to this document as Appendix B.

DISSENTERS' APPRAISAL RIGHTS (see page 36)

Delaware law provides OFFITBANK Holdings shareholders with dissenters' appraisal rights in the merger. However, under the shareholders' agreement, each shareholder has agreed to consent and raise no objection to a merger if it is approved by the holders of two-thirds of the OFFITBANK Holdings shares outstanding.

INFORMATION REGARDING WACHOVIA AND
OFFITBANK HOLDINGS

WACHOVIA CORPORATION
100 North Main Street
Winston-Salem, North Carolina 27101
(336) 770-5000

and

191 Peachtree Street, N.E.
Atlanta, Georgia 30303
(404) 332-5000

Wachovia is a North Carolina corporation, whose principal banking subsidiary is Wachovia Bank, National Association. As of March 31, 1999, Wachovia had 753 branches and 1,381 ATMs throughout the Southeast United States. Wachovia also has bank-related subsidiaries engaged in large corporate and institutional relationship management and business development, corporate leasing, remittance processing and discount brokerage services. Based on its consolidated asset size and market capitalization at March 31, 1999, Wachovia was ranked 16th among domestic U.S. bank holding companies in each of these categories. At that date, Wachovia had consolidated assets of $65.3 billion, deposits of $40.3 billion and shareholders' equity of $5.4 billion.

OFFITBANK HOLDINGS, INC.
520 Madison Avenue
New York, NY 10022
(212) 758-9600

OFFITBANK Holdings is a Delaware corporation, whose principal subsidiary is OFFITBANK, a limited purpose New York trust bank. On January 1, 1999, OFFITBANK reorganized into a holding company structure where OFFITBANK Holdings became the parent company of OFFITBANK. OFFITBANK is a leading provider of wealth management services to the upper tier of the wealth management market. OFFITBANK also provides financial services, which enhance OFFITBANK Holdings' core asset management business. These financial services include custody, sophisticated client reporting, foreign exchange services and, on a more limited basis, collateralized lending and trust services. At March 31, 1999, OFFITBANK Holdings had consolidated assets of $33.5 million and shareholders' equity of $28.4 million.

WACHOVIA WILL BE THE SURVIVING CORPORATION (see page 28)

Wachovia will be the surviving corporation after the merger. The directors and officers of Wachovia in office before the merger will serve as the directors and officers of Wachovia after the merger. In addition, Morris W. Offit, Chief Executive Officer and Chairman of OFFITBANK Holdings, has been invited to join the Wachovia board upon completion of the merger.

WACHOVIA WILL USE PURCHASE ACCOUNTING TREATMENT (see page 35)

Wachovia will account for the merger as a purchase for financial reporting purposes.

CERTAIN PERSONS HAVE INTERESTS IN THE MERGER (see page 29)

Some of the directors and executive officers of OFFITBANK Holdings have interests in the merger in addition to their interests as shareholders of OFFITBANK Holdings generally.

- In connection with the merger, Wachovia entered into an employment agreement with Morris W. Offit which will become effective at the time of the merger and will continue to be in effect until December 31, 2001. This employment agreement entitles Mr. Offit to payments and other benefits upon termination of employment under certain circumstances.

- Following the merger, Wachovia will generally indemnify the present officers and directors of OFFITBANK Holdings and its subsidiaries.

The OFFITBANK Holdings board was aware of these interests and took them into account in approving the merger.

WACHOVIA COMMON STOCK IS FREELY TRANSFERABLE BY NON-AFFILIATES (see page 35)

Wachovia common stock issued in the merger will be freely transferable by you unless you are deemed to be an "affiliate" of OFFITBANK Holdings under applicable federal securities laws. Generally, "affiliates" include directors, certain executive officers and 10% plus shareholders.

CONDITIONS THAT MUST BE SATISFIED FOR THE MERGER TO OCCUR (see page 30)

Completion of the merger is subject to various conditions which include: (1) approval of the merger agreement by OFFITBANK Holdings shareholders; (2) receipt by Wachovia and OFFITBANK Holdings of all governmental and other consents and approvals necessary to permit completion of the merger; (3) the satisfaction of OFFITBANK Holdings revenue threshold; (4) the termination of the shareholders' agreement; (5) the employment, at the effective date of the merger, of Morris Offit and Wallace Mathai-Davis with OFFITBANK Holdings in a position at least as important as the one each of them held on May 13, 1999; and (6) the satisfaction of other usual conditions are satisfied. Under the terms of the merger agreement, the conditions to the merger generally may be waived by Wachovia or OFFITBANK, as applicable.

REGULATORY APPROVALS WE MUST OBTAIN FOR THE MERGER (see page 31)

We cannot complete the merger unless it is approved by the Board of Governors of the Federal Reserve System and Banking Board of the State of New York Banking Department. Wachovia expects to file an application with the Federal Reserve Board and the New York Banking Department for their approval of the merger in the near future. In addition, the merger is subject to the approval of or notice to other regulatory authorities. We have filed or shortly will file all other applications and notices with these regulatory authorities.

We cannot be certain when or if we will obtain the regulatory approvals. However, we do not know of any reason why we should not obtain them in a timely manner.

TERMINATION OF THE MERGER AGREEMENT (see page 31).

OFFITBANK Holdings and Wachovia can mutually agree at any time to abandon the merger and terminate the merger agreement, even if OFFITBANK Holdings shareholders have approved it. Also, either of our boards can decide, without the consent of the other, to abandon the merger if any of the following occurs:

- The other party breaches the merger agreement in a material way and does not, or cannot, correct the breach in 30 days.

-        The merger has not been completed by December 31, 1999.

- A governmental authority denies an approval necessary to complete the merger, in a final and nonappealable way.

-        OFFITBANK Holdings shareholders fail to approve the merger agreement.

In addition, Wachovia may abandon the merger if OFFITBANK Holdings board withdraws its recommendation to approve the merger or modifies its recommendation in certain ways.

OFFITBANK HOLDINGS WILL BE REQUIRED TO PAY WACHOVIA $10 MILLION UNDER CERTAIN CIRCUMSTANCES IF THE MERGER IS NOT COMPLETED (see page 34)

Under the merger agreement, OFFITBANK Holdings has agreed to pay Wachovia $10 million if the merger is not completed and certain events have occurred without Wachovia's consent. These events can generally be described as business combinations or acquisition transactions relating to OFFITBANK Holdings and particular related events, other than the merger we are proposing in this document. We do not know of any event that has occurred as of the date of this document that would entitle Wachovia to payment of this fee.

This provision of the merger agreement could have the effect of discouraging other companies from trying or proposing to combine with or acquire OFFITBANK Holdings.

COMPARISON OF CERTAIN UNAUDITED PER SHARE DATA

         The following table shows information about our net income per share, cash dividends per share and book value per share, and similar information after giving effect to the merger (which is called "pro forma" information). In presenting the pro forma information for certain time periods, we assumed that we had been merged as of the beginning of the earliest period presented. The pro forma information gives effect to the merger under the purchase method of accounting in accordance with generally accepted accounting principles, or GAAP.

         We used the exchange ratio of 0.2284 in computing the pro forma combined and equivalent pro forma combined per share data.

         We expect that we will incur merger and integration charges as a result of combining our companies. The pro forma information is helpful in illustrating the financial characteristics of the combined company under one set of assumptions. However, it does not reflect these expenses and, accordingly, does not attempt to predict or suggest future results. Also, it does not necessarily reflect what the historical results of the combined company would have been had our companies been combined.

         You should read the Wachovia information in the following table together with the historical financial information that Wachovia has presented in its prior Securities and Exchange Commission filings. Wachovia has incorporated this material into this document by reference to those other filings. See "Where You Can Find More Information" on page 58 on how to obtain this information.


                                                                                       THREE MONTHS ENDED         YEAR ENDED
                                                                                            MARCH 31,            DECEMBER 31,
                                                                                               1999                  1998
                                                                                       ------------------        ------------
WACHOVIA COMMON STOCK
Net income per basic common share
  Historical .......................................................................          $ 1.20                $ 4.26
  Pro forma combined (1) ...........................................................            1.18                  4.20
Net income per diluted common share
  Historical .......................................................................            1.18                  4.18
  Pro forma combined (1) ...........................................................            1.16                  4.12
Dividends per common share (2)
  Historical .......................................................................             .49                  1.86
  Pro forma combined ...............................................................             .49                  1.86
Book value per common share
  Historical .......................................................................           26.77                 26.30
  Pro forma combined ...............................................................           27.47                 27.00

OFFITBANK HOLDINGS COMMON STOCK

Net income per basic common share
  Historical .......................................................................             .16                   .51
  Equivalent pro forma combined ....................................................             .27                   .96
Net income per diluted common share
  Historical .......................................................................             .15                   .49
  Equivalent pro forma combined ....................................................             .26                   .94
Dividends per common share
  Historical .......................................................................            --                     .33
  Equivalent pro forma combined ....................................................             .11                   .42
Book value per common share
  Historical .......................................................................            3.07                  2.93
  Equivalent pro forma combined ....................................................            6.27                  6.17

(1) The effect of estimated non-recurring merger and restructuring costs has not been included in the pro forma amounts.

(2) Pro forma dividends per share represent historical dividends paid by Wachovia.

SELECTED FINANCIAL DATA OF WACHOVIA

         The table below presents selected Wachovia historical financial data derived from its previously filed audited consolidated financial statements for the five years ended December 31, 1998. The interim financial information has been derived from unaudited financial statements of Wachovia. Wachovia believes that these financial statements include all adjustments of a normal recurring nature and disclosures that are necessary for a fair statement of the results for the unaudited interim periods. Results for the interim periods do not necessarily indicate results which may be expected for any other interim or annual period.

         You should read the following table together with the historical financial information that Wachovia has presented in its prior SEC filings. Wachovia has incorporated this material into this document by reference to those other filings. See "Where You Can Find More Information" on page 58 on how to obtain this information.



                                                  THREE MONTHS ENDED
                                                       MARCH 31,
                                                      (UNAUDITED)                            YEAR ENDED DECEMBER 31,
                                                 ---------------------     ---------------------------------------------------------

                                                   1999         1998         1998        1997        1996        1995         1994
                                                 --------     --------     --------    --------    --------    --------    --------
SUMMARY OF OPERATIONS
(in Millions)
   Interest Income ..........................    $  1,130     $  1,148     $  4,665    $  4,262    $  4,010    $  3,790    $  3,026
   Interest Expense .........................         522          579        2,314       2,169       2,086       2,011       1,369
   Other Income .............................         334          287        1,249       1,007         879         816         668
   Other Expense ............................         492          494        1,996       1,967       1,509       1,442       1,343
   Net Income ...............................         243          195          874         593         757         708         624

PER SHARE AMOUNTS
   Net Income, Basic ........................    $   1.20     $   0.95     $   4.26    $   2.99    $   3.70    $   3.40    $   3.00
   Net Income, Diluted ......................        1.18         0.93         4.18        2.94        3.65        3.36        2.96
   Weighted Average Shares
   Outstanding, Basic (thousands) ...........     203,119      205,894      205,058     198,290     204,889     208,230     208,117
   Weighted Average Shares
   Outstanding, Diluted (thousands) .........     206,959      210,158      209,153     201,901     207,432     210,600     210,651
   Dividends ................................        0.49         0.44         1.86        1.68        1.52        1.38        1.23

STATEMENT OF CONDITION
(PERIOD END)
(in Millions)
   Total Assets .............................    $ 65,319     $ 65,125     $ 64,123    $ 65,397    $ 57,229    $ 55,792    $ 49,242
   Interest Earning Assets ..................      57,660       57,464       56,537      57,335      50,728      50,182      44,164
   Loans ....................................      46,393       44,498       45,719      44,194      38,007      35,585      31,664
   Deposits .................................      40,288       39,857       40,995      42,654      35,322      34,355      30,296
   Shareholders' Equity .....................       5,432        5,237        5,338       5,174       4,608       4,601       3,910


RATIOS
   Return on Average Assets(1) ..............        1.51%        1.24%        1.37%       1.03%       1.36%       1.37%       1.34%
   Return on Average Equity(1) ..............       18.31        15.29        16.92       13.08       16.99       17.00       16.37
   Dividend Payout Ratio ....................       40.97        46.38        43.67       55.21       40.37       39.91       40.77
   Average Equity to Average Assets
   Ratio ....................................        8.25         8.09         8.08        7.87        8.02        8.05        8.19
   Tier 1 Risk Weighted Capital
   Ratio ....................................        7.73         8.20         7.99        8.43        8.93        9.21        9.54
   Total Capital Risk Weighted
   Ratio ....................................       11.44        10.76        11.34       11.11       12.32       13.17       13.13
   Tier 1 Leverage Ratio ....................        8.97         8.91         8.67        9.24        8.52        8.11        8.29

-------------------------
(1) Including non-recurring items.

SELECTED FINANCIAL DATA OF OFFITBANK HOLDINGS

               The table below presents selected OFFITBANK Holdings historical financial data. OFFITBANK Holdings derived the historical financial data for the five years ended December 31, 1998 from its audited historical financial statements and the historical interim financial data for the three months ended March 31, 1999 and 1998 from its unaudited historical financial statements. The interim financial information has been derived from unaudited financial statements of OFFITBANK Holdings and OFFITBANK Holdings believes that these financial statements include all adjustments of a normal recurring nature and disclosures that are necessary for a fair statement of the results for the unaudited interim periods. Because OFFITBANK Holdings has been the holding company for OFFITBANK since the January 1, 1999 reorganization of OFFITBANK, all historical financial data relating to pre-1999 periods are based solely on OFFITBANK operations. You should read this information together with OFFITBANK Holdings' audited and unaudited consolidated financial statements and their respective notes, which are included in this document.

                                               THREE MONTHS
                                              ENDED MARCH 31,
                                               (UNAUDITED)                             YEAR ENDED DECEMBER 31,
                                        ------------------------   -----------------------------------------------------------------
                                            1999         1998          1998         1997         1996         1995          1994
                                        -----------   ----------   -----------   ----------   ----------   ----------   -----------
STATEMENT OF INCOME DATA:
 (in Thousands)

  Management Fee Revenues ...........   $     9,955   $    9,379   $    38,172   $   32,868   $   28,220   $   22,804   $    22,022
  Other Revenues ....................           704          835         3,047        3,225        3,226        3,304         9,160
                                        -----------   ----------   -----------   ----------   ----------   ----------   -----------
  Total Revenues ....................        10,659       10,214        41,219       36,093       31,446       26,108        31,182

  Total Operating Expenses ..........         7,962        7,838        32,975       30,182       27,176       23,539        25,756

  Net Income ........................   $     1,470   $    1,379   $     4,700   $    3,281   $    2,406   $    1,438   $     2,685
  Net Income Per Share ..............   $      0.16   $     0.15   $      0.51   $     0.35   $     0.26   $     0.16   $      0.30
  Net Income Per Share, Diluted .....   $      0.15   $     0.15   $      0.49   $     0.35   $     0.26   $     0.15   $      0.29

BALANCE SHEET DATA:
(in Thousands)
Total Assets ........................   $    33,495   $   32,365   $    32,051   $   30,453   $   28,716   $   26,617   $    24,513
Total Liabilities ...................         5,086        5,214         5,057        4,784        3,287        2,789         2,994
Total Stockholders' Equity ..........        28,409       27,151        26,994       25,669       24,889       23,828        21,519

Dividends Declared ..................          --           --           3,085        2,619        1,263          493          --

Performance Fees Included in
    Investment Management Fees ......          --           --            --           --          1,527          309           301

SELECTED BUSINESS DATA:
Assets Under Management at End of
  Period ............................   $10,764,000   $9,679,000   $10,259,000   $9,342,000   $7,985,000   $6,651,000   $ 6,007,000
Annualized Investment Management Fee
  at End of Period ..................        40,862       38,670        39,446       37,011       29,350       25,045        20,144
Average Investment Management Fees at
  End of Period As A Percentage of
  Assets Under Management ...........          0.38%        0.40%         0.39%        0.40%        0.37%        0.38%         0.34%

                           FORWARD-LOOKING STATEMENTS

         This proxy statement/prospectus contains and incorporates statements that plan for or anticipate the future. Forward-looking statements include statements about the future financial condition, results of operations and business of Wachovia. These statements may be made directly in this document or may be "incorporated by reference" to other documents and may include statements for the period following the consummation of the merger. You can find many of these statements by looking for words such as "believes," "expects," "anticipates," "estimates" or similar expressions. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward looking statements include the following possibilities:

- costs or difficulties related to the combination of the businesses of Wachovia and OFFITBANK Holdings are greater than expected;

-        post-merger revenues are lower than expected;

- competitive pressure among financial institutions increases significantly;

- general economic conditions or conditions in securities markets are less favorable than expected; and

- legislation or regulatory changes adversely affect the businesses in which Wachovia will be engaged.

                                 SPECIAL MEETING

               The OFFITBANK Holdings board is providing this proxy statement/prospectus to you in connection with the solicitation of proxies for use at the special meeting of OFFITBANK Holdings shareholders and at any adjournments or postponements of the special meeting. The special meeting will be held at OFFITBANK Holdings, Inc., 520 Madison Avenue, New York, NY 10022 at 10:00 a.m. on August 2, 1999. At the special meeting, you will be asked to consider and vote to adopt the merger agreement which provides for the merger of OFFITBANK Holdings into Wachovia.

               Wachovia is also providing this proxy statement/prospectus to you as a prospectus in connection with the offer and sale by Wachovia of its shares of common stock as a result of OFFITBANK Holdings' merger into Wachovia.

RECORD DATE

               The OFFITBANK Holdings board has fixed the close of business on June 4, 1999 as the record date for determining the OFFITBANK Holdings shareholders entitled to receive notice of and to vote at the special meeting. As of the record date, there were issued and outstanding 9,254,808 shares of OFFITBANK Holdings common stock. Only holders of record of OFFITBANK Holdings common stock as of the record date are entitled to notice of and to vote at the special meeting.

QUORUM; EFFECT OF ABSTENTIONS

               The presence, in person or by properly executed proxy, of the holders of a majority of the outstanding shares is necessary to constitute a quorum at the special meeting. Abstentions will be counted solely for the purpose of determining whether a quorum is present. Abstentions will not be deemed to be cast either "FOR" or "AGAINST" the merger. Because approval of the merger requires the affirmative vote of a majority of the outstanding shares of OFFITBANK Holdings common stock, abstentions will have the same effect as a vote against the merger agreement.

PROXIES

               Solicitation. Proxies in the form included in the proxy and consent card accompanying this proxy statement/prospectus are being solicited by the OFFITBANK Holdings board. Shares represented by properly executed proxies which are received in time and not revoked will be voted in accordance with the instructions indicated on the proxies. If no instructions are indicated, those proxies will be voted "FOR" approval of the merger and any other matter that may come before the special meeting, including a motion to adjourn or postpone the special meeting to another time and/or place for the purpose of soliciting additional proxies or otherwise. However, no proxy with instructions to vote against either the proposal to approve the merger or to terminate the shareholders' agreement will be voted in favor of any adjournment or postponement of the special meeting.

               Revocability. You may revoke your proxy at any time before its exercise at the special meeting by:

               - giving written notice of revocation to the OFFITBANK Holdings Corporate Secretary,

               - properly submitting a duly executed proxy bearing a later date, or

               -      voting in person at the special meeting.

               You should address all written notices of revocation and other communications with respect to revocation of proxies addressed to OFFITBANK Holdings, Inc., 520 Madison Avenue, New York, NY 10022, Attention: Corporate Secretary. A proxy appointment will not be revoked by death or supervening incapacity of the shareholder executing the proxy unless notice of the death or incapacity is filed with OFFITBANK Holdings' Corporate Secretary, or other person responsible for tabulating votes on behalf of OFFITBANK, before the shares are voted.

VOTE REQUIRED

               Approval of the merger at the special meeting requires the affirmative vote of a majority of the outstanding shares of OFFITBANK Holdings common stock.

               As of the record date, neither Wachovia nor any of its directors or executive officers or their affiliates held any shares of OFFITBANK Holdings common stock. The directors and executive officers of OFFITBANK Holdings owned, as of the record date, and are entitled to vote 7,322,256 shares of OFFITBANK Holdings common stock, which represents approximately 73.84% of the outstanding shares of OFFITBANK Holdings common stock. Certain directors and executive officers, who together hold approximately 59% of the outstanding shares of OFFITBANK Holdings common stock, have agreed to vote their shares in favor of the merger pursuant to voting agreements. You can find a form of the voting agreement in Appendix B to this proxy statement/prospectus.

RECOMMENDATION OF BOARD OF DIRECTORS

               For the reasons described in the section of this proxy statement/prospectus entitled "The Merger --Reasons of OFFITBANK Holdings for the Merger," the OFFITBANK Holdings board has approved unanimously the merger, believes that the merger is in the best interests of OFFITBANK Holdings and recommends that you vote "FOR" approval of the merger.


                CONSENT TO TERMINATION OF SHAREHOLDERS' AGREEMENT

               The OFFITBANK Holdings board is also providing this proxy statement/prospectus to you in connection with the solicitation of consents for the termination of the Shareholders' Agreement entered into by and between each OFFITBANK Holdings shareholder pursuant to Section 2.4 of the Exchange Agreement, dated August 1998, among OFFITBANK Holdings and the then OFFITBANK shareholders. Termination of the shareholders' agreement is a condition to the completion of the merger.

REASONS FOR TERMINATION

               The shareholders' agreement is being terminated to eliminate restrictions on transferability that could otherwise continue to apply to the Wachovia common stock received in the merger. Under the shareholders' agreement, OFFITBANK Holdings shareholders may not transfer their shares, including shares of Wachovia common stock received in the merger without having first offered these shares to OFFITBANK Holdings following procedures outlined in the shareholders' agreement.

CONSENTS

               Consents in the form included in the proxy and consent card accompanying this proxy statement/prospectus are being solicited by the OFFITBANK Holdings board. If you sign the proxy and consent card without indicating whether or not you consent to the termination of the shareholders' agreement, you will have consented to the termination of the shareholders' agreement. Once you have signed and mailed in the proxy and consent card, you may not revoke your decision to consent to the termination of the shareholders' agreement. However, if you decide not to consent, you may subsequently decide to consent to the termination of the shareholders' agreement by submitting a new proxy card and consent. If you do not sign or return the proxy and consent card, you will be deemed to have not consented to the termination of the shareholders' agreement.

CONSENT REQUIRED

               The termination of the shareholders' agreement requires the consent of at least 80% of the outstanding shares of OFFITBANK Holdings common stock. Certain directors and executive officers who together hold approximately 59% of the outstanding shares of OFFITBANK Holdings common stock have agreed to consent to the termination of the shareholders' agreement pursuant to voting agreements. You can find a form of the voting agreement in Appendix B to this proxy statement/prospectus.

RECOMMENDATION OF THE BOARD OF DIRECTORS

               The OFFITBANK Holdings board believes that the merger is in the best interests of OFFITBANK Holdings and, since the termination of the shareholders' agreement is a condition to the completion of the merger, recommends that you consent to the termination of the shareholders' agreement.


                                   THE MERGER

               The following information describes the material information pertaining to the merger. This description is not complete and is qualified by the more detailed Appendices to this document which are incorporated to this section by reference, including the merger agreement in Appendix A. We urge you to read the Appendices in their entirety.

OVERVIEW

               The merger agreement provides for a transaction in which OFFITBANK Holdings will merge into Wachovia. Wachovia will be the surviving corporation of the merger. At the effective time of the merger, each share of issued and outstanding OFFITBANK Holdings common stock will cease to be outstanding and will be converted into 0.2284 of a share of Wachovia common stock.

               The merger agreement provides that Wachovia may change the way it combines with OFFITBANK Holdings. However, it cannot (1) alter the consideration to be received by OFFITBANK Holdings shareholders, (2) adversely affect the tax treatment for OFFITBANK Holdings shareholders or (3) materially delay the merger.

BACKGROUND OF THE MERGER

               In early 1998, OFFITBANK's management determined that the long-term success of OFFITBANK's business could be enhanced by building upon OFFITBANK's reputation and franchise in wealth management through the expansion of its product offerings and its services, including trust and lending services, as well as by expanding OFFITBANK's national presence. In April 1998, OFFITBANK's board authorized management to explore the possibility of effecting an initial public offering of approximately $40,000,000 - $50,000,000 of common stock to provide the capital to finance these strategic initiatives. Management recommended to OFFITBANK's board, and OFFITBANK's board authorized management to proceed with, the preparation of a registration statement for an IPO for which Merrill Lynch would act as lead managing underwriter. The board also authorized management to implement an exchange agreement with OFFITBANK Holdings in order to create a holding company structure under which OFFITBANK's strategic plan, including geographic expansion, could be most effectively implemented.

               On August 6, 1998, OFFITBANK Holdings filed a registration statement with the SEC anticipating an offering of shares of common stock to provide OFFITBANK with the capital to fund the implementation of the strategic initiatives identified by management. However, OFFITBANK Holdings chose to defer the anticipated fall 1998 offering date for the IPO given the sudden and extreme decline in the equity and corporate fixed income markets in August 1998. In September and October 1998, OFFITBANK Holdings management reviewed its strategic objectives with the board, and a consensus was reached that it was advisable for management to explore alternative approaches to implement OFFITBANK's strategic initiatives. Thus, OFFITBANK Holdings considered the possibility of a business combination with one of a very limited number of financial institutions whose reputations, cultures, products and geographic presence would enable OFFITBANK Holdings to achieve the strategic goals outlined by management. Both management and Merrill Lynch identified Wachovia as one of the institutions that potentially met these standards.

               In November 1998, a director of OFFITBANK Holdings, who is also a friend of Leslie M. Baker, Jr., the Chairman and Chief Executive Officer of Wachovia, introduced Morris W. Offit and Mr. Baker. Beginning in early December 1998, OFFITBANK Holdings management engaged in a series of meetings and telephone discussions with Wachovia to determine first whether the parties' strategic goals in the wealth management area were in congruence and, after establishing that they agreed on such strategic goals, to determine whether they could agree upon certain key strategic operating issues and upon the marketing, product expansion and operational opportunities that a combined business would pursue.

               By April 1999, the managements of both OFFITBANK Holdings and Wachovia believed that a business combination could be mutually advantageous. OFFITBANK Holdings requested Merrill Lynch to advise it concerning a potential business combination with Wachovia and the valuation issues pertinent to the business combination agreement.

               At OFFITBANK Holdings' board meeting held on April 21, 1999, management provided OFFITBANK Holdings' board with an overview of its discussions with Wachovia. The OFFITBANK Holdings board authorized management to enter into negotiations regarding a strategic merger with Wachovia.

               In late April 1999, representatives of OFFITBANK Holdings and Wachovia entered into discussions concerning the range of values which might be ascribed to OFFITBANK Holdings in a business combination. The parties also reviewed each other's business and operations. Wachovia circulated a draft of the merger agreement the first week of May. Between May 5th and 11th, 1999, management of both parties, together with counsel and representatives of Merrill Lynch, concluded a mutually agreeable draft of the merger agreement.

               At a meeting of OFFITBANK Holdings' board on May 12, 1999, OFFITBANK Holdings' management reviewed the financial features and reasons for the proposed combination with Wachovia. OFFITBANK Holdings' legal advisors reviewed the principal terms of the merger agreement and the related agreements, as well as the legal standards applicable to the OFFITBANK Holdings board's consideration of the proposed combination with Wachovia. Representatives of Merrill Lynch reviewed financial information concerning Wachovia, OFFITBANK Holdings and the proposed merger. Merrill Lynch rendered its oral opinion that the exchange ratio was fair from a financial point of view to the OFFITBANK Holdings shareholders. The OFFITBANK Holdings board also discussed the proposed termination of the shareholders' agreement in connection with the merger. After discussion, OFFITBANK Holdings' board unanimously approved the merger agreement and related matters.

               The OFFITBANK Holdings board unanimously approved the merger and recommended that OFFITBANK Holdings shareholders vote "FOR" the merger and consent to the termination of the shareholders' agreement since the termination of the shareholders' agreement is a condition to the completion of the merger.

REASONS OF OFFITBANK HOLDINGS FOR THE MERGER

               In reaching its determination to approve the merger agreement and to recommend to OFFITBANK Holdings shareholders that they adopt the merger agreement and consent to the termination of the shareholders' agreement, OFFITBANK Holdings' board consulted with OFFITBANK Holdings' management as well as its financial and legal advisors and considered a number of factors, including:

               The Complementary Businesses and Cultures of OFFITBANK and Wachovia. The OFFITBANK Holdings board believes that Wachovia:

               (1) shares OFFITBANK's fundamental values, including a pervasive commitment to client service;

               (2) has an existing business culture that reflects an understanding and acceptance of the differences between the consumer and commercial banking business and the provision of wealth management services to very high net worth clients;

               (3) represents a strong presence in key markets in the Southeast and across the United States which can become the basis for the further development of the OFFITBANK wealth management franchise;

               (4) has a broad base of clients and services which OFFITBANK can leverage as part of its core business; and

               (5) has developed a reputation for quality of product and service and a name recognition that should complement OFFITBANK's identity as a premier provider of wealth management services.

The OFFITBANK Holdings board believes that the benefits of the merger include the ability to offer OFFITBANK's clients superior trust, lending and philanthropy management services and access to Wachovia's other products which will complement the services which OFFITBANK currently provides.

               The Future Prospects of OFFITBANK as an Independent Firm. The OFFITBANK Holdings board carefully considered the prospects of OFFITBANK if it were to remain an independent firm, and it determined that, while OFFITBANK would in all likelihood remain successful,

               (1) in order to achieve its strategic objectives, OFFITBANK would be required to raise substantial additional equity capital, and both the timing thereof and the amount of consequent dilution that would be incurred by OFFITBANK Holdings shareholders were uncertain;

               (2) the successful implementation of OFFITBANK's expansion plans was not assured even if the capital became available;

               (3) there could be substantial further dilution to OFFITBANK Holdings' existing shareholders arising from common stock issued in acquisitions of businesses and from the need to implement additional equity-based compensation plans to attract, retain and create incentives for an expanding number of employees; and

               (4) the opportunity to effect a business combination with an attractive strategic partner might not be replicable, particularly in light of the expectation that OFFITBANK's competitors in wealth management would also seek combinations with the very limited number of appropriate potential strategic partners, and thereby greatly diminish the likelihood that a strategic business combination involving OFFITBANK would remain a viable alternative strategy.

               Merger Consideration for OFFITBANK Holdings Shareholders. The OFFITBANK Holdings board carefully evaluated the consideration to be received by OFFITBANK Holdings shareholders in the merger. The presentation made by Merrill Lynch to the OFFITBANK Holdings board on May 12, 1999 included Merrill Lynch's opinion that the exchange ratio is fair to OFFITBANK Holdings shareholders from a financial point of view. See "- Opinion of OFFITBANK Holdings' Financial Advisor" and Appendix D. The OFFITBANK Holdings board also assessed the fixed exchange ratio for the determination of the merger consideration, the tax-free status of the share exchange and certain investment considerations, including, without limitation,

               (1) the liquidity of the trading market for Wachovia common stock;

               (2) the performance of Wachovia common stock, which is comparable to both the S&P 500 Index and the S&P Major Regional Bank Index;

               (3) the price/earnings ratio and dividend yield of Wachovia common stock;

               (4) Wachovia's record of successful risk management, earnings stability and asset quality through a broad range of market conditions; and

               (5) Wachovia's franchise and strong presence in key Southeastern markets.

               Merger Agreement. OFFITBANK Holdings' management and legal advisors discussed with the OFFITBANK Holdings board the terms and conditions of the merger agreement, including the amount and form of the merger consideration, the parties' representations, warranties, covenants and agreements, as well as the conditions to the respective obligations set forth in the merger agreement.

               Retention of Employees and Enhanced Employee Benefits. The OFFITBANK Holdings board considered the terms and value of the employee retention program proposed by Wachovia, the terms and conditions of the employment agreement to be entered into by Mr. Offit, the benefit programs offered to continuing employees, the lack of any anticipated employee dislocation, the enhanced opportunities for employee advancement anticipated as a result of the merger and the expectation that the existing management will continue to have operational responsibility for OFFITBANK.

               The above discussion of factors considered by the OFFITBANK Holdings board is not intended to be exhaustive but includes all material factors considered by the OFFITBANK Holdings board. In reaching the determination to approve the merger agreement and recommend its adoption to OFFITBANK Holdings shareholders, the OFFITBANK Holdings board did not assign any relative or specific weights to the various factors considered by it, and individual members of the OFFITBANK Holdings board may have assigned differing weights to different factors.

               THE OFFITBANK HOLDINGS BOARD BELIEVES THAT THE MERGER IS IN THE BEST INTERESTS OF OFFITBANK HOLDINGS AND ITS SHAREHOLDERS. IT UNANIMOUSLY APPROVED THE MERGER AND RECOMMENDS THAT YOU VOTE "FOR" THE MERGER AND, SINCE THE TERMINATION OF THE SHAREHOLDERS' AGREEMENT IS A CONDITION TO THE COMPLETION OF THE MERGER, RECOMMENDS THAT YOU CONSENT TO THE TERMINATION OF THE SHAREHOLDERS' AGREEMENT. THE OFFITBANK HOLDINGS BOARD BELIEVES THAT THE MERGER WILL ENABLE YOU TO REALIZE SIGNIFICANT VALUE ON A TAX-FREE BASIS AND ALSO WILL ENABLE YOU TO ACQUIRE A MORE LIQUID STOCK IN A FINANCIALLY STRONG ORGANIZATION.

OPINION OF OFFITBANK HOLDINGS' FINANCIAL ADVISOR

               Merrill Lynch acted as financial advisor to OFFITBANK Holdings in connection with the merger. At the meeting of the OFFITBANK Holdings board held on May 12, 1999, Merrill Lynch rendered its preliminary, oral opinion to the OFFITBANK Holdings board to the effect that, as of such date, and based upon the assumptions made, matters considered and limits of review set forth in Merrill Lynch's written opinion, the exchange ratio was fair, from a financial point of view, to the holders of OFFITBANK Holdings common stock. Merrill Lynch subsequently confirmed its preliminary, oral opinion by delivery of its written opinion dated May 13, 1999. Merrill Lynch has not been requested to, and does not expect to, update its opinion prior to the closing of the merger. The full text of Merrill Lynch's May 13, 1999 opinion is included in Appendix D to this document and is incorporated herein by reference. The description of the Merrill Lynch opinion outlined below is qualified in its entirety by reference to the full text of the Merrill Lynch opinion. OFFITBANK Holdings shareholders are urged to read the Merrill Lynch opinion in its entirety.

               THE MERRILL LYNCH OPINION IS ADDRESSED TO THE OFFITBANK HOLDINGS BOARD AND ADDRESSES ONLY THE FAIRNESS OF THE EXCHANGE RATIO FROM A FINANCIAL POINT OF VIEW TO THE HOLDERS OF OFFITBANK HOLDINGS COMMON STOCK. IT DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION BY THE OFFITBANK HOLDINGS BOARD TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY OFFITBANK HOLDINGS SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE OFFITBANK HOLDINGS SPECIAL MEETING. THE PROPOSED CONSIDERATION TO BE RECEIVED BY THE OFFITBANK HOLDINGS SHAREHOLDERS PURSUANT TO THE MERGER WAS DETERMINED ON THE BASIS OF NEGOTIATIONS AMONG OFFITBANK HOLDINGS AND WACHOVIA AND WAS APPROVED BY THE OFFITBANK HOLDINGS BOARD.

               Merrill Lynch is an internationally recognized investment banking firm and, as part of its investment banking business, is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, distributions of securities and similar activities. Merrill Lynch was retained by the OFFITBANK Holdings board on the basis of its qualifications, reputation and experience and its familiarity with OFFITBANK Holdings and its businesses.

               The Merrill Lynch opinion necessarily was based upon market, economic and other conditions as they existed and could be evaluated on, and the information made available to Merrill Lynch as of, the date of the Merrill Lynch opinion. In connection with the preparation of the Merrill Lynch opinion, Merrill Lynch was not asked by OFFITBANK Holdings or the OFFITBANK Holdings board to solicit, nor did it solicit, third-party indications of interest for the acquisition of all or any part of OFFITBANK Holdings. Merrill Lynch assumed that, in the course of obtaining the necessary regulatory or other consents or approvals, contractual or otherwise, for the merger, no restrictions, including any divestiture requirements or amendments or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the merger.

               In arriving at its opinion, Merrill Lynch, among other things:

               (1) reviewed certain business and historical financial information relating to OFFITBANK Holdings provided to Merrill Lynch by OFFITBANK Holdings' management and certain publicly available business and financial information relating to Wachovia that Merrill Lynch deemed to be relevant;

               (2) reviewed certain information, including financial forecasts, relating to the respective businesses, earnings, assets, liabilities and prospects of OFFITBANK Holdings and Wachovia, furnished to Merrill Lynch by senior management of OFFITBANK Holdings and Wachovia, as well as the amount and timing of the cost savings, revenue enhancements and related expenses expected to result from the merger furnished to Merrill Lynch by senior management of OFFITBANK Holdings and Wachovia;

               (3) conducted discussions with members of senior management and representatives of OFFITBANK Holdings and Wachovia concerning the matters described in clauses 1 and 2 above, as well as their respective businesses and prospects before and after giving effect to the merger; and the expected cost savings, revenue enhancements and related expenses expected to result from the merger;

               (4) reviewed the market prices and valuation multiples for certain publicly traded companies comparable to OFFITBANK Holdings that Merrill Lynch deemed to be relevant;

               (5) reviewed the market prices and valuation multiples for the Wachovia common stock and compared them with those of certain publicly traded companies that Merrill Lynch deemed to be relevant;

               (6) compared the proposed financial terms of the merger with the financial terms of certain other transactions that Merrill Lynch deemed to be relevant;

               (7) participated in certain discussions and negotiations among representatives of OFFITBANK Holdings and Wachovia and their financial and legal advisors;

               (8) reviewed the potential pro forma impact of the merger and the expected cost savings, revenue enhancement and related expenses expected to result from the merger;

               (9) reviewed the merger agreement and all related documents and instruments; and

               (10) reviewed such other financial studies and analyses and took into account such other matters as Merrill Lynch deemed necessary, including Merrill Lynch's assessment of general economic, market and monetary conditions.

               In preparing its opinion, Merrill Lynch assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to Merrill Lynch, discussed with, or reviewed by, or for Merrill Lynch, or publicly available. In addition, Merrill Lynch did not assume any responsibility for independently verifying this information or undertake an independent evaluation or appraisal of the assets or liabilities of OFFITBANK Holdings or Wachovia nor has Merrill Lynch been furnished any such evaluation or appraisal. Merrill Lynch is not an expert in the evaluation of allowances for loan losses, and neither made an independent evaluation of the adequacy of the allowances for loan losses of Wachovia, nor reviewed any individual credit files of Wachovia or been requested to conduct such a review, and, as a result, Merrill Lynch has assumed that the aggregate allowances for loan losses for Wachovia are adequate to cover those losses and will be adequate on a pro forma basis for the combined company. In addition, Merrill Lynch did not assume any obligation to conduct, nor did Merrill Lynch conduct, any physical inspection of the properties or facilities of OFFITBANK Holdings or Wachovia. Merrill Lynch assumed that the financial and operating forecast information furnished to or discussed with Merrill Lynch by OFFITBANK Holdings or Wachovia, including the cost savings, revenue enhancements and related expenses expected to result from the merger, had been reasonably prepared. Merrill Lynch also assumed that this information reflects the best currently available estimates and judgments of the senior management of each of OFFITBANK Holdings and Wachovia as to the future financial and operating performance of OFFITBANK Holdings, Wachovia or the combined company, as the case may be. Merrill Lynch's opinion is necessarily based upon market, economic and other conditions as in effect on, and on the information made available to Merrill Lynch as of, the date of its opinion.

               For the purposes of rendering its opinion, Merrill Lynch assumed that, in all respects material to its analysis:

               (1) the merger will be completed substantially in accordance with the terms outlined in the merger agreement;

               (2) the representations and warranties of each party in the merger agreement and in all related documents and instruments referred to in the merger agreement are true and correct;

               (3) each party to the merger agreement and all related documents will perform all of the covenants and agreements required to be performed by that party under these documents;

               (4) all conditions to the completion of the merger will be satisfied without any waivers; and

               (5) in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the merger, no restrictions, including any divestiture requirements or amendment or modifications, will be imposed that materially will affect the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

               Merrill Lynch further assumed that the merger will be accounted for as a purchase under GAAP, and that the merger will qualify as a tax-free reorganization for U.S. federal income tax purposes. Merrill Lynch's opinion is not an expression of an opinion as to the prices at which shares of Wachovia common stock will trade following the announcement of the merger or the actual value of the shares of common stock of the combined company when issued pursuant to the merger, or the prices at which the shares of common stock of the combined company will trade following the consummation of the merger.

               In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Merrill Lynch, OFFITBANK Holdings and Wachovia. Any estimates contained in the analyses performed by Merrill Lynch are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which those businesses or securities might actually be sold. Accordingly, such analyses and estimates are inherently subject to substantial uncertainty. In addition, the Merrill Lynch opinion was one among several factors taken into consideration by OFFITBANK Holdings' board in making its determination to approve the merger agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the OFFITBANK Holdings board or OFFITBANK Holdings' management with respect to the fairness of the exchange ratio.

               The following is a summary of the material financial analyses presented by Merrill Lynch to the OFFITBANK Holdings board on May 12, 1999 in connection with the rendering of its oral opinion on that date. The financial analyses summarized below include information presented in tabular format. The tables must be read together with the text of each summary in order to understand fully Merrill Lynch's financial analyses. The tables alone do not constitute a complete description of the financial analyses. You should consider the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, with the tabular data below in order to avoid obtaining a misleading or incomplete view of Merrill Lynch's financial analyses.

               Calculation of Implied Value of Exchange Ratio. Merrill Lynch reviewed the terms of the merger. They noted that the exchange ratio was intended to result in an implied value of $200 million for OFFITBANK Holdings based upon the average closing price of Wachovia common stock for the five trading days ending on the last trading day prior to the signing of a definitive agreement. May 11, 1999 was the last trading day prior to the presentation by Merrill Lynch to the OFFITBANK Holdings board. Based upon the five day average of Wachovia common stock of $89.9625 as of that date, the exchange ratio used by Merrill Lynch for purposes of this analysis was 0.2292. After giving effect to the merger, based on the 0.2292 exchange ratio, OFFITBANK Holdings shareholders would have had an ownership interest of approximately 1.09% in the pro forma combined company. Based on the exchange ratio of 0.2284, after giving effect to the merger, OFFITBANK Holdings shareholders will have an ownership interest of approximately 1.08% in the pro forma combined company.

               Selected Comparable Trust Banks Analysis--OFFITBANK Holdings. Merrill Lynch compared certain financial data relating to OFFITBANK Holdings to corresponding financial data for two publicly traded trust banks: Northern Trust Corporation and U.S. Trust Corporation. These selected trust banks were chosen because they are publicly traded companies with operations that, for purposes of this analysis, may be considered reasonably similar to the operations of OFFITBANK Holdings.

               For each of the selected trust banks, Merrill Lynch calculated the following financial data:

                  -        market value of equity;

                  - market price per share of common stock to estimated 1999 earnings, the 1999 estimated P/E multiple;

                  - market price per share of common stock to estimated 2000 earnings, the 2000 estimated P/E multiple;

                  - market value of equity to shareholders' equity (stated book value); and

                  - market value of equity to tangible shareholders' equity (stated tangible book value).

               For purposes of calculating the selected trust banks' 1999 and 2000 P/E multiples, Merrill Lynch utilized the closing price per share of their common stock on May 11, 1999 and their estimated 1999 and 2000 calendar years EPS, based on Merrill Lynch research estimates as of May 11, 1999.

               The following table lists information concerning the appropriate range of trading multiples of the selected financial data extracted by Merrill Lynch for the selected trust banks discussed above:

                                                                                                             MEDIAN MULTIPLE
OFFITBANK HOLDINGS SELECTED COMPARABLE TRUST BANKS
Estimated 1999 P/E Multiple...........................................................................            25.83x
Estimated 2000 P/E Multiple...........................................................................            22.77x
Price to  Stated Book Value...........................................................................             5.82x
Price to Tangible Book Value..........................................................................             6.86x


               Merrill Lynch calculated implied equity values of OFFITBANK Holdings by applying the above selected trust banks' range of trading multiples to OFFITBANK Holdings':

                  -        estimated 1999 net income;

                  -        estimated 2000 net income;

                  -        stated book value; and

                  -        tangible book value.

               This analysis was based on base case and upside case projections for fiscal years 1999 and 2000 prepared by the management of OFFITBANK Holdings. Projected annualized revenue increased annually at 12.5% in the base case and 15% in the upside case.

               The following table presents the ranges of implied equity values of OFFITBANK Holdings implied by applying the selected trust banks' trading multiples as compared with the merger consideration valued at $200 million:

                                                                                                    IMPLIED EQUITY VALUE
                                                                                                      OFFITBANK HOLDINGS
                                                                                                  ---------------------------
                                                                                                  BASE CASE       UPSIDE CASE
                                                                                                  ---------       -----------
                                                                                                       ($ IN MILLIONS)
OFFITBANK HOLDINGS SELECTED COMPARABLE TRUST BANKS ANALYSIS
Estimated 1999 P/E Multiple.............................................................           $ 162            $ 167
Estimated 2000 P/E Multiple.............................................................           $ 177            $ 190
Price to  Stated Book Value.............................................................           $ 165            $ 165
Price to Tangible Book Value............................................................           $ 195            $ 195
Merger Consideration ...................................................................                    $200



               Selected Comparable Asset Managers Analysis--OFFITBANK Holdings. Merrill Lynch compared certain financial data relating to OFFITBANK Holdings to corresponding financial data for ten publicly traded asset managers: Franklin Resources Inc., Amvescap PLC, T. Rowe Price Associates, Inc., Waddell & Reed Financial Inc., Federated Investors Inc., United Asset Management Corp., The John Nuveen Company, Eaton Vance Corp., Affiliated Managers Group Inc. and Gabelli Asset Management Inc. These selected asset managers were chosen because they are publicly traded companies with operations that, for purposes of this analysis, may be considered reasonably similar to the operations of OFFITBANK Holdings.

               For each of these selected asset managers, Merrill Lynch calculated the following financial data:

                  -        enterprise value to assets under management, or AUM;

                  - enterprise value to latest twelve months, or LTM, earnings before interest, taxes, depreciation and amortization, or EBITDA;

                  -        estimated 1999 P/E multiple; and

                  -        estimated 2000 P/E multiple.

               For purposes of this analysis, enterprise value was approximated by market value of common stock, plus liquidation or book value of preferred stock, long term debt and minority interests, less book value of cash and equivalents, and other investments. For purposes of calculating the 1999 and 2000 P/E multiples of the selected asset managers, Merrill Lynch utilized the closing price per share of their common stock on May 11, 1999 and their estimated 1999 and 2000 calendar years EPS, based on Merrill Lynch research estimates and IBES research estimates as of May 11, 1999.

               The following table lists information concerning the appropriate selected trading data extracted by Merrill Lynch for the selected asset managers discussed above:


                                                                                                       MEDIAN
                                                                                                     STATISTICS
OFFITBANK HOLDINGS COMPARABLE ASSET MANAGERS ANALYSIS
Enterprise Value to AUM......................................................................           2.63%
Enterprise Value to estimated 1999 EBITDA ...................................................           9.10x
Estimated 1999 P/E Multiple..................................................................          18.80x
Estimated 2000 P/E Multiple..................................................................          15.00x


               Merrill Lynch calculated implied equity values of OFFITBANK Holdings by applying the above selected asset managers' median trading statistics to OFFITBANK Holdings':

                  -        enterprise value to AUM;

                  -        enterprise value to estimated 1999 EBITDA;

                  -        estimated 1999 P/E multiple; and

                  -        estimated 2000 P/E multiple.

               This analysis was based on base case and upside case projections for fiscal years 1999 through 2004.

               The following table presents the ranges of implied equity values of OFFITBANK Holdings implied by applying the selected asset managers' trading statistics as compared with the merger consideration valued at $200 million:

                                                                                        IMPLIED EQUITY VALUE
                                                                                          OFFITBANK HOLDINGS
                                                                                       -------------------------
                                                                                       BASE CASE     UPSIDE CASE
                                                                                       ---------     -----------
                                                                                           ($ IN MILLIONS)
OFFITBANK HOLDINGS SELECTED COMPARABLE ASSET MANAGERS ANALYSIS
Enterprise Value to AUM............................................................     $  283         $  283
Enterprise Value to estimated 1999 EBITDA .........................................     $  110         $  112
Estimated 1999 P/E Multiple........................................................     $  118         $  122
Estimated 2000 P/E Multiple........................................................     $  116         $  125
Merger Consideration...............................................................           $  200


               Selected Acquisitions Transaction Analysis--OFFITBANK Holdings. Merrill Lynch analyzed information relating to selected transactions comprised of 43 acquisitions in the asset management industry since February 1996. For each of these selected transactions, Merrill Lynch calculated the following financial data:

                  -        enterprise value to AUM;

                  -        enterprise value to LTM revenues;

                  -        enterprise value to LTM EBITDA; and

                  -        estimated equity value to LTM net income.

               For purposes of calculating the above multiples, Merrill Lynch used the financial data of the acquired businesses for the latest twelve-month periods preceding the acquisition announcements and compared such multiples with corresponding multiples for the merger. In the opinion of Merrill Lynch, there were no comparable trust bank acquisitions. Accordingly, Merrill Lynch did not analyze any such transactions.


               The following table sets forth information concerning the appropriate range of selected financial data extracted by Merrill Lynch for the selected asset management transactions and OFFITBANK Holdings discussed above:


OFFITBANK HOLDINGS SELECTED ASSET                                                              OFFITBANK HOLDINGS
MANAGEMENT TRANSACTIONS                                                        SELECTED ACQUISITION TRANSACTION MEDIAN STATISTICS
                                                                               --------------------------------------------------
Enterprise Value to AUM........................................                                        2.5%
Enterprise Value to LTM Revenues...............................                                        4.9x
Enterprise Value to LTM EBITDA.................................                                       10.4x
Estimated Equity Value to LTM Net Income.......................                                       18.0x


               Merrill Lynch calculated implied equity values of OFFITBANK Holdings by applying the above selected transactions multiples to OFFITBANK Holdings' AUM, LTM revenues, LTM EBITDA and LTM net income.

               The following table presents the ranges of implied equity values of OFFITBANK Holdings implied by applying the selected asset management trading multiples as compared with the merger consideration valued at $200 million:

                                                                                                               IMPLIED EQUITY VALUE
                                                                                                               OF OFFITBANK HOLDINGS
                                                                                                               ---------------------
                                                                                                                  ($ IN MILLIONS)
OFFITBANK HOLDINGS SELECTED ASSET MANAGEMENT
TRANSACTIONS ANALYSIS
Enterprise Value to AUM....................................................................                       $  269.1
Enterprise Value to LTM Revenues...........................................................                       $  204.1
Enterprise Value to LTM EBITDA.............................................................                       $   97.2
Estimated Equity Value to LTM Net Income...................................................                       $   86.2


               Discounted Cash Flow Analysis--OFFITBANK Holdings. Merrill Lynch performed a discounted cash flow analysis of the projected after-tax unlevered free cash flows of OFFITBANK Holdings for both the base case and the upside case. After-tax unlevered free cash flow means operating cash flow including amortization and depreciation. This analysis was based on projections for calendar years 1999 through 2004 prepared by the management of OFFITBANK Holdings.

               Merrill Lynch calculated implied equity values of OFFITBANK Holdings common stock by utilizing discount rates ranging from 13.0% to 15.0% and estimated terminal values based on perpetuity growth rates of from 5.0% to 7.0%. Merrill Lynch arrived at these discount rates based on its judgment of the cost of capital of selected comparable trust banks and selected asset managers, and arrived at these terminal values based on the current and historic projected net income multiples of the comparable trust banks and selected asset managers and factoring in the expected growth prospects of OFFITBANK Holdings at the end of calendar year 2004. The projections prepared by management of OFFITBANK Holdings were estimates only and inherently subject to known and unknown risks, uncertainties, and other factors, many of which are outside OFFITBANK Holdings' control, which may cause the actual results to differ significantly from those set forth in the projections.

               The following table presents the ranges of implied equity values per share of OFFITBANK Holdings implied by this analysis as compared with the merger consideration valued at $200 million:

                                                                                IMPLIED EQUITY VALUE
                                                                                OF OFFITBANK HOLDINGS
                                                                             ---------------------------
                                                                                   ($ IN MILLIONS)
                                                                              LOW                 HIGH
                                                                             -------             -------
OFFITBANK HOLDINGS DISCOUNTED CASH FLOW ANALYSIS
Base Case................................................................    $141.48             $208.16
Upside Case..............................................................    $165.44             $245.19
Merger Consideration.....................................................              $200.00

               Selected Comparable Companies Analysis--Wachovia. Merrill Lynch compared certain financial data relating to Wachovia from public sources to corresponding financial data from public sources for eight publicly traded banks with a market capitalization of between $10 billion and $30 billion: BB&T Corporation, Comerica Incorporated, Fleet Financial Group, KeyCorp, National City Corporation, PNC Bank Corp., SunTrust Banks, U.S. Bancorp. These Wachovia selected banks were chosen because they are publicly traded companies with operations and other characteristics that, for purposes of this analysis, may be considered reasonably similar to the operations of Wachovia.


               For each of the Wachovia selected banks, Merrill Lynch calculated the following financial data:

                  -        estimated 1999 P/E Multiple;

                  -        estimated 2000 P/E Multiple;

                  -        First Call projected five-year EPS growth rate;

                  - estimated 1999 P/E multiple to First Call projected five-year growth rate, or PEG Ratio;

                  -        market value of equity to stated book value;

                  -        market value of equity to stated tangible book value;

                  -        LTM return on average assets, or ROAA;

                  -        LTM return on average equity, or ROAE; and

                  -        tangible equity to tangible assets.

               For purposes of calculating the 1999 and 2000 P/E multiples of the Wachovia selected banks, Merrill Lynch utilized the closing price per share of their common stock on May 11, 1999 and their calendar years estimated 1999 and 2000 EPS, based on publicly available First Call estimates as of May 11, 1999. Nothing contained in this "Opinion of OFFITBANK Holdings' Financial Advisor" section should be construed as an acknowledgment of the accuracy or validity of such estimates by Wachovia.

               The following table lists information concerning the appropriate range of trading multiples of the selected financial data extracted by Merrill Lynch exclusively from public sources for both the Wachovia selected banks discussed above and Wachovia:


                                                     FIRST
                                                      CALL
                             PRICE/      PRICE/    PROJECTED                         PRICE/
                           1999 FIRST  2000 FIRST  FIVE-YEAR                        STATED
                              CALL        CALL        EPS                PRICE/    TANGIBLE                         TANGIBLE
                            ESTIMATED  ESTIMATED     GROWTH    PEG    STATED BOOK    BOOK       LTM       LTM       EQUITY/
                               EPS        EPS         RATE    RATIO      VALUE       VALUE      ROAA      ROAE       ASSETS
                           ----------  ----------  ---------  -----   -----------  --------    ------    ------     --------
Comparable Selected
Banks Mean Statistics....    16.12x      14.54x      11.13%    1.45%       3.39x       4.30x     1.54%     18.86%       6.52%

Wachovia.................    18.08x      16.32x      11.00%    1.64%       3.36x       3.80x     1.43%     17.67%       7.43%

Premium/ (Discount) to
mean.....................    12.16%      12.21%     (1.12)%   13.69%     (0.76)%    (11.58)%   (7.36)%    (6.30)%    (13.88)%


               The information above summarizes the material analyses performed by Merrill Lynch in connection with its opinion. This summary does not purport to be a complete description of the analyses performed by Merrill Lynch in connection with the rendering of its fairness opinion. The preparation of a fairness opinion is a complex process and is not susceptible to partial analysis or summary description. Merrill Lynch believes that its analyses and the summary outlined above must be considered as a whole. Merrill Lynch further believes that selecting or emphasizing portions of its analyses, including those presented in tabular format, without considering all analyses, or selecting part or emphasizing or all of the above summary, without considering all factors and analyses, would create an incomplete view of the process underlying Merrill Lynch's opinion.

               In addition, Merrill Lynch considered the results of every portion of its analysis and did not assign relative weights to any portion of its analysis, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be Merrill Lynch's view of the actual value of OFFITBANK Holdings or Wachovia, which may be significantly more or less favorable than as set forth herein.


               In performing its analyses, Merrill Lynch made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of OFFITBANK Holdings or Wachovia. The analysis performed by Merrill Lynch is not necessarily indicative of actual values, trading values or actual future results that might be achieved, all of which may be significantly more or less favorable than suggested by such analysis. No comparable company identified above is identical to OFFITBANK Holdings or Wachovia, as the case may be, and none of the selected acquisition transactions or other business combinations utilized as a comparison is identical to the transactions contemplated by the merger agreement. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations is not mathematical; rather, such analysis involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies or the company, or transaction, and other factors that could affect the public trading values of such comparable companies or company to which they are being compared.

               In connection with its analyses, Merrill Lynch utilized estimates and forecasts of future operating results of OFFITBANK Holdings and Wachovia. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by such analyses. Because such analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of OFFITBANK Holdings and Wachovia, none of Merrill Lynch, OFFITBANK Holdings or Wachovia assumes responsibility if future results or actual values are materially different from these forecasts or assumptions.

               Merrill Lynch's analyses were prepared solely as part of its analysis of the fairness of the consideration to be received in the merger by the shareholders of OFFITBANK Holdings, other than Wachovia and its affiliates, from a financial point of view, and were provided to the OFFITBANK Holdings board in connection with the delivery of Merrill Lynch's opinion. Merrill Lynch's analysis is not an appraisal and is not intended to reflect the prices at which a company might actually be sold or the prices at which any securities may be traded in the future.

               In addition, as described above, Merrill Lynch's opinion was one of many factors taken into consideration by the OFFITBANK Holdings board in making its determination to approve the merger. Consequently, the analysis described above should not be viewed as determinative of the opinion of either the OFFITBANK Holdings board or management of OFFITBANK Holdings with respect to the value of Wachovia or a combination of Wachovia with OFFITBANK Holdings or whether either the OFFITBANK Holdings board or management of OFFITBANK Holdings would have been willing to agree to different merger consideration.

               Fee Arrangement. Merrill Lynch acted as financial advisor to OFFITBANK Holdings in connection with the merger. Pursuant to a letter agreement, dated April 21, 1999, between OFFITBANK Holdings and Merrill Lynch, OFFITBANK Holdings has agreed to pay Merrill Lynch a fee of $350,000 upon the execution of the merger agreement and, subject to closing of this transaction, total fees for its services of $1.8 million. In addition, OFFITBANK Holdings has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses incurred in connection with rendering financial advisory services, including fees and disbursements of its legal counsel. OFFITBANK Holdings has agreed to indemnify Merrill Lynch and its directors, officers, agents, employees and controlling persons for certain costs, expenses, losses, claims, damages and liabilities related to or arising out of its rendering of services under its engagement as financial advisor.

EFFECTIVE TIME OF THE MERGER

               The merger will be consummated if it is approved by OFFITBANK Holdings shareholders, and, unless waived, Wachovia and OFFITBANK Holdings obtain all required consents and approvals and satisfy the other conditions to the obligations of the parties to consummate the merger. The merger will become effective on the date and at the time that a certificate of merger reflecting the merger is filed with the Secretary of State of Delaware and articles of merger reflecting the merger are filed with the Secretary of State of North Carolina, or a later date or time that is indicated in the certificate and articles. Wachovia and OFFITBANK Holdings have generally agreed to cause the effective date to occur:

                  - on the fifth business day after the last of the conditions to the completion of the merger have been satisfied or waived; or

                  - if Wachovia elects, on the last business day of the month in which such day occurs, or if such day occurs on one of the last five business days of such month, on the last business day of the next month; or

                  - any other date to which Wachovia and OFFITBANK Holdings agree in writing.

               Wachovia and OFFITBANK Holdings each has the right, acting unilaterally, to terminate the merger agreement if the merger is not completed by December 31, 1999. See "The Merger -- Amendment, Waiver and Termination" for further information.

DISTRIBUTION OF WACHOVIA CERTIFICATES

               Within three business days of the effective date, Wachovia will send transmittal materials to you for use in exchanging certificates representing shares of OFFITBANK Holdings common stock for shares of Wachovia common stock. YOU SHOULD NOT SURRENDER YOUR CERTIFICATES FOR EXCHANGE UNTIL YOU RECEIVE THE LETTER OF TRANSMITTAL AND INSTRUCTIONS. Wachovia will deliver certificates for Wachovia common stock and/or a check for any fractional share interests or dividends or distributions once it receives your OFFITBANK Holdings common stock certificates. No party will be liable to any former OFFITBANK Holdings shareholder for any amount properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

               Wachovia is not required to pay any dividends or other distributions on Wachovia common stock with a record date occurring after the effective time to any holder who has not exchanged certificates for Wachovia common stock. Holders of unexchanged certificates will not be eligible to vote until those certificates are exchanged for Wachovia common stock certificates. All paid dividends and other distributions and a check for any amount representing fractional shares will be delivered to each shareholder who has exchanged certificates, in each case without interest.

               There will be no transfers of shares of OFFITBANK Holdings common stock on OFFITBANK Holdings stock transfer books after the effective time. OFFITBANK Holdings common stock certificates presented for transfer after the effective time will be canceled and exchanged for Wachovia common stock certificates and a check for any amount to be paid for fractional shares.

FRACTIONAL SHARES

               Wachovia will not issue any fractional shares of Wachovia common stock. Instead, you will receive cash without interest for any fractional share of Wachovia common stock you would be entitled to. The amount of cash received will be determined by multiplying that fraction by the closing price of Wachovia common stock reported by the NYSE Composite Transactions Reporting System on the trading day immediately preceding the effective date. You will not be entitled to dividends, voting rights or any other shareholder rights with respect to any fractional shares.

FEDERAL INCOME TAX CONSEQUENCES

               The following section describes the material U.S. federal income tax consequences of the merger to holders who hold shares of OFFITBANK Holdings common stock as capital assets and is the opinion of Sullivan & Cromwell, special counsel to Wachovia, and Schulte Roth & Zabel LLP, special counsel to OFFITBANK Holdings. This section does not address state, local or foreign tax consequences of the merger.

               This section is based on the federal tax laws that are currently in effect. These laws are subject to change at any time, possibly with retroactive effect. This is not a complete description of all of the consequences of the merger in your particular circumstances. We do not address the U.S. federal income tax considerations applicable to certain classes of shareholders, including:

               -      financial institutions;

               -      insurance companies;

               -      tax-exempt organizations;

               -      dealers in securities or currencies;

               -      traders in securities that elect to mark to market;

               - persons who hold OFFITBANK Holdings common stock as part of a straddle or conversion transaction;

               - persons who are not for United States federal income tax purposes:

                      -      a citizen or resident of the United States;

                      -      a domestic corporation;

                      -      a domestic partnership;

                      - an estate whose income is subject to United States federal income tax regardless of its source; or

                      - a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust;

               - persons who acquired or acquire shares of OFFITBANK Holdings common stock pursuant to the exercise of employee stock options or otherwise as compensation; and

               - persons who do not hold their shares of OFFITBANK Holdings common stock as a capital asset.

               In connection with the filing of this document, Wachovia will receive an opinion of its special counsel, Sullivan & Cromwell, and OFFITBANK Holdings will receive an opinion of its special counsel, Schulte Roth & Zabel LLP. Each opinion will state that:

               - the merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the U.S. tax code;

               - each of OFFITBANK Holdings and Wachovia will be a party to the reorganization within the meaning of Section 368(b) of the U.S. tax code; and

               - no gain or loss will be recognized by OFFITBANK Holdings shareholders who receive shares of Wachovia common stock in exchange for shares of OFFITBANK Holdings common stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests.

These opinions will be dated as of the date of this document and as of the effective date. They will be based upon facts, representations and assumptions outlined in each of these opinions. Counsel will require and rely upon representations contained in letters to be received from OFFITBANK Holdings, Wachovia and others in rendering their opinions. Neither of these tax opinions are binding on the Internal Revenue Service. Neither Wachovia nor OFFITBANK Holdings has requested or will request any ruling from the Internal Revenue Service as to the U.S. federal income tax consequences of the merger.

               OFFITBANK Holdings shareholders who exchange all of their shares of OFFITBANK Holdings common stock for shares of Wachovia common stock pursuant to the merger will be subject to the following material U.S. federal income tax consequences:

               - no gain or loss will be recognized by an OFFITBANK Holdings shareholder, except with respect to an OFFITBANK Holdings shareholder who receives cash in lieu of a fractional share of Wachovia common stock;

               - the aggregate adjusted tax basis of shares of Wachovia common stock received by an OFFITBANK Holdings shareholder will be the same as the aggregate adjusted tax basis of the shares of OFFITBANK Holdings common stock exchanged therefor, reduced by any amount allocable to a fractional share interest for which cash is received; and

               - the holding period of shares of Wachovia common stock received by an OFFITBANK Holdings shareholder, including any fractional share deemed issued and then redeemed for cash, will include the holding period of the OFFITBANK Holdings common stock exchanged therefor.

               Cash received by an OFFITBANK Holdings shareholder in lieu of a fractional share of Wachovia common stock will be treated as received in redemption of the fractional share interest. An OFFITBANK Holdings shareholder would generally recognize capital gain or loss for U.S. federal income tax purposes equal to the difference between the amount of cash received and the shareholder's adjusted tax basis in the OFFITBANK Holdings common stock exchange therefor. This capital gain or loss would be long-term capital gain or loss if the OFFITBANK Holdings shareholder's holding period in the shares of OFFITBANK Holdings common stock allocable to the fractional share interest is more than one year. Long-term capital gain of a non-corporate person is generally subject to a maximum federal tax rate of 20%. The deductibility of capital losses is subject to limitations for both individuals and corporations.

               CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON YOUR PARTICULAR CIRCUMSTANCES. YOU SHOULD THEREFORE CONSULT YOUR OWN TAX ADVISER AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER,

INCLUDING THE APPLICATION AND EFFECT OF U.S. FEDERAL, STATE AND LOCAL, FOREIGN AND OTHER TAX LAWS IN YOUR PARTICULAR CIRCUMSTANCES.

MANAGEMENT AND OPERATIONS AFTER THE MERGER

               Wachovia will be the surviving corporation resulting from the merger. It will continue to be governed by the laws of the State of North Carolina and will operate in accordance with its articles of incorporation and by-laws as in effect immediately prior to the effective time.

               The directors and officers of Wachovia before the merger will continue to be the directors and officers of Wachovia after the merger, until such time as their successors are elected. In addition, Morris W. Offit, Chairman and Chief Executive Officer of OFFITBANK Holdings and OFFITBANK, has been invited to join the Wachovia board upon completion of the merger.

POST-MERGER COMPENSATION AND BENEFITS

               Under the merger agreement, Wachovia has agreed to provide employees of OFFITBANK Holdings and its subsidiaries with employee benefits during the period commencing on the effective time and ending on December 31, 1999. These benefits will be substantially comparable in the aggregate to those provided to these employees by OFFITBANK Holdings prior to the merger, excluding plans providing for the issuance of the securities of OFFITBANK Holdings. In addition, the merger agreement provides that these employees generally will receive credit for their service rendered with OFFITBANK Holdings or any of its subsidiaries or predecessors before the effective time, to the extent OFFITBANK Holdings credited such service. This credit will count for purposes of determining vesting and eligibility to participate, but not for the purpose of benefit accrual, under Wachovia's employee benefit plans. The merger agreement provides that Wachovia may modify or terminate any employee benefit plan after the effective date; provided that no changes may be made to OFFITBANK Holdings' employee welfare benefit plans prior to the later of January 1, 2000 or the end of each plan's plan year.

TREATMENT OF OUTSTANDING OPTIONS AND STOCK PURCHASE RIGHTS

               At the effective time, each outstanding OFFITBANK Holdings stock option issued under the OFFITBANK Holdings 1993 Stock Option Plan will be converted into a replacement option. A replacement option allows its holder to acquire a number of Wachovia shares of common stock equal to the number of OFFITBANK Holdings shares of common stock subject to the OFFITBANK Holdings stock option multiplied by the exchange ratio. The exercise price per share will be equal to (1) the aggregate exercise price for the shares of OFFITBANK Holdings common stock which were purchasable pursuant to the OFFITBANK Holdings stock option divided by (2) the number of full shares of Wachovia common stock subject to the replacement option. In addition, each OFFITBANK Holdings stock option which is intended to be an "incentive stock option" will be adjusted in accordance with the requirements of Section 424 of the U.S. tax code. The terms and conditions for the purchase of such options are otherwise identical to those applicable under the OFFITBANK Holdings plan.

RETENTION PROGRAM

               The merger agreement provides for a retention program to be established by Wachovia. It will consist of approximately $3.5 million in restricted stock units in respect of Wachovia common stock which will be awarded to designated employees of OFFITBANK Holdings in the amounts determined by Wachovia. Awards made under the retention program will be governed by the terms of Wachovia's stock plan. The restricted stock units vest and become payable in the form of Wachovia common stock at the end of the three-year period following the effective time.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

               Certain members of OFFITBANK Holdings' management and the OFFITBANK Holdings board have interests in the merger in addition to their interests as OFFITBANK Holdings shareholders. The OFFITBANK Holdings board was aware of these interests and considered them in approving the merger agreement.

               Employment Agreement. Morris W. Offit entered into an employment agreement with Wachovia in order to induce Wachovia to enter into the merger agreement. The employment agreement will become effective on the effective date of the merger and will continue to be in effect until December 31, 2001, unless terminated earlier by either party. It provides that Mr. Offit will render services in a senior management or executive capacity with Wachovia that will be consistent with his background and training.

               If Mr. Offit's employment is terminated during the term of the agreement by Wachovia other than for "cause" or by Mr. Offit for certain specified reasons, he will be entitled to receive cash compensation and certain benefits from the date of the termination through its third anniversary or the date on which Mr. Offit attains age 72, if earlier. The cash compensation is payable monthly during this compensation period and is equal to 1/12th of the sum of (1) the highest annual rate of salary for the 12 months prior to the termination, (2) the average of any annual amounts awarded to Mr. Offit under an OFFITBANK Holdings or Wachovia annual bonus plan for the three fiscal years preceding the year of such termination and (3) the average of the annual contributions made under the tax-qualified defined contribution retirement plan applicable to Mr. Offit for the three calendar years preceding the year of the termination. During the compensation period, Mr. Offit will continue to be provided with health and group-term life benefits. However, Wachovia's obligation to provide these benefits will terminate if Mr. Offit becomes eligible to participate in the health and welfare benefit plans of another employer. Immediately upon the termination of Mr. Offit's employment, any options he may have to acquire shares of Wachovia common stock would become fully vested and exercisable and certain restricted stock awards would be deemed to be earned in full. In addition, upon a change in control of Wachovia (as defined in the employment agreement) during the term of the employment agreement, Mr. Offit will be entitled to receive the compensation described above during the compensation period in the event that Mr. Offit voluntarily terminates his employment within three years following the change in control. The employment agreement provides for a gross-up payment to be made to Mr. Offit, if necessary, to eliminate the effects of any excise tax levied under
Section 4999 of the U.S. tax code on the payments made thereunder and the income and excise taxes levied on the gross-up payment.

               The employment agreement contains covenants which restrict Mr. Offit from engaging in competitive employment and requires him to provide consulting services to Wachovia during his compensation period. The covenant not to compete limits Mr. Offit's employment opportunities in the securities industry if his employment is terminated under circumstances that trigger the application of the covenant.

               Invitation To Join Wachovia Board. Mr. Offit has been invited to join the Wachovia board upon completion of the merger.

               Indemnification. The merger agreement provides that for a period of six years after the merger, Wachovia will indemnify the present directors and officers of OFFITBANK Holdings against liabilities incurred in connection with any claim or proceeding arising from facts or events occurring at or prior to the effective time of the merger to the fullest extent that OFFITBANK Holdings is permitted to indemnify its directors and officers under Delaware law and OFFITBANK Holdings' certificate of incorporation and by-laws.

NON-COMPETITION AGREEMENTS

               A number of OFFITBANK Holdings employees have entered into non-competition agreements with Wachovia in order to induce Wachovia to enter into the merger agreement. The non-competition agreements contain covenants which restrict the employee from soliciting any OFFITBANK Holdings client, customer or employee or any of its affiliates or providing trust, custodial, wealth management, investment management or banking services to any OFFITBANK Holdings client or any of its affiliates. The non-competition agreements also restrict the employee from disclosing confidential information of OFFITBANK Holdings or any of its affiliates.

OFFITBANK HOLDINGS STOCK OPTION PLAN

               Under OFFITBANK Holdings' 1993 Stock Option Plan, all stock options become exercisable in full, whether or not otherwise exercisable, as of the date of any OFFITBANK Holdings shareholder approval of a definitive merger agreement. Accordingly, all outstanding stock options held by OFFITBANK Holdings option holders will vest and become immediately exercisable as a result of the merger.

CONDITIONS TO COMPLETION

               OFFITBANK Holdings' and Wachovia's obligations to complete the merger are subject to the satisfaction or written waiver of the following conditions:

               - the merger agreement is approved by OFFITBANK Holdings shareholders;

               - the required regulatory approvals described below under "Regulatory Approvals" are received, generally without any conditions, restrictions or requirements which the Wachovia board reasonably determines would have a material adverse effect on Wachovia after the merger or would reduce the benefits of the merger to such a degree that Wachovia would not have entered into the merger agreement had the conditions, restrictions or requirements been known as of the date of the merger agreement;

               - all third-party consents are obtained, generally without any conditions, restrictions or requirements which the Wachovia board reasonably determines would have a material adverse effect on Wachovia after the merger or would reduce the benefits of the merger to such a degree that Wachovia would not have entered into the merger agreement had the conditions, restrictions or requirements been known as of the date of the merger agreement;

               - with respect to each investment company to which OFFITBANK Holdings provides its services (1) 75% of the members of the investment company board which approved a new investment advisory contract with OFFITBANK are not "interested persons" of either Wachovia or OFFITBANK Holdings and (2) no unfair burden is imposed on the investment company as a result of the changes resulting from the merger;

               - no court or regulatory authority has taken any action prohibiting the completion of the merger;

               - the registration statement of which this proxy statement/prospectus is a part is declared effective by the SEC and is not subject to a stop order or any threatened stop order;

               - all permits or authorizations under state securities laws necessary to complete the merger are received;

               - the shares of Wachovia common stock issuable in the merger are approved for listing on the NYSE;

               - the representations and warranties of each party are true and correct except for any inaccuracies which would not have a material adverse effect on the financial condition, results of operations, businesses or prospects of the party by whom such representations and warranties were made, and each party has performed in all material respects all of the obligations required to be performed by it pursuant to the merger agreement, and has delivered certificates confirming satisfaction of the foregoing requirements;

               - OFFITBANK Holdings receives an opinion of Schulte Roth & Zabel LLP as to certain tax matters;

               - Wachovia receives an opinion of Sullivan & Cromwell as to certain tax matters;

               - the non-competition and employment agreements referred to above are in full force and effect, other than as a result of death or disability, and have not been breached;

               - the shareholders' agreement is terminated and OFFITBANK Holdings delivers a certificate confirming the termination;

               - Morris Offit and Wallace Mathai-Davis are employed by OFFITBANK Holdings and hold positions at least as important as each held on May 13, 1999 and OFFITBANK Holdings delivers a certificate to that effect; and

               - the OFFITBANK Holdings revenue run-rate, calculated by adding the annualized amount of all fixed fees, other than performance based incentive fees, payable to OFFITBANK Holdings under its investment contracts, is not less than 85% of the revenue run-rate on March 31, 1999.

               In addition, OFFITBANK Holdings has agreed to seek to obtain, prior to the completion of the merger, approval for investment advisory agreements by the boards and shareholders of the investment companies to which it currently provides its advisory services.

               We cannot predict if or when the conditions precedent to the merger can or will be satisfied or waived by the appropriate party. However, as of the date of this proxy statement/prospectus, neither Wachovia nor OFFITBANK Holdings has reason to believe that any of these conditions will not be satisfied.

REGULATORY APPROVALS

               Federal Reserve Board. The merger is subject to prior approval by the Federal Reserve Board under Section 4 of the Bank Holding Company Act of 1956. Section 4 requires the Federal Reserve Board to consider whether the performance of Wachovia's and OFFITBANK Holdings' nonbanking activities on a combined basis can reasonably be expected to produce benefits to the public, such as greater convenience, increased competition and gains in efficiency, that outweigh possible adverse effects, such as undue concentration of resources, decreased or unfair competition, conflicts of interest and unsound banking practices. This consideration includes an evaluation of the financial and managerial resources of Wachovia and OFFITBANK Holdings and the effect of the proposed transaction on those resources.

               New York Banking Department. The merger is also subject to prior approval of the Banking Board of the State of New York Banking Department under
Section 143-b of the New York Banking Law.

               Other Requisite Approvals and Consents. Approvals or notices are also required from or to the NYSE, the Federal Trade Commission, the Department of Justice and other self-regulatory organizations and may be required from or to certain other regulatory agencies.

               Status of Regulatory Approvals. Wachovia and OFFITBANK Holdings will soon file all applications and notices and will promptly take other appropriate action with respect to any requisite approvals or other action of any governmental authority.

               THE MERGER CANNOT PROCEED IN THE ABSENCE OF THE REQUISITE REGULATORY APPROVALS. WE DO NOT KNOW IF OR WHEN ALL SUCH REGULATORY APPROVALS WILL BE OBTAINED. ALSO, SUCH APPROVALS MAY CONTAIN A CONDITION, RESTRICTION OR REQUIREMENT THAT CAUSES THESE APPROVALS TO FAIL TO SATISFY THE CONDITIONS FOR THE MERGER.

AMENDMENT, WAIVER AND TERMINATION

               Prior to or at the effective time, any provision of the merger agreement may be either waived by the party benefitted by such provision or amended or modified by written agreement between Wachovia and OFFITBANK Holdings. However, after the special meeting, the merger agreement may not be amended in violation of Delaware law.

               The merger agreement may be terminated, and the merger abandoned, at any time prior to the effective time by the mutual consent of OFFITBANK Holdings and Wachovia. In addition, the merger agreement may be terminated, and the merger abandoned, prior to the effective time by either Wachovia or OFFITBANK Holdings if:

               - the other party breaches a representation, warranty, covenant or other agreement contained in the merger agreement that has a material adverse effect on the breaching party, which cannot be or has not been cured within 30 days of the notice having been given to the breaching party;

               -      the merger is not completed by December 31, 1999;

               - a governmental authority denies by final nonappealable action an approval of a governmental authority required for completion of the merger; or

               - the OFFITBANK Holdings shareholders fail to approve the merger agreement.

               In addition, Wachovia may terminate the merger agreement if the OFFITBANK Holdings board withdraws or materially changes its recommendation to approve the merger agreement.

CONDUCT OF BUSINESS PENDING THE MERGER

               The following is a summary of the agreements OFFITBANK Holdings and Wachovia have regarding actions prior to the merger.

               OFFITBANK Holdings. OFFITBANK Holdings has agreed that it will operate its business and the businesses of its subsidiaries in the ordinary course through the effective time. In addition, it has agreed not to engage in the activities listed below without first obtaining Wachovia's consent.

               - Issue any additional shares of OFFITBANK Holdings common stock, any other OFFITBANK Holdings capital stock or any rights to acquire OFFITBANK Holdings capital stock, except pursuant to already existing rights to acquire OFFITBANK Holdings capital stock or similar stock-based employee rights.

               - Make any distributions with respect to OFFITBANK Holdings common stock or any other OFFITBANK Holdings capital stock or change its capital structure. However, OFFITBANK Holdings may make the customary semi-annual cash dividend payable on OFFITBANK Holdings common stock in a maximum amount of 16 2/3 cents per share. In addition, if the record date for the payment of the regularly scheduled quarterly cash dividend on Wachovia common stock, which is expected to occur in October 1999, occurs prior to the effective date, OFFITBANK Holdings may make a cash dividend payment on OFFITBANK Holdings common stock in a maximum amount of 8 1/3 cents per share.

               - Enter into or amend any employment related agreements, grant any salary or wage increase or increase any employee related benefits, except in the ordinary course of business, as previously disclosed to Wachovia or as required by law.

               - Enter into or amend any employee related benefit plan or take any action to accelerate the vesting or exercise ability of any benefits payable under any employee-related benefit plans, except as may be required by law or contemplated by the merger agreement.

               - Sell, encumber or otherwise dispose of any material amount of its properties except in the ordinary course of business.

               - Acquire any material assets, business, deposits or properties of any other entity except in the ordinary course of business.

               - Amend the OFFITBANK Holdings certificate of incorporation, OFFITBANK Holdings by-laws or the certificate of incorporation or by-laws (or similar governing documents) of any of OFFITBANK Holdings' subsidiaries.

               - Extend credit other than in the ordinary course of business.

               - Make any change in its accounting principles, practices or methods, other than as may be required by GAAP.

               - Enter into, terminate or amend any material contract, except in the ordinary course of business.

               - Settle any material claim or proceeding, except in the ordinary course of business.

               - Take any action which is reasonably likely to prevent or impede the merger from qualifying as a reorganization under Section 368 of the U.S. tax code or knowingly take any action which would materially interfere with the merger agreement.

               - Request that any action be taken by the board of directors of any investment company for which it acts as investment adviser unless such action is (1) required by law, (2) necessary for the merger, (3) previously disclosed to Wachovia or (4) routine and would not have a material adverse effect on OFFITBANK Holdings or any such investment company.

               - Authorize or make any capital expenditures, other than in the ordinary course of business, in amounts exceeding $100,000 in the aggregate.

               - Materially change its interest rate and other risk management policies, procedures or practices as applied to the operations of OFFITBANK Holdings or fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk, except as required by law.

               - Knowingly initiate any new business activity that (1) would be impermissible for a "bank holding company" under the Bank Holding Company Act or (2) without first disclosing its intent to do so to Wachovia.

               - Borrow money other than in the ordinary course of business.

               - Make or change any material tax-related practice other than in the ordinary course of business.

               -      Agree or commit to do any of the foregoing.

               OFFITBANK Holdings has also agreed that it will not, nor ask anyone to, initiate or solicit any inquiries or any offer relating to a merger, consolidation or similar transaction involving OFFITBANK Holdings or its significant subsidiary. This type of proposal is referred to in this document as an "acquisition proposal". In addition, OFFITBANK Holdings will not negotiate or provide any confidential information or data to, or have any discussions with, any person relating to an acquisition proposal, or otherwise facilitate an acquisition proposal, except as legally required for the discharge by the OFFITBANK Holdings board of its fiduciary duties. OFFITBANK Holdings has agreed to promptly advise Wachovia following the receipt by OFFITBANK Holdings of any acquisition proposal and to immediately advise Wachovia of any developments relating to the acquisition proposal.

               Wachovia. Wachovia has agreed not to do any of the following before the effective time without first obtaining OFFITBANK Holdings' consent:

               -      make any extraordinary dividend;

               - take any action which is reasonably likely to prevent or impede the merger from qualifying as a reorganization under Section 368 of the U.S. tax code or take any action which would materially interfere with the merger agreement; or

               -      agree or commit to do any of the foregoing.

               Wachovia regularly evaluates acquisition opportunities and conducts due diligence activities in connection with possible acquisitions. As a result, acquisition discussions and, in some cases, negotiations may take place and future acquisitions involving cash, debt or equity securities may occur. Acquisitions typically involve the payment of a premium over book values, and, therefore, some dilution of Wachovia's book value and net income per share may occur in connection with any future transactions.

TERMINATION FEE

               OFFITBANK Holdings has agreed to pay Wachovia a fee of $10,000,000 if both an "initial fee triggering event" and a "subsequent fee triggering event" occur before:

                      (1)    the effective time of the merger;

                      (2) the termination of the merger agreement under its terms if the termination occurs prior to the occurrence of an initial fee triggering event, except if it is terminated because (a) OFFITBANK Holdings willfully breached, and did not timely cure, a representation or warranty of the merger agreement which would have a material adverse effect on Wachovia, (b) OFFITBANK Holdings' board didn't recommend the merger or (c) OFFITBANK Holdings shareholders did not approve the merger by the effective date; or

                      (3) the lapse of an 18-month period after the merger agreement is terminated due to the occurrence of an initial fee triggering event or any event described in clauses (a), (b) or (c) in paragraph (2) above.

An "initial fee triggering event" occurs when:

         - OFFITBANK Holdings or its board recommends that it enter into an "acquisition transaction" with a third party, without Wachovia's prior written consent;

         - a person other than Wachovia acquires or obtains the right to acquire 10% or more of OFFITBANK Holdings' outstanding shares of common stock;

         - OFFITBANK Holdings shareholders have not approved the merger or a proposal to engage in an "acquisition transaction" with a third party is publicly announced before the shareholders' special meeting;

         - the OFFITBANK Holdings board withdraws its recommendation with respect to the merger or OFFITBANK Holdings proposes, authorizes or recommends an agreement to engage in an "acquisition transaction";

         - any person other than Wachovia proposes to engage in an "acquisition transaction" with OFFITBANK Holdings;

         - OFFITBANK Holdings willfully breaches a covenant or obligation of the merger agreement in anticipation of an "acquisition transaction" and the breach entitles Wachovia to terminate the merger agreement; or

         - OFFITBANK Holdings shareholders have not approved the merger immediately before the termination of the merger agreement, except if their failure to approve results from Wachovia not having the registration statement declared effective at least 30 days before the termination of the merger agreement.

An "acquisition transaction" for purposes of an "initial fee triggering event" is a merger, sale of substantially all of OFFITBANK Holdings' assets or any similar transaction or a purchase of securities representing 10% or more of OFFITBANK Holdings' voting power.

A "subsequent fee triggering event" occurs when:

         - any person other than Wachovia acquires 20% or more shares of OFFITBANK Holdings outstanding common stock;

         - OFFITBANK Holdings or its board recommends that it enters into an "acquisition transaction" without Wachovia's prior written consent; or

         - OFFITBANK Holdings shareholders have not approved the merger immediately before the termination of the merger agreement, except if their failure to approve results from Wachovia not having the registration statement declared effective at least 30 days before the termination of the merger agreement.

An "acquisition transaction" for purposes of a "subsequent fee triggering event" is a merger, sale of substantially all of OFFITBANK Holdings' assets or any similar transaction or a purchase of securities representing 20% or more of OFFITBANK Holdings' voting power.

EXPENSES AND FEES

               Each party will be responsible for all expenses incurred by it in connection with the merger.

ACCOUNTING TREATMENT

               Wachovia expects to account for the merger as a "purchase", as that term is used under GAAP, for accounting and financial reporting purposes. Under purchase accounting, the assets and liabilities of OFFITBANK Holdings as of the effective time will be recorded at their respective fair values and added to those of Wachovia. Any excess of purchase price over the fair values is recognized as goodwill. Financial statements of Wachovia issued after the effective time would reflect these values and would not be restated retroactively to reflect the historical financial position or results of operations of OFFITBANK Holdings.

STOCK EXCHANGE LISTING OF WACHOVIA COMMON STOCK

               Wachovia has agreed to use its reasonable best efforts to list the shares of Wachovia common stock to be issued to the holders of OFFITBANK Holdings common stock in the merger on the NYSE before the effective date.

RESALES OF WACHOVIA COMMON STOCK

               The shares of Wachovia common stock to be issued in the merger will be freely transferable under the Securities Act of 1933. However, this will not be the case for shares issued to any shareholder who may be deemed to be an "affiliate" of OFFITBANK Holdings for purposes of Rule 145 under the Securities Act as of the date of the special meeting. "Affiliates" generally include directors, certain executive officers, and beneficial owners of 10% or more of any class of capital stock. These affiliates may not sell their shares of Wachovia common stock acquired in the merger except pursuant to an effective registration statement under the securities law or other applicable securities law exemption from the registration requirements.

               This proxy statement/prospectus does not cover resales of Wachovia common stock received by any person who may be deemed to be an affiliate of OFFITBANK Holdings. OFFITBANK Holdings has agreed in the merger agreement to use its reasonable best efforts to cause each person who may be deemed to be an "affiliate" of OFFITBANK Holdings to execute and deliver to Wachovia an affiliates agreement. In an affiliates agreement, such person agrees not to offer to sell, transfer or otherwise dispose of any of the shares of Wachovia common stock distributed to them pursuant to the merger except in compliance with Rule 145, or in a transaction that is otherwise exempt from the registration requirements, or in an offering which is registered under the Securities Act. Wachovia may place restrictive legends on certificates representing Wachovia common stock issued to all persons who are deemed to be "affiliates" of OFFITBANK Holdings under Rule 145.

VOTING AGREEMENTS

               Certain directors and executive officers of OFFITBANK Holdings, who together hold approximately 59% of the outstanding shares of OFFITBANK Holdings common stock, have agreed to vote all their shares in favor of approval of the merger and to consent to the termination of the shareholders' agreement as a condition and an inducement to Wachovia's entering into the merger agreement. Furthermore, they agreed not to vote any of their shares in favor of any other acquisition proposal. A copy of the form of voting agreement executed by each of these directors and executive officers is attached as Appendix B. These shareholders have also agreed to take all reasonable actions to consummate the merger and, with limited exceptions, not to sell or otherwise transfer any shares owned by them unless the buyer or transferee also agrees to vote such shares in favor of approval of the merger agreement.

DISSENTERS' APPRAISAL RIGHTS

               The following discussion is not a complete description of the law relating to appraisal rights available under Delaware law and is qualified in its entirety by the full text of Section 262 of the Delaware General Corporation Law. Section 262 is reprinted in its entirety as Appendix E to this proxy statement/prospectus. If you desire to exercise appraisal rights, you should review carefully Section 262 and are urged to consult a legal advisor before electing or attempting to exercise these rights.

               If you are an OFFITBANK Holdings shareholder as of the record date and you comply with the applicable procedures summarized below, you will be entitled to appraisal rights under Section 262, subject to the exceptions stated below. If you have a beneficial interest in OFFITBANK Holdings common stock held in the name of another person, you must act promptly to cause the record holder to follow the steps summarized below properly and in a timely manner to perfect appraisal rights.

               Under Section 262, OFFITBANK Holdings must notify each of its shareholders who was a shareholder on the record date for the special meeting not less than 20 days prior to the special meeting that appraisal rights are available, and must include in the notice a copy of Section 262. This proxy statement/prospectus constitutes that notice and Section 262 is attached as Appendix E to this proxy statement/prospectus. If you wish to exercise your appraisal rights or wish to preserve your right to do so, you should review the following discussion and Appendix E carefully. Failure to timely and properly comply with the applicable procedures will result in the loss of your appraisal rights under Delaware law.

               Under Delaware law, except as described below, if you follow the procedures stated in Section 262, you will be entitled to have your shares appraised by the Court of Chancery of the State of Delaware and to receive payment in cash of the "fair value" of your shares, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, as determined by the court. If you properly perfect your rights, you will not be entitled to surrender your shares of OFFITBANK Holdings common stock for the shares of Wachovia common stock that you would otherwise have received for your shares of OFFITBANK Holdings common stock as a result of the merger.

               If you elect to exercise your appraisal rights, you must not vote for approval of the merger. However, a vote against approval of the merger is not required in order for you to exercise appraisal rights. If you return a signed proxy but do not specify a vote against approval of the merger or a direction to abstain, the proxy, if not revoked, will be voted for approval of the merger, which will have the effect of waiving your appraisal rights.

               If you elect to exercise your appraisal rights, you must deliver to OFFITBANK Holdings a written demand for appraisal of your OFFITBANK Holdings common stock prior to the vote on the merger at the special meeting. The demand must reasonably inform OFFITBANK Holdings of your identity and that you intend to demand appraisal by this written demand. A proxy or vote against approval of the merger does not constitute a demand. You must be the record holder of the OFFITBANK Holdings common stock on the date the written demand for appraisal is made and you must continue to hold your OFFITBANK Holdings common stock of record until the date the merger is completed in order to exercise your appraisal rights. Accordingly, you will lose any right to appraisal with respect to your OFFITBANK Holdings common stock if you transfer your OFFITBANK Holdings common stock prior to the date the merger is completed.

               Only a holder of record of OFFITBANK Holdings common stock is entitled to assert appraisal rights for the OFFITBANK Holdings common stock registered in the holder's name. A demand of appraisal should be executed by or on behalf of the holder of record, fully and correctly, as the holder's name appears on the holder's stock certificates. If the OFFITBANK Holdings common stock is owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of the demand should be made in that capacity.

               All written demands for appraisal should be sent or delivered to:

                                    OFFITBANK Holdings, Inc.
                                    520 Madison Avenue
                                    New York, NY 10022
                                    Attention:  Morris W. Offit
                                                Chief Executive Officer

               Wachovia will, within 10 days after the date the merger is completed, notify each OFFITBANK Holdings shareholder who has complied with the statutory requirements summarized above that the merger has become effective. Within 120 days after the date the merger is completed, but not thereafter, Wachovia or any OFFITBANK Holdings shareholder who has complied with the statutory requirements summarized above may file a petition with the Court of Chancery demanding a determination of the fair value of the OFFITBANK Holdings common stock. Wachovia is under no obligation to and has no present intention to file a petition with respect to the appraisal of the fair value of the OFFITBANK Holdings common stock. Accordingly, it is the obligation of the OFFITBANK Holdings shareholders to initiate all necessary action to perfect their appraisal rights within the time period prescribed in Section 262.

               Within 120 days after the date the merger is completed, if you have complied with the requirements of exercise of appraisal rights, you will be entitled, upon written request, to receive from Wachovia a statement setting forth the aggregate number of shares of OFFITBANK Holdings common stock not voted in favor of the approval of the merger and with respect to which demands for appraisal have been received and the aggregate number of holders of the shares. These statements must be mailed within 10 days after a written request for these statements has been received by Wachovia or 10 days after expiration of the period for delivery of demands for appraisal described above, whichever is later.

               If a petition for an appraisal is timely filed, after a hearing on the petition, the Court of Chancery will determine the OFFITBANK Holdings shareholders entitled to appraisal rights and will appraise the "fair value" of their OFFITBANK Holdings common stock, exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. You should be aware that the fair value of your OFFITBANK Holdings common stock as determined under Section 262 could be more than, the same as or less than the value of the Wachovia common stock you would receive in the merger if you did not seek appraisal of your OFFITBANK Holdings common stock. The Delaware courts have stated that the appraisal value of stock must be determined by including all factors and elements which might reasonably affect its value, such as market value, earnings prospects and the nature of the enterprise.

               The Court of Chancery will determine the amount of interest, if any, to be paid upon the amounts received by persons whose OFFITBANK Holdings common stock has been appraised. The costs of the appraisal action may be determined by the Court of Chancery and taxed upon the parties as the Court of Chancery deems equitable. The Court of Chancery may also order that all or a portion of the expenses incurred by any OFFITBANK Holdings shareholder in connection with an appraisal action, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts utilized in the appraisal proceeding, be charged pro rata against the value of all the OFFITBANK Holdings common stock entitled to appraisal.

               If you have duly demanded an appraisal in compliance with Section 262, you will not, after the date the merger is completed, be entitled to vote the OFFITBANK Holdings common stock subject to the demand for any purpose or be entitled to the payment of dividends or other distributions on the OFFITBANK Holdings common stock. However, you will be entitled to dividends or other distributions payable to holders of record of OFFITBANK Holdings common stock as of a record date prior to the date the merger is completed.

               Your OFFITBANK Holdings common stock will be converted into the right to receive Wachovia common stock receivable with respect to the OFFITBANK Holdings common stock in accordance with the merger if you properly demand appraisal of your OFFITBANK Holdings common stock under Section 262 but fail to perfect, or effectively withdraw or lose, your right to appraisal as provided under Delaware law. For example, you will lose your right to appraisal if no petition of appraisal is filed within 120 days after the date the merger is completed or if you deliver to Wachovia a written withdrawal of your demand for appraisal and acceptance of the merger. You will need Wachovia's approval if you choose to withdraw an appraisal demand more than 60 days after the date the merger is completed.

               Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be the dissenting shareholder's exclusive remedy. Several decisions by the Delaware courts have held that a controlling shareholder of a company involved in a merger has a fiduciary duty to the other shareholders which requires that the merger be "entirely fair" to the other shareholders. In determining whether a merger is fair to minority shareholders, the Delaware courts have considered, among other things, the type and amount of consideration to be received by shareholders and whether there was fair dealing among the parties.

               Notwithstanding the foregoing, under the shareholders' agreement entered into by each shareholder with OFFITBANK Holdings, if the OFFITBANK Holdings board and the holders of two-thirds of the outstanding OFFITBANK Holdings common stock approve the merger, each OFFITBANK Holdings shareholder is required to consent and raise no objection to the merger.


                      DESCRIPTION OF WACHOVIA CAPITAL STOCK

               The descriptive information below outlines certain provisions of Wachovia's articles of incorporation and by-laws and the North Carolina Business Corporation Act. The information is not complete and is qualified by the more detailed provisions of Wachovia's articles of incorporation and by-laws, which are incorporated by reference as exhibits to this document, and the North Carolina Business Corporation Act. See "Where You Can Find More Information" on page 58 for information on how to obtain copies of these incorporated documents.

AUTHORIZED STOCK

               Wachovia's articles of incorporation authorize 1,000,000,000 shares of Wachovia common stock and 50,000,000 shares of preferred stock. As of March 31, 1999, there were 202,898,450 shares of Wachovia common stock outstanding and no shares of Wachovia preferred stock outstanding. In addition, at March 31, 1999, 27,542,984 shares of Wachovia common stock were reserved for issuance upon conversion of notes, exercise of stock options and awards and under Wachovia's dividend reinvestment plan.

PREFERRED STOCK

               The Wachovia board is authorized to fix the preferences, limitations and relative rights of any Wachovia preferred stock and may cause Wachovia to issue any preferred stock without the approval of the holders of Wachovia common stock. The board may also establish one or more series of Wachovia preferred stock and determine the variations between series. Holders of Wachovia preferred stock may have greater rights than holders of Wachovia common stock. For example, holders of Wachovia preferred stock may receive dividends first and may also receive assets of Wachovia ahead of common stock holders in a liquidation of Wachovia. Wachovia preferred shareholders may also rank ahead of common shareholders if the capital stock of Wachovia is redeemed.

COMMON STOCK

               Dividends. The holders of Wachovia common stock are entitled to their proportionate share of dividends declared by the Wachovia board from funds legally available for paying dividends.

               Voting Rights. Each holder of Wachovia common stock has one vote for each share held on matters presented for consideration by the shareholders.

               Classification of Board of Directors. The Wachovia board is divided into three classes, each serving three-year terms, so that approximately one-third of the directors of Wachovia are elected at each annual meeting of the shareholders of Wachovia. Classification of the Wachovia board has the effect of decreasing the number of directors that could be elected in a single year by any person who seeks to elect its designees to a majority of the seats on the Wachovia board and could impede a change in control of Wachovia.

               Preemptive Rights. The holders of Wachovia common stock have no preemptive rights to acquire any additional shares of Wachovia common stock.

               Issuance of Stock. Wachovia's articles of incorporation authorize the Wachovia board to issue authorized shares of Wachovia common stock and Wachovia preferred stock and any other securities without shareholder approval. However, Wachovia common stock is listed on the NYSE, which requires shareholder approval of the issuance of additional shares of Wachovia common stock under certain circumstances.

               Liquidation Rights. In the event of voluntary or involuntary liquidation, dissolution or winding-up of Wachovia, the holders of Wachovia common stock will be entitled to their proportionate share of its assets or funds that are available for distribution to its shareholders after the satisfaction of its liabilities and after preferences given to any outstanding Wachovia preferred stock.

CHANGES IN CONTROL

               Certain provisions of Wachovia's articles of incorporation and by-laws may have the effect of preventing, discouraging or delaying any change in control of Wachovia. The authority of the Wachovia board to issue Wachovia preferred stock may enable the Wachovia board to prevent a change in control despite a shift in ownership of the Wachovia common stock. In addition, the Wachovia board's power to issue additional shares of Wachovia common stock may help delay or deter a change in control by increasing the number of shares needed to gain control. Moreover, the classification of the Wachovia board would delay the ability of a dissatisfied shareholder or anyone who obtains a controlling interest in the Wachovia common stock to elect its designees to a majority of the seats on the Wachovia board. The following provisions also may deter any change in control of Wachovia.

               Fair Price Provisions. The fair price provisions of Wachovia's articles of incorporation limit the ability of an interested shareholder to enter into certain transactions involving Wachovia. An "interested shareholder" is defined in Wachovia's articles to mean a shareholder who directly or indirectly beneficially owns, alone or with associates or affiliates, more than 10% of the outstanding voting shares of Wachovia or a subsidiary of Wachovia, and, subject to certain limits, certain assignees of, or successors to, the stock once held by an interested shareholder. The transactions limited by the fair price provisions are referred to below collectively as a "business combination." They include:

         - any merger with or consolidation into an interested shareholder or an affiliate of an interested shareholder,

         - any sale or other disposition of more than $25 million in assets to an interested shareholder or an associate or affiliate of an interested shareholder,

         - any issuance or transfer to any interested shareholder, or an associate or affiliate, of equity securities of Wachovia or a subsidiary having a fair market value of $10 million or more, or

         - any recapitalization or reclassification of Wachovia securities or similar transaction increasing the percentage of outstanding shares owned by an interested shareholder or an associate or affiliate or any proposal for liquidation or dissolution of Wachovia.

         Under the fair price provisions, a business combination must either (1) be approved by the holders of at least 66 2/3% of the outstanding voting securities of Wachovia and the holders of at least a majority of the outstanding shares of Wachovia common stock not owned by the interested shareholder or (2) comply with either the continuing director approval requirements described in this paragraph or the price requirements described in the following paragraph, in which case a business combination must be approved by the affirmative vote of a majority of the outstanding voting shares of Wachovia entitled to vote thereon. Under the continuing director requirement, the business combination must be approved by 66 2/3% of the "continuing directors," which consist of (1) directors elected by shareholders of Wachovia prior to the interested shareholder's acquisition of more than 10% of the voting securities and (2) any directors recommended to join the Wachovia board by a majority of the directors mentioned in clause (1). These approval provisions are less stringent than those contained in the North Carolina Shareholder Protection Act, which is not applicable to Wachovia (see " -- Antitakeover Legislation"), but are more stringent than the standard North Carolina law provisions, which would apply in the absence of the fair price provisions.

         Under the price requirements of the fair price provisions, the price per share paid in a business combination must be at least equal to the greater of:

         (1) the fair market value per share of Wachovia common stock on the date of the first public announcement of the proposed business combination or on the date on which the interested shareholder became an interested shareholder, whichever is higher, multiplied by the ratio of:

                  (a) the highest per share price paid by the interested shareholder for any shares of Wachovia common stock acquired by it during the two-year period immediately prior to the first public announcement date; to

                  (b) the fair market value per share of Wachovia common stock on the first day during such two-year period on which the interested shareholder acquired any shares of Wachovia common stock; and

         (2) the highest per share price paid by such interested shareholder in acquiring any shares of Wachovia common stock.

         In addition, the consideration paid for Wachovia common stock in a business combination must be either cash or the same form of consideration paid by the interested shareholder to acquire its shares of Wachovia common stock. Moreover, the interested shareholder must not:

                  (a) have, directly or indirectly, acquired, after having become an interested shareholder, additional shares of newly issued Wachovia capital stock from Wachovia, other than upon conversion of convertible securities, a pro rata stock dividend or stock split or pursuant to the fair price provisions;

                  (b) have received the benefit directly, or indirectly, of financial assistance from Wachovia; or

                  (c) have made any major changes in Wachovia's business or equity capital structure.

         The fair price provisions are designed to discourage attempts to take over Wachovia in non-negotiated transactions utilizing two-tier pricing tactics, which typically involve the accumulation of a substantial block of the target corporation's stock followed by a merger or other reorganization of the acquired company on terms determined by the purchaser. In these two-step takeover attempts, the purchaser generally pays cash to acquire a controlling interest in a company and acquires the remaining equity interest by paying the remaining shareholders a price lower than that paid to acquire the controlling interest, often utilizing non-cash consideration.

         Federal and state securities laws and regulations require that disclosure be made to shareholders of the terms of such a transaction. However, the financial terms of such a transaction will not necessarily be fair to shareholders and the shareholders may not be able to effectively prevent its consummation under the laws. The fair price provisions are intended to address some of the effects of these gaps in federal and state law and to prevent some of the potential inequities of two-step takeover attempts by encouraging negotiations with Wachovia. While the terms of such a non-negotiated takeover could be fair to Wachovia shareholders, negotiated transactions may result in more favorable terms to Wachovia's shareholders because of factors such as timing of the transaction, tax effects on the shareholders, and the fact that the nature and amount of the consideration paid to all shareholders will be negotiated by the parties at arm's length rather than dictated by the purchaser.

         The fair price provisions are designed to protect those shareholders who have not tendered or otherwise sold their shares to an interested shareholder in the initial step of an unwanted takeover attempt. Indeed, they assure that at least the same price and form of consideration are paid to these shareholders as were paid in the initial step of the acquisition.

         The fair price provisions generally may discourage attempts to obtain control of Wachovia given the difficulties of complying with their requirements. As a result, holders of Wachovia common stock may be deprived of an opportunity to sell their shares at a premium above the market price. In addition, the fair price provisions would give veto power to the holders of a minority of the shares of Wachovia common stock with respect to a business combination which is opposed by more than 33 1/3% of the continuing directors but which a majority of shareholders may believe to be desirable and beneficial. Moreover, the minimum price provisions of the fair price provisions could be arbitrary and not indicative of value although they provide objective pricing criteria in a business combination not receiving the supermajority approval required of shareholders or of continuing directors.

         Removal of Directors. A director of Wachovia may be removed only for cause and only by the affirmative vote of the holders of 66 2/3% of the outstanding voting shares and a majority of the voting shares not held by interested shareholders.

         Amendment of Wachovia Articles. Except in certain specified circumstances, the provisions of the Wachovia articles of incorporation concerning (1) their amendment, (2) the duration of the corporation, (3) the authorized capital stock, (4) the number, classification, election and removal of directors, (5) the absence of pre-emptive rights for shareholders and (6) the approval of business combinations may be amended only by the affirmative vote of the holders of 66 2/3% of the outstanding voting shares and a majority of the outstanding voting shares not held by interested shareholders.

         Antitakeover Legislation. In 1987, the North Carolina General Assembly enacted The North Carolina Shareholder Protection Act and The North Carolina Control Share Acquisition Act. Each of these acts contains provisions intended to prevent, discourage or delay a change in control of North Carolina corporations electing to be covered by this legislation. Wachovia has elected to be subject only to the Control Share Acquisition Act. For a summary of the material provisions of the Control Share Acquisition Act, see "Certain Differences in the Rights of Wachovia Shareholders and OFFITBANK Holdings Shareholders -- Anti-Takeover Provisions; Restrictions on Certain Business Contributions".

         Control Acquisitions. The Federal Change in Bank Control Act of 1978 prohibits a person or group of persons from acquiring "control" of a bank holding company unless the Federal Reserve Board receives 60 days' prior written notice of the proposed acquisition and the Federal Reserve Board has not issued within that time period a notice disapproving the proposed acquisition or extending for up to another 30 days the period during which such a disapproval may be issued. An acquisition may be made prior to the expiration of the disapproval period if the Federal Reserve Board issues written notice of its intent not to disapprove the action. The Federal Reserve Board presumes that the acquisition of more than 10% of a class of voting stock of a bank holding company with a class of securities registered under Section 12 of the Exchange Act constitutes the acquisition of control. This presumption can, under certain circumstances, be challenged.

         In addition, federal banking law requires any company to obtain the approval of the Federal Reserve Board before acquiring 25%, or 5% in the case of an acquiror that is a bank holding company, or more of the outstanding shares of Wachovia common stock, or such lesser number of shares that may constitute control over Wachovia.

         Savings and Loan Holding Company Regulations. Wachovia is subject to additional regulations that restrict acquisitions of control by third parties since it is a savings and loan holding company. Subject to certain limited exceptions, control of a savings association or a savings and loan holding company may only be obtained with the approval or, in the case of an acquisition of control by an individual, the absence of disapproval, of the Office of Thrift Supervision after a public comment and application review process. Any company acquiring control of a savings association becomes a savings and loan holding company, must register and file periodic reports with the OTS, and is subject to OTS examination.


                  CERTAIN DIFFERENCES IN THE RIGHTS OF WACHOVIA
                SHAREHOLDERS AND OFFITBANK HOLDINGS SHAREHOLDERS

               You will automatically become Wachovia shareholders at the effective time. Your rights as a Wachovia shareholder will be determined by Wachovia's articles of incorporation, Wachovia's by-laws and North Carolina law and not by OFFITBANK Holdings' certificate of incorporation, by-laws nor Delaware law. The following is a summary of the material differences in the rights of shareholders of Wachovia and OFFITBANK Holdings. This summary is necessarily general and is not a complete discussion of, and is qualified by, the more detailed provisions of Delaware law, North Carolina law, OFFITBANK Holdings' certificate of incorporation, Wachovia's articles of incorporation and the by-laws of each corporation.

AUTHORIZED CAPITAL

               Wachovia. Wachovia is authorized to issue 1,000,000,000 shares of common stock with par value of $5.00 per share and 50,000,000 shares of Preferred Stock with par value of $5.00 per share. As of March 31, 1999, 202,898,450 shares of Wachovia common stock were issued and outstanding and no shares of Wachovia preferred stock were issued.

               OFFITBANK Holdings. OFFITBANK Holdings is authorized to issue 30,000,000 shares of common stock with par value of $0.01 per share and 1,000,000 shares of undesignated preferred stock with par value $0.01 per share. As of the record date, 9,254,808 shares of OFFITBANK Holdings common stock were issued and outstanding and no shares of OFFITBANK Holdings preferred stock were issued.

AMENDMENT OF ARTICLES OF INCORPORATION

               Wachovia. The affirmative vote of at least 66 2/3% of voting shares of Wachovia, including a majority of the shares held by a person other than an interested shareholder, is required under Wachovia's articles of incorporation to amend or repeal provisions of the articles of incorporation that relate to (1) the duration of the corporation, (2) the authorized capital stock, (3) the number, classification, election and removal of directors, (4) preemptive rights of shareholders, (5) business combinations and (6) amendment of Wachovia's articles of incorporation.

               However, the affirmative vote of the holders of at least a majority of the voting shares is sufficient to approve any amendment of this kind if (1) there is no interested shareholder and the amendment is approved by a majority of the Wachovia board of directors or (2) an interested shareholder exists, but the amendment is approved by at least 66 2/3% of the continuing directors. For the definition of an "interested shareholder" and a "continuing director", see "Description of Wachovia Capital Stock -- Changes in Control".

               OFFITBANK Holdings. Under Delaware law, the OFFITBANK Holdings board must first propose an amendment to the OFFITBANK Holdings certificate of incorporation. The amendment must then be submitted to a vote and be approved by a majority of the shareholders entitled to vote on the amendment.

NOTICE OF MEETINGS OF SHAREHOLDERS

               Wachovia. The Wachovia by-laws provide that the corporation must notify the shareholders between 10 and 60 days before any annual or special meeting of the date, time and place of the meeting. Wachovia must briefly describe the purpose or purposes of a special or substitute annual meeting or any meeting where required to do so by law.

               OFFITBANK Holdings. The OFFITBANK Holdings by-laws provide that written notice of a special or annual meeting of shareholders, stating the date, time and place, and, for special meetings, the purpose for which such meeting is called, must be given to each shareholder entitled to vote at the meeting at least 10 days but not more than 60 days before the meeting.

SPECIAL MEETINGS OF SHAREHOLDERS

               Wachovia. A special meeting of the shareholders of Wachovia may be called only by its Chief Executive Officer or by the Wachovia board of directors.

               OFFITBANK Holdings. Delaware law provides that a special meeting of shareholders may be called by the board of directors or by those persons specified in the certificate of incorporation or by-laws. The OFFITBANK Holdings by-laws provide that a special meeting of the shareholders may be called by a majority of the board of directors, subject to the rights, if any, of the holders of any series of preferred stock.

RECORD DATE

               Wachovia. The board of directors or the chief executive officer may fix a record date in order to determine who the shareholders of the corporation are for purposes of determining such things as the receipt of dividends or voting rights. This record date must not be more than 70 days before a meeting or action requiring a determination of shareholders.

               OFFITBANK Holdings. The OFFITBANK Holdings by-laws state that the board of directors may fix a record date which is not more than 60 nor less than 10 days before a meeting requiring a determination of shareholders entitled to vote and, in the case of any other action, not more than 60 days before the other action.

NUMBER OF DIRECTORS; CLASSIFIED BOARD OF DIRECTORS

               Wachovia. The number of directors must be between 9 and 25 under Wachovia's by-laws. The exact number of directors is set by resolution of the Wachovia board of directors. The Wachovia board of directors must be divided into three classes to serve staggered three-year terms under Wachovia's by-laws. Only approximately one-third of the members of the Wachovia board of directors are elected each year since Wachovia has a classified board; consequently, two annual meetings are required for Wachovia's shareholders to change a majority of the members of the Wachovia board of directors.

               OFFITBANK Holdings. The OFFITBANK Holdings by-laws provide that the number of directors are to be fixed by board resolution. The OFFITBANK Holdings board of directors is reelected annually by shareholders.

REMOVAL OF DIRECTORS

               Wachovia. A director of Wachovia may be removed only for cause and only by the affirmative vote of the holders of 66 2/3% of the outstanding voting shares, including a majority of the voting shares not held by an interested shareholder.

               OFFITBANK Holdings. The OFFITBANK Holdings certificate of incorporation provides that any or all directors may be removed only for cause and only by the affirmative vote of a majority of the shareholders entitled to elect directors.

SHAREHOLDER PROPOSALS; ADVANCE NOTICE OF DIRECTOR NOMINATIONS

               Wachovia. Business conducted at meetings of shareholders is limited to business that is properly submitted to the meeting under Wachovia's by-laws. Matters are properly submitted by the board of directors, or by any other holder of voting securities of the corporation who is entitled to vote at the meeting and who complies with the notice requirements of applicable law, or those requirements outlined in the corporation's articles of incorporation or by-laws. Under Wachovia's by-laws, director nominations by the Wachovia board must include the Chief Executive Officer and the Chairman, if the Chief Executive Officer is not the Chairman and the nominee is not a director or his or her term as a director is set to expire. Director nominations may also be made by shareholders. All shareholder proposals must be made in writing and delivered or mailed to the Secretary of Wachovia between 90 and 120 days before any meeting of shareholders; however, if less than 100 days' notice of the meeting is given to shareholders, the notification must be mailed or delivered no later than the close of business 10 days after notice of the meeting was mailed.

               OFFITBANK Holdings. The OFFITBANK Holdings by-laws provide that nominations for the election of directors may be made by the OFFITBANK Holdings board or by any shareholder entitled to vote at an annual meeting held for the election of directors generally. A nominating shareholder or his or her representative must be present in person at the annual meeting held to vote on such nomination. However, any shareholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if timely written notice of such shareholder's intent to make such nomination or nominations has been given to the secretary of the corporation.

ANTI-TAKEOVER PROVISIONS; RESTRICTIONS ON CERTAIN BUSINESS COMBINATIONS

               Wachovia. Wachovia's articles of incorporation have restrictions which discourage attempts to acquire control of Wachovia in non-negotiated transactions through the use of two-tier pricing tactics. The fair price provisions of the articles of incorporation are described under "Description of Wachovia Capital Stock -- Changes in Control -- Fair Price Provisions."

               The North Carolina Control Share Acquisition Act precludes an acquiror of the shares of a North Carolina corporation who crosses one of three voting thresholds (20%, 33 1/3% or 50%) from obtaining voting control of the shares, under certain circumstances, unless a majority in interest of the disinterested shareholders of the corporation votes to give voting power to those shares.

               The corporation's shareholders, other than holders of control shares, may cause the corporation to redeem their shares under the North Carolina Control Share Act in the event control shares are accorded voting rights and, as a consequence, the holders of the control shares have a majority of all voting power for the election of directors. The right of redemption is subject to limitations on corporate distributions to shareholders and any contrary provision in the corporation's articles of incorporation or by-laws adopted by the shareholders prior to the occurrence of a control share acquisition. Wachovia's articles of incorporation and by-laws do not limit the ability of shareholders to cause Wachovia to redeem their shares under the circumstances described above.

               OFFITBANK Holdings. OFFITBANK Holdings voting stock is not listed on a national securities exchange nor authorized for quotation on NASDAQ and OFFITBANK Holdings has less than 2,000 record holders. Thus, under Delaware law it is not prohibited from engaging in any business combination with an interested shareholder or any entity if the transaction is caused by an interested shareholder. Similarly, neither OFFITBANK Holdings' by-laws nor its articles of incorporation prohibit it from engaging in this type of business combination.

LIMITATION ON DIRECTOR LIABILITY; INDEMNIFICATION

               Wachovia. Wachovia's articles of incorporation provide that, to the full extent permitted by law, a director of Wachovia will have no personal liability to Wachovia or its shareholders for monetary damages for breach of his or her duty as a director, whether such action is brought by, or on behalf of, Wachovia or otherwise. North Carolina law generally provides for limitation on directors' liability. However, no provision limiting director liability shall be effective with respect to:

         - acts or omissions that the director at the time of the breach knew or believed were clearly in conflict with the best interests of the corporation,

         -        any liability for unlawful distributions,

         - any transaction from which the director derived an improper personal benefit, or

         - acts or omissions occurring prior to the date the provisions became effective.

               Wachovia's by-laws provide for indemnification of any liability of directors, officers, employees or agents of Wachovia or any wholly-owned subsidiary of Wachovia.

               Indemnification payments for liabilities and litigation expenses may be made only following a determination that the activities of the person to be indemnified were at the time taken not known or believed by the person to be indemnified to be clearly in conflict with the best interest of Wachovia. This determination will be made: (1) by a majority of disinterested directors (if there are at least two such directors); (2) if there are not two such directors or if a majority of the disinterested directors so directs, by independent legal counsel in a written opinion; (3) by a majority of the shareholders; or (4) in accordance with any reasonable procedures prescribed by the Wachovia board of directors prior to the assertion of the claim for which indemnification is sought. If the person to be indemnified is an officer or an employee of Wachovia, the determination may be made by the chief executive officer or a designee of the chief executive officer.

               OFFITBANK Holdings. Under the OFFITBANK Holdings certificate of incorporation, a director will be indemnified and held harmless to the fullest extent allowed by Delaware law. Under Delaware law, a Delaware corporation may indemnify directors from liability if the director acted in good faith and in a manner reasonably believed by the director to be in or not opposed to the best interests of the corporation, and, in any criminal actions, if the director had no reason to believe his action was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is found liable, unless the court in which the action was brought determines the person is fairly and reasonably entitled to indemnification. Delaware law requires indemnification of a director who has been successful on the merits in defense of any action, suit or proceeding that he was a party to by reason of the fact that he is or was a director of the corporation. The indemnification authorized by Delaware law is not exclusive and is in addition to any other rights granted to directors under the certificate of incorporation or by-laws of the corporation or to any agreement between the directors and the corporation.

SHAREHOLDER INSPECTION RIGHTS; SHAREHOLDER LISTS

               Wachovia. Qualified shareholders have the right to inspect and copy certain records of Wachovia if their demand is in good faith and for a proper purpose under North Carolina law. The shareholder must give Wachovia at least 5 business days' written notice of the demand, describing with reasonable particularity the purpose and the requested records. The records must be directly connected with the shareholder's purpose. However, Wachovia is under no duty to provide any accounting records or any records with respect to any matter that Wachovia determines in good faith may adversely affect Wachovia in the conduct of its business or may constitute material non-public information. Additionally, the rights of inspection and copying are limited to shareholders who either have been shareholders for at least six months or hold at least five percent of the outstanding shares of any class of Wachovia stock.

               OFFITBANK Holdings. Delaware law provides that any shareholder of record has the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its shareholders, and its other books and records, and to make copies or extracts from them.

DISSENTERS' APPRAISAL RIGHTS

               Wachovia. North Carolina law generally provides dissenters' rights for mergers and certain share exchanges that would require shareholder approval, sales of all or substantially all of the assets, certain amendments to the articles of incorporation and any corporate action taken pursuant to a shareholder vote to the extent the articles of incorporation, by-laws or a resolution of the board of directors entitles shareholders to dissent. However, North Carolina law does not provide dissenters' rights for North Carolina corporations who have over 2,000 record holders or whose voting stock is listed on a national securities exchange.

               OFFITBANK Holdings. Under Delaware law, generally, shareholders of a Delaware corporation are entitled to appraisal rights in the event of a merger into or consolidation with another corporation or entity, unless they have over 2,000 holders of record, are authorized for quotation on NASDAQ, or are listed on a national securities exchange. OFFITBANK Holdings shareholders have entered into a shareholders' agreement pursuant to which each shareholder has agreed to consent and not raise any objection to an OFFITBANK Holdings sale or merger if approved by the board of directors and two-thirds (or majority in the context of a stock sale) of the shareholders entitled to vote.


                     COMPARATIVE MARKET PRICES AND DIVIDENDS

WACHOVIA

               Wachovia common stock is traded on the NYSE under the symbol "WB." The following table lists the high and low sale prices for Wachovia common stock for the indicated periods as reported by the NYSE, and the cash dividends declared per share of Wachovia common stock.


                                        PRICE RANGE             CASH DIVIDENDS
                                   -----------------------       DECLARED PER
                                      HIGH          LOW              SHARE
                                   ---------    ----------      --------------
1997:
        First.................     $ 64 5/8      $ 54 1/2           $ .40
        Second................       66 7/8        53 1/2             .40
        Third.................       72 3/8        58 3/16            .44
        Fourth................       83 15/16      71 1/16            .44

1998:
        First.................       85 3/4        72 3/4             .44
        Second................       90 3/16       77 3/8             .44
        Third.................       90 15/16      72 7/8             .49
        Fourth................       96 13/16      80 7/8             .49

1999:
        First.................       91            79                 .49

               On May 12, 1999, the last trading day before public announcement of the merger, the closing price per share of Wachovia common stock on the NYSE was $90.25. On June 24, 1999, the last trading day before the mailing of this proxy statement/prospectus, the closing price per share of Wachovia common stock on the NYSE was $82.5625. Past price performance is not necessarily indicative of likely future price performance. You should obtain current market quotations for shares of Wachovia common stock.

               The holders of Wachovia common stock receive dividends if and when declared by the Wachovia board out of funds legally available therefor. Wachovia expects to continue paying quarterly cash dividends on Wachovia common stock. However, it cannot be certain that its dividend policy will remain unchanged after completion of the merger. The declaration and payment of dividends thereafter will depend upon business conditions, operating results, capital and reserve requirements, and the Wachovia board's consideration of other relevant factors.

OFFITBANK HOLDINGS

               OFFITBANK Holdings common stock is not publicly traded.

               Prior to the reorganization, OFFITBANK has paid semi-annual dividends in each of the calendar years from 1995 through 1998, in the amounts listed below. The declaration and payment of dividends by OFFITBANK Holdings is subject to the discretion of its board. Any determination as to the payment of dividends, as well as the level of dividends, will depend on, among other things, general economic and business conditions, the strategic plans of OFFITBANK, OFFITBANK Holdings' financial results and condition, contractual, legal and regulatory restrictions on the payment of dividends by OFFITBANK Holdings or its subsidiaries and such other factors as the board of directors of OFFITBANK Holdings may consider to be relevant.


                                                        CASH DIVIDENDS
                                                           DECLARED
END OF PERIOD FOR WHICH DIVIDEND WAS DECLARED              PER SHARE
---------------------------------------------           ---------------
June 1997.............................................       $.1167

December 1997.........................................       $.1667

June 1998.............................................       $.1667

December 1998.........................................       $.1667


             CERTAIN ADDITIONAL INFORMATION ABOUT OFFITBANK HOLDINGS

BUSINESS DESCRIPTION AND BACKGROUND

               OFFITBANK Holdings conducts its business solely through OFFITBANK and OFFITBANK's subsidiaries. OFFITBANK is a leading provider of wealth management services to the upper tier of the wealth management market. Its select client base is comprised of high net worth individuals and families, non-profit organizations and corporate and institutional investors seeking primarily customized fixed income management.

               OFFITBANK has modeled itself after the classic Swiss private bank in which asset management is the core business, establishing a foundation for OFFITBANK to successfully provide corollary financial services, such as custody, foreign exchange services, trust services, deposit services and collateralized lending. OFFITBANK believes that these corollary services are natural product extensions of asset management. Its emphasis on asset management as the wealth management business model has distinguished OFFITBANK from many other institutions serving the high net worth market.

               OFFITBANK's focus on the upper-tier of the wealth management market has produced a unique client profile. As of March 31, 1999, OFFITBANK had $10.76 billion under management for approximately 500 actively managed client relationships. As of March 31, 1999, 60% of OFFITBANK's portfolio was comprised of managed account relationships each in excess of $30 million. Assets under management have grown from $6.0 billion at December 31, 1994 to $10.76 billion at March 31, 1999.

               The cornerstone of OFFITBANK's wealth management services is fixed income investment management. The defining characteristic of OFFITBANK's investment strategy is its emphasis on fundamental research, integrating interest rate risk, credit risk and currency risk analyses.

               In providing investment management for its clients, OFFITBANK seeks to satisfy four primary goals: preservation of capital, generation of income, appreciation of assets and efficient wealth transfer. OFFITBANK's investments generally fall within six core fixed income asset classes, which include U.S. Treasury securities, Mortgage-Backed securities, Tax Exempt bonds, International High Grade debt, High Yield bonds and Emerging Market debt. OFFITBANK also uses commingled investment vehicles, such as mutual funds, limited partnerships and structured third party insurance products to create customized portfolio strategies specifically designed for its clients.

               OFFITBANK also provides important wealth management services to complement its core asset management business. These services include custody, structured third party insurance products and sophisticated client reporting, including unit and individual tax accounting, and foreign exchange services, and, on a more limited basis, collateralized lending and trust services.

               OFFITBANK is the successor to Offit Associates, Inc., a registered investment adviser which was founded in 1983 and converted into a New York chartered trust bank in 1989. OFFITBANK Holdings became the parent holding company of OFFITBANK as a result of a reorganization of OFFITBANK effected on January 1, 1999. In May 1998, OFFITBANK and OFFITBANK Holdings initiated the legal process necessary to establish OFFITBANK Holdings as OFFITBANK's parent holding company. The implementation of a holding company structure was considered necessary at that time to facilitate an initial public offering. It was also essential to enable the geographic expansion of an office network previously believed to be a key component of OFFITBANK's business plan. The geographic expansion contemplated bank offices throughout the United States that, for the most part, could be opened with trust bank powers only through the establishment of de novo independent trust banks chartered for each state where an office was desired. Trust banks, however, could be most effectively established through a holding company structure which offered greater flexibility in the execution of the business plan. In October 1998, OFFITBANK reviewed its previous plan of geographic expansion and reaffirmed its importance despite the abandonment of the IPO strategy in September 1998. As a result, the holding company structure was implemented through a reorganization of OFFITBANK effected on January 1, 1999 to avoid any reporting obligations for any portion of 1998. Consequently, under an exchange agreement among OFFITBANK Holdings and the then shareholders of OFFITBANK, OFFITBANK Holdings exchanged its shares for all of the shares of OFFITBANK common stock. As a result of this reorganization, all OFFITBANK shareholders became OFFITBANK Holdings shareholders, and OFFITBANK became a wholly-owned subsidiary of OFFITBANK Holdings. The exchange agreement gave effect to a shareholders' agreement among OFFITBANK Holdings and its shareholders which is substantially similar to the shareholders' agreement among OFFITBANK and its former shareholders. Today, OFFITBANK Holdings conducts its business solely through OFFITBANK and OFFITBANK's subsidiaries.

               OFFITBANK Holdings' principal place of business is located at 520 Madison Avenue, New York, New York 10022. OFFITBANK Holdings also operates from its San Francisco office, located at 160 Sansome Street, San Francisco, California 94104.

REGULATORY MATTERS

               This discussion of state and federal regulations is intended to provide a general outline of the relevant regulations concerning OFFITBANK Holdings and OFFITBANK and is not a complete discussion of these regulations.

               OFFITBANK is a trust bank chartered under the New York banking law, and is supervised and examined by the New York State Banking Department.

               OFFITBANK's activities are limited to the fiduciary powers enumerated in Section 100 of the New York banking law. These powers include:

         - acting as trustee under any mortgage or bond issued by any political body or corporation, foreign or domestic;

         - being appointed as receiver, trustee or committee in any bankruptcy or insolvency proceeding;

         - being appointed as executor or trustee under a will or administrator of a decedent's estate;

         - taking, accepting and executing any and all trusts and fiduciary appointments and acting as custodian; and

         - acting as fiscal or transfer agent of the United States, other political bodies (such as state or local governments) or corporations, and in that capacity, receiving and disbursing money.

         OFFITBANK is subject to the standards applicable to fiduciaries, recordkeeping requirements and operational requirements imposed under New York banking law in conducting its fiduciary activities.

         In addition, OFFITBANK may provide discretionary asset management services, including acting as an investment advisor, administrator, transfer agent or custodian to an investment company and purchasing shares of an investment company as agent for and upon the order of a client.

         Under New York banking law, OFFITBANK may not declare, credit or pay dividends so long as there is any impairment of capital stock. In addition, New York banking law provides that, without regulatory approval, a limited purpose trust company cannot declare and pay dividends in any calendar year in excess of its "net profits" for such year combined with its "retained net profits" of the two preceding years, less any required transfer to surplus or a fund for the retirement of preferred stock.

         The activities of a New York limited purpose trust company are subject to certain limitations pursuant to its organization certificate and New York banking law. OFFITBANK is prohibited by its charter from accepting deposits other than deposits arising directly from its exercise of its fiduciary powers and, accordingly, is not an insured depository institution for purposes of the Federal Deposit Insurance Act or any other banking law or regulation. OFFITBANK also may not exercise certain general banking powers including making extensions of credit on real or personal security or on an unsecured basis or discounting, purchasing and negotiating promissory notes or other evidences of indebtedness. Furthermore, a New York chartered trust company may not continuously engage in the issuance of its shares and cannot issue, underwrite, sell or distribute securities or be affiliated in certain ways with an entity that engages in such activities. Accordingly, OFFITBANK may not control or distribute the shares of registered open-end investment companies.

         OFFITBANK Holdings and OFFITBANK are not members of the Federal Reserve System and are not subject to Sections 16, 20 or 32 of the Glass-Steagall Act, the Bank Holding Company Act, or any other federal banking law or regulation including, without limitation, federal capital adequacy guidelines. Moreover, neither the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other bank regulator, other than the New York State Banking Department, regulates the activities of OFFITBANK Holdings or OFFITBANK.

INFORMATION RELATING TO MORRIS W. OFFIT

         Background. Morris W. Offit is 62 years old. He is Chairman and Chief Executive Officer of OFFITBANK Holdings. OFFITBANK Holdings' predecessor company, Offit Associates Inc., was formed by him in 1983. Prior to this, Mr. Offit was associated with the Julius Baer Group in Zurich (1980-1982) and, as a Director of Baer Holding Ltd., he was responsible for its U.S. investment operations. Mr. Offit joined Salomon Brothers in 1968 and for ten years was a general partner, during which time he was responsible for worldwide fixed income and equity sales and the Stock Research Department. He began his career in 1960 at Mercantile Safe Deposit and Trust Company in Baltimore in investment research. Mr. Offit received a B.A. from Johns Hopkins University (1957) and an M.B.A. from the Wharton School of the University of Pennsylvania (1960). He was also the recipient of an Honorary Degree of Doctor of Humane Letters from Johns Hopkins University in 1996. In 1983, he served as Adjunct Professor of Finance at the Columbia Graduate School of Business, lecturing on secondary capital markets. He has lectured widely at investment seminars and graduate schools of business and international affairs. He has also authored a number of articles for financial publications. Mr. Offit's outside affiliations include serving as a Trustee of Johns Hopkins University, where he served as Chairman of the Board (1990-1996). He is also a Trustee of The Jewish Museum, where he served as Chairman of the Board (1987-1991). Other trusteeships include The

Jewish Theological Seminary, The Union Theological Seminary, Teachers College (Columbia University), the Nature Conservancy, Thirteen WNET and The American Jewish Committee. Mr. Offit is currently a member of the board of Hasbro, Inc. and Mercantile Bankshares Corporation.

         Key-Man Life Insurance Policy. OFFITBANK Holdings maintains for its own benefit a $15 million "key man" insurance policy on the life of Morris W. Offit. In addition, OFFITBANK Holdings and Mr. Offit maintain a $10 million "split-dollar" life insurance on the life of Mr. Offit. The beneficiaries of the policy are OFFITBANK Holdings and a trust established for the benefit of Mr. Offit's family. OFFITBANK Holdings and the trust pay premiums on the policy. Under the policy, after reimbursing OFFITBANK Holdings for the aggregate amount of its premium payments and interest accrued thereon, death benefits and cash surrender value belong to the Offit family trust. To fund the portion of the insurance premiums to be paid by the trust, OFFITBANK Holdings may, if required, make annual loans to the trust. The loans are evidenced by demand promissory notes of the trust and accrue interest at a rate per annum calculated with reference to the short-term federal rate, compounded semiannually, as determined under Section 1274(d) of the U.S. tax code, as amended. The loans are secured by the cash value of the life insurance. OFFITBANK Holdings has the right to terminate its participation at any time. At March 31, 1999 the aggregate principal amount of the loans was $256,894 and the interest accrued thereon to that date was $56,326. It is expected that the annual principal amount of the loans will increase by approximately $60,000 in each of the next ten years.

         Compensation. The following table lists Mr. Offit's annual compensation with respect to OFFITBANK Holdings for 1998, 1997 and 1996.

      YEAR                   SALARY ($)                    BONUS ($)
      ----                   ----------                    ---------

      1998                   900,000                       600,000

      1997                   900,000                       550,000

      1996                   800,000                       525,000


                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF
                               OFFITBANK HOLDINGS

         The following discussion and analysis is intended to provide an understanding of the significant factors that influenced OFFITBANK Holdings' financial condition and results of operation for the year ended December 31, 1998, compared to years ended December 31, 1997 and 1996 and for the three-month period ended March 31, 1999 compared to the three-month period ended March 31, 1998. All financial data prior to January 1, 1999, the effective date of the OFFITBANK reorganization into a holding company structure, only reflects the financial data of OFFITBANK. You should read this information in conjunction with the information included under "Summary --Selected Financial Data of OFFITBANK Holdings" and OFFITBANK Holdings financial statements and related notes included elsewhere in this proxy statement/prospectus.

         The revenues and results of operations of OFFITBANK Holdings are largely dependent on the total value and composition of assets under management and, accordingly, fluctuations in financial markets, the composition of assets under management and redemptions and new infusions of managed assets have a substantial effect on revenues and results of operations.

               THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THE
                       THREE MONTHS ENDED MARCH 31, 1998

Net Income

         Net income for the three months ended March 31, 1999 was $1.5 million ($0.15 per diluted common share) as compared to net income for the three months ended March 31, 1998 of $1.4 million ($0.15 per diluted common share), an increase of $100 thousand, or 7%. The increase was the result of revenue growth of $400 thousand offset by increases in operating expenses.

Revenue

         OFFITBANK Holdings' revenue for the three months ended March 31, 1999 was $10.6 million compared to $10.2 million for the three months ended March 31, 1998, an increase of $400 thousand or 4%. This increase was primarily due to an increase in management fees which accounted for $600 thousand, or 150% of the total increase. The increase was offset by a reduction of $268,000 in foreign exchange revenue. The increase in fees is principally attributable to a $1.3 billion increase in average managed assets, or 15%, from $8.9 billion for the three months ended March 31, 1998, to $10.2 billion for the three months ended March 31, 1999. Managed assets increased primarily due to assets placed under management by new clients.

Operating Expenses

         Total operating expenses increased $100 thousand, or 1%, from $7.8 million for the three months ended March 31, 1998, to $7.9 million for the three months ended March 31, 1999.

         Salaries and employee benefits expense for the three months ended March 31, 1999 was $5.5 million compared to $5.3 million for the three months ended March 31, 1998, an increase of $200 thousand or 5%. This increase was primarily due to the addition of client service and investment management professionals.

Assets Under Management

         Assets under management at March 31, 1999 increased by $1.1 billion, or 11%, to $10.8 billion from the three months ended March 31, 1998. Reinvestment of investment income of approximately $575 million and net inflow of assets of approximately $1 billion were offset by asset reductions due to market declines of approximately $500 million. These declines were primarily in the high yield and emerging markets asset classes, and were caused by the significant repricing of risks across all markets after the well-publicized Russian default and hedge fund turmoil.

Other Sources of Revenue

         OFFITBANK acts as "riskless principal" on behalf of its clients in the interbank foreign exchange market at a disclosed fixed bid to offer spread. Foreign exchange revenue for the period decreased by $270 thousand or 98%. Foreign exchange revenue is incidental to the international investments held in client portfolios managed by OFFITBANK. Asset allocations to non-U.S. dollar denominated securities were substantially eliminated in the current period and, consequently, foreign exchange revenue declined.

         Custody revenue for the three months ended March 31, 1999 period compared to the three months ended March 31, 1998 period increased by $72 thousand or 45%. OFFITBANK began a broader custody initiative in late 1996 to function as custodian for assets directly managed by it as well as acting as master custodian for a select number of clients. The increase in custody revenue is the result of the broader initiative and the growth of assets under management.

YEAR ENDED DECEMBER 31, 1998 COMPARED TO THE YEAR ENDED DECEMBER 31, 1997

Net Income

         OFFITBANK Holdings' net income applicable to common stock for the year ended December 31, 1998 was $4.7 million ($.49 per diluted common share) as compared to $3.3 million ($.35 per diluted common share) for year ended December 31, 1997, an increase of $1.4 million ($0.14 per diluted common share), or 43%. The improved performance was the result of revenue growth of $5.1 million offset by the $2.8 million increase in operating expenses, including a $631 thousand write-off of costs associated with a contemplated public offering.

Revenue

         OFFITBANK Holdings' revenue for the year ended December 31, 1998 was $41.2 million as compared to $36.1 million for the year ended December 31, 1997, an increase of $5.1 million or 14%. The primary reason for the increase was an increase in management fees which accounted for $5.3 million, or 104% of the total increase. The increase in fees is principally attributable to an increase in average managed assets of $1.2 billion, 14%, to $9.8 billion for the year ended December 31, 1998 from $8.6 billion for the year ended December 31, 1997. Managed assets increased primarily due to new client investments.

Operating Expenses

         Total operating expenses, including the write-off of offering costs, increased by $2.8 million, or 9%, to $33 million for the year ended December 31, 1998, from $30.2 million for the year ended December 31, 1997. Excluding the write-off of offering costs, operating expenses increased 7% or $2.2 million for the period.

         Salaries and employee benefits expense for the year ended December 31, 1998 was $21.6 million compared to $19.2 million for the year ended December 31, 1997, an increase of $2.4 million or 13%. This increase was primarily due to the addition of client service and investment management professionals.

         Occupancy expense increased $700 thousand to $2.5 million for the year ended December 31, 1998 from $1.8 million for the year ended December 31, 1997. This increase was primarily due to additional office space leased in New York starting in the fourth quarter of 1997.

         Professional fees decreased by $140 thousand or 23% to $475 thousand for the year ended December 31, 1998 from $615 thousand for the year ended December 31, 1997. The reduction was principally the result of the non-recurrence of legal fees incurred in conjunction with new product development in 1997.

         Equity in losses of an affiliate decreased by $1.3 million to $0 for the year ended December 31, 1998. The remaining investment was expensed during 1997. This expense was the result of OFFITBANK's equity investment in a wealth management software development affiliate, which is a consortium of other private banks and high net worth families. OFFITBANK has not made any oral or written commitments to provide the company with guarantees or additional debt or equity financing.

Assets Under Management

         Assets under management for the year ended December 31, 1998 increased by $961 million, 10%, to $10.3 billion from the year ended December 31, 1997. Reinvestment of investment income of approximately $474 million and net inflow of assets of approximately $660 million were offset by asset reductions due to market declines of approximately $173 million. Growth in fee revenue exceeded the growth in average assets due to growth in specialized fixed income investments, such as high yield, and the expanded use in the current period of value-added total return investment strategies for client portfolios. These strategies employ multiple asset classes and such portfolios, which often use mutual funds, typically generate higher average fee levels.

Other Sources of Revenue

         OFFITBANK acts as "riskless principal" on behalf of its clients in the interbank foreign exchange market at a disclosed fixed bid to offer spread. Foreign exchange revenue for the period decreased by $282 thousand or 45%. Foreign exchange revenue is incidental to the international investments held in client portfolios managed by OFFITBANK. Asset allocations to non-U.S. dollar denominated securities were reduced, and, consequently, foreign exchange revenue declined.

         Custody revenue for the period increased by $140 thousand or 23%. OFFITBANK began a broader custody initiative in late 1996 to function as custodian for assets directly managed by it as well as acting as master custodian for a select number of clients. The increase in custody revenue is the result of the broader initiative and the growth of assets under management.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO THE YEAR ENDED DECEMBER 31, 1996

Net Income

         OFFITBANK Holdings' net income applicable to common stock for the year ended December 31, 1997 was $3.3 million ($.35 per diluted share of common stock), as compared to $2.4 million ($.26 per diluted share of common stock) for the year ended December 31, 1996 an increase of $0.9 million ($0.09 per diluted share of common stock) or 36%. The improved performance was the result of revenue growth of $4.6 million offset by the $3.0 million increase in operating expenses and equity in the loss of an affiliate.

Revenue

         OFFITBANK Holdings' revenue for the year ended December 31, 1997 was $36.1 million as compared to the year ended December 31, 1996 of $31.4 million, an increase of $4.6 million or 15%. The primary reason for the increase was an increase in management fees which accounted for $4.6 million, or 100% of the total increase. The increase in fees is principally attributable to an increase in average managed assets of $1.3 billion, or 18%, to $8.6 billion for the year ended December 31, 1997 from $7.3 billion for the year ended December 31, 1996. Managed assets increased primarily due to new client investments.

Operating Expenses

         Total operating expenses increased $3.0 million, or 11%, to $30.2 million for the year ended December 31, 1997, from $27.2 million for the year ended December 31, 1996. Excluding equity in losses of an affiliate, operating expenses increased 9% or $2.3 million for the period.

         Salaries and employee benefits expense for the year ended December 31, 1997 was $19.2 million as compared to $17.4 million for the year ended December 31, 1996, an increase of $1.8 million or 11%. This increase was primarily due to the addition of client service and investment management professionals.

         Professional fees decreased by $178 thousand or 22% to $615 thousand for the year ended December 31, 1997 from $793 thousand for the year ended December 31, 1996. The reduction in cost was principally the result of the non-recurrence of legal fees incurred in conjunction with new products begun in 1996.

         Advertising and marketing expenses were $2.0 million for the year ended December 31, 1997 as compared to $1.5 million for 1996, an increase of $0.5 million or 33%. This increase was primarily due to increasing expenditures in connection with management's initiative to increase OFFITBANK's name recognition which began in 1996.

         Equity in losses of an affiliate increased $669 thousand to $1.3 million for the year ended December 31, 1997 from $665 thousand for the year ended December 31, 1996. This expense is the result of OFFITBANK's equity investment in a wealth management software development affiliate, which is a consortium of other private banks and high net worth families. The software affiliate experienced operating losses due to technology development costs incurred in 1996.

Assets Under Management

         Assets under management for the year ended December 31, 1997 increased by $1.3 billion, or 16%, to $9.3 billion from the year ended December 31, 1996. Market appreciation accounted for approximately 8% or $107 million of the increase, reinvestment of investment income accounted for approximately 30% or $390 million of the increase, and the remainder of approximately $803 million was the result of net inflow of assets. Growth in fee revenue exceeded the growth in average assets due to growth in specialized fixed income investments, such as high yield, and the expanded use in the current period of value-added total return investment strategies for client portfolios. These strategies employ multiple asset classes and such portfolios, which often use mutual funds, typically generate higher average fee levels.

Other Sources of Revenue

         OFFITBANK acts as "riskless principal" on behalf of its clients in the interbank foreign exchange market at a disclosed fixed bid to offer spread. Foreign exchange revenue for the period decreased by $713 thousand or 53%. Foreign exchange revenue is incidental to the international investments held in client portfolios managed by OFFITBANK. Asset allocations to non-U.S. dollar denominated securities were reduced, and, consequently, foreign exchange revenue declined.

         Custody revenue for the period increased by $247 thousand or 69%. OFFITBANK began a broader custody initiative in late 1996 to function as custodian for assets directly managed by it as well as master custodian for a select number of clients. The increase in custody revenue is the result of the broader initiative and the growth of assets under management.

LIQUIDITY AND CAPITAL RESOURCES

         OFFITBANK Holdings' operations have historically generated cash flows in excess of the needs of its business plans. Cash flow provided from OFFITBANK Holdings' operations was $4.5 million, $5.8 million and $3.7 million for the years ended December 31, 1998, 1997 and 1996, respectively. Cash flows from investing activities generally include capital expenditures and the results of investment securities sales and purchases. OFFITBANK Holdings has no material commitments for capital expenditures.

         Cash flows from financing activities include cash dividends to shareholders. In 1998, cash dividends of approximately $3.1 million were paid. OFFITBANK Holdings believes that its cash flows from operations will be sufficient to fund dividends and its operations for at least the next two years.

YEAR 2000

         Virtually all U.S. financial institutions are reviewing and modifying their computer systems to ensure that they are year 2000 compliant. The main problem is that many existing computer systems contain date-based functions which use only two digits to identify a year in the date field, with the assumption that the first two digits of the year are always "19". Consequently, systems that are not year 2000 compliant may read the year as 1900 on January 1, 2000. Systems that calculate, compare or sort using the incorrect date may malfunction. OFFITBANK's Director of Technology and his staff have been evaluating and addressing the year 2000 issue as it relates to OFFITBANK's systems and business since the fourth quarter of 1996 under the supervision of the Audit Committee of OFFIT Holdings' Board of Directors. OFFITBANK has developed a comprehensive year 2000 readiness plan in order to remediate its key technology systems and to address year 2000 issues in other systems.

         OFFITBANK has generally focused its year 2000 compliance analysis on four areas: its "technology platform", namely the computer, telecommunications and similar systems used in its day-to-day operations; its line of business applications/software; the accounting and foreign exchange software used by OFFITBANK; its other "packaged" software, namely licensed software packages used by OFFITBANK for purposes not directly supporting its core mission; and year 2000 compliance by external vendors who provide services other than those addressed above.

         With respect to its technology platform, OFFITBANK has tested all server and desktop hardware and has confirmed that it is year 2000 compliant. In addition, OFFITBANK has completed an upgrade of market data applications provided by three key information technology vendors and has confirmed that all systems supplied to OFFITBANK by these vendors are now year 2000 compliant. In addition, all software being run on OFFITBANK's servers has been tested and validated as year 2000 compliant. All telecommunications equipment is also year 2000 compliant, and OFFITBANK has completed the installation of redundant telecommunications services to provide an alternate path for local, long distance and Internet access. All local area network equipment is year 2000 compliant, and, following the recent installation of certain new routers, all wide-area network equipment is now year 2000 compliant.

         All of OFFITBANK's key line-of-business software has been tested and is year 2000 compliant. This category of software includes certain accounting software and software used to facilitate foreign exchange transactions. OFFITBANK recently began using a new portfolio accounting system which has been confirmed as year 2000 compliant.

         OFFITBANK also has completed a year 2000 readiness audit of the "packaged" software in use throughout the company. This audit identified a small number of applications requiring updates in order to be qualified as year 2000 compliant. OFFITBANK has since procured and tested all of the required service releases and updates to address these minor problems, and the installation of these releases and updates has been successfully completed.

         Commencing in the first quarter of 1999, OFFITBANK began communicating with, and sending written inquiries to, third parties who supply services that are not critical to its core mission to provide financial services to clients concerning their year 2000 readiness. These third parties include vendors from whom OFFITBANK purchases various goods and services, providers of general infrastructure services such as the carriers who provide voice, data and wireless telecommunication services and utility companies serving OFFITBANK, brokers, correspondent banks and banks with whom OFFITBANK maintains foreign exchange relationships. OFFITBANK continues to collect and analyze information received from these third parties as part of the process of evaluating its alternatives and attempting to mitigate third party risks. To the extent that a vendor or counterparty has not confirmed a satisfactory readiness status by mid-year 1999, OFFITBANK intends to take appropriate action to readdress the situation, possibly including replacement of the relevant vendor or counterparty. OFFITBANK requires on an ongoing basis that new vendors or counterparties satisfy it regarding their year 2000 readiness.

         OFFITBANK has formulated a Business Continuity Plan which addresses the recovery of current applications and services used by OFFITBANK in the event of disruption and provides for operating from an alternative facility, if necessary. The plan also contains manual recovery procedures to facilitate the continued operation of critical business functions in the absence or failure of supporting applications or services. This plan will continue to be updated and tested throughout 1999.

         OFFITBANK believes that its reasonably likely worst case year 2000 scenario would be a failure of a service provider, public utility or other third party which would disrupt OFFITBANK's ability to service its clients for a period of time. OFFITBANK's operations and financial condition could be materially impacted if any of these failures were not corrected within a reasonable period of time. OFFIT Holdings is confident that its efforts at remediation will greatly reduce any disruption, although it is not possible to predict accurately the consequences of a year 2000 failure.

         The total out-of-pocket cost to OFFITBANK of its year 2000 readiness efforts is expected to be approximately $300,000, of which approximately $250,000 had been incurred through December 31, 1998. This amount primarily includes the costs of additional hardware and software. OFFITBANK does not separately track the internal costs incurred for its year 2000 project, but these costs are principally the related payroll costs for its information systems group. OFFITBANK is relying on internal personnel to achieve year 2000 readiness and, as a result, other information systems projects may be prolonged or delayed. However, management does not believe that this is likely to have any material adverse effect on OFFITBANK.

         All year 2000 information provided in this document is a "Year 2000 Readiness Disclosure" as defined in the Year 2000 Information and Readiness Disclosure Act and is subject to the terms thereof. This year 2000 information is provided pursuant to securities law requirements and may not be taken as any form of covenant, warranty, representation or guaranty.

INTEREST RATE SENSITIVITY

         OFFITBANK Holdings' revenues are derived almost exclusively from fees which are based on the values of assets managed or administered. Such values are affected by changes in the broader financial markets which are, in part, affected by changing interest rates. In a period of rapidly rising interest rates, management fee revenue may be negatively impacted by reduced asset values and redemptions, which would reduce managed assets, thereby reducing management fees and certain other revenue.

ECONOMIC AND MARKET CONDITIONS

         The financial markets and the investment management industry in general have experienced record performance and record growth in recent years. The financial markets and businesses operating in the securities industry, however, are highly volatile and are directly affected by, among other factors, domestic and foreign economic conditions and general trends in business and finance, all of which are beyond the control of OFFITBANK Holdings. There can be no assurance that broader market performance will be favorable in the future. Any decline in the financial markets or a lack of sustained growth may result in a corresponding decline in performance by OFFITBANK Holdings and may adversely affect managed assets and related fees.

IMPACT OF INFLATION AND CHANGING PRICES

         The financial statements and notes thereto presented elsewhere herein have been prepared in accordance with generally accepted accounting principles, which require the measurement of financial position and operating results in terms of historical dollars without considering the change in the relative purchasing power of money over time and due to inflation. The impact of inflation is reflected in the increased cost of OFFITBANK Holdings' operations. In addition, interest rates have a greater impact on OFFITBANK Holdings' performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of OFFITBANK Holdings -- Interest Rate Sensitivity".

NEW ACCOUNTING PRONOUNCEMENTS

         SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information," is effective for financial statements for periods beginning after December 15, 1997. This statement requires financial and descriptive information about an entity's operating segments to be included in the annual financial statements.

         SFAS No. 132, "Employers' Disclosures about Pensions and Other Post-Retirement Benefits," is effective for fiscal years beginning after December 15, 1997. This statement revises employers' disclosures about pension and other post-retirement benefit plans. It does not change the measurement or recognition of those plans.

         SFAS No. 133, "Accounting for Derivative Instruments and for Hedging Activities," is effective for fiscal years beginning after June 15, 2000. This statement standardizes the accounting for derivative instruments and the derivative portion of certain other contracts that have similar characteristics by requiring that an entity recognize those instruments and derivative portions of other contracts as assets or liabilities in the statement of financial position and measure them at fair value.

         OFFITBANK Holdings believes that the adoption of SFAS No. 131 and SFAS No. 132 did not have a material impact on its financial statements and that the adoption of SFAS No. 133 will not have a material impact on its financial statements.

       VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS OF OFFITBANK HOLDINGS

         The following table lists (1) the only shareholders known by OFFITBANK Holdings to be the beneficial owners of more than five percent of outstanding OFFITBANK Holdings common stock and (2) the names of directors and executive officers of OFFITBANK Holdings and their beneficial ownership of shares of OFFITBANK Holdings common stock, each as of June 24, 1999.

NAME AND ADDRESS OF                                        AMOUNT AND NATURE               PERCENT OF
    BENEFICIAL OWNER (1)                              OF BENEFICIAL OWNERSHIP (2)            CLASS
-------------------------                             ---------------------------          ----------
Morris W. Offit *+                                         2,641,863(3)(4)                   26.64
H. Furlong Baldwin +                                               0(5)                          0
David I. Margolis +                                          112,500                          1.13
Harvey M. Meyerhoff +                                        112,500                          1.13
George R. Packard +                                              180                            *
Edward V. Regan +                                                  0                             0
Ricardo Steinbruch +                                         884,811(6)                       8.92
Leslie F. B. Ashburner *                                     588,624                          5.93
Jack D. Burks (7) *                                          588,624                          5.93
Carolyn N. Dolan *                                           588,624(8)                       5.93
Wallace Mathai-Davis *                                       294,321                          2.97
Vincent M. Rella *                                            58,872                            *
Steven T. Shapiro *                                          591,000                          5.96
Albert C. Bellas *                                           405,000                          4.08
John H. Haldeman, Jr. *                                      176,580                          1.78
Richard M. Johnston *                                        198,147                          2.00
Stephen B. Wells *                                            80,610                            *
Directors and Executive Officers as a group                7,322,256                         73.84

-------------------------------

+        Director.

         Executive officer.

*        Less than 1%.

(1) Except as otherwise indicated, the address of each person is in care of OFFITBANK Holdings at its principal executive office.

(2) Calculated pursuant to Rule 13d-3(d) of the Exchange Act. Unless stated below, each such person has sole voting and investment power with respect to all such shares. Includes the following number of shares of common stock that may be acquired within sixty (60) days of the date of this document through the exercise of stock options under OFFITBANK Holdings' stock plans: Mr. Bellas, 315,000 shares; Mr. Johnston, 170, 874 shares; Mr. Wells, 68,196 shares; and all directors and officers as a group, 554,070 shares.

(3) Does not include an aggregate of 90,000 shares (.9725%) owned by Mr. Offit's two adult sons who maintain their own respective separate residences.

(4) Includes 500,000 shares of common stock which are owned by MWO Family LLC of which Mr. Offit is a member manager with a 1% interest in profits and losses and in which members of his family hold the remaining membership interests. Also includes 500,000 shares of common stock which are owned by The Morris W. Offit Charitable Lead Annuity Trust of which Mr. Offit's wife is one of two trustees and in which Mr. Offit's children are the remaindermen. Mr. Offit disclaims beneficial ownership of 495,000 of the shares owned by MWO Family LLC and disclaims beneficial ownership of all of the shares of common stock owned by the trust.

(5) Does not include 225,000 shares of common stock held by Mercantile Bankshare Corporation of which Mr. Baldwin is Chairman and Chief Executive Officer. Mr. Baldwin disclaims beneficial interest in these shares.

(6) These shares are held in the name of Fibra Holdings, Ltd., a British Virgin Islands corporation controlled by Mr. Steinbruch's family. Fibra Holdings, Ltd.'s business address is Rua Itacolomie 412, Higienopolis, Sao Paulo, SP 01239-202.

(7) Includes 117,726 shares of common stock held by Mr. Burks under a voting trust agreement dated September 13, 1996, under which Mr. Burks is the voting trustee. Mr. Burks disclaims beneficial ownership of such shares.

(8) Includes 96,000 shares of common stock which are owned by The Dolan Limited Partnership of which Ms. Dolan is the general partner and in which trusts for the benefit of her minor children are the limited partners. Ms. Dolan disclaims beneficial ownership of 95,040 of the shares of common stock owned by this partnership.


                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited Wachovia's consolidated financial statements included in Wachovia's Annual Report on Form 10-K for the year ended December 31, 1998, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Wachovia's financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

         The financial statements of OFFITBANK Holdings as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998 included in this proxy statement/prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                        VALIDITY OF WACHOVIA COMMON STOCK

         William M. Watson, Jr., Senior Vice President, Counsel & Secretary of Wachovia, will pass upon the validity of the shares of Wachovia common stock being offered pursuant to the merger.

                                  OTHER MATTERS

         As of the date of this proxy statement/prospectus, the OFFITBANK Holdings board does not know of any matters that will be presented for consideration at the special meeting other than as described in this proxy statement/prospectus. However, the proposed proxy will be deemed to confer authority to the individuals named as authorized therein to vote the shares represented by such proxy as to any matters that fall within the purposes outlined in the Notice of Special Meeting as determined by a majority of OFFITBANK Holdings' board, including any adjournments or postponements. Nonetheless, a proxy which is voted against the proposal to approve the merger will not be voted in favor of any adjournment or postponement.

                       WHERE YOU CAN FIND MORE INFORMATION

         Wachovia has filed with the SEC a registration statement under the Securities Act that registers the distribution to OFFITBANK Holdings shareholders of the shares of Wachovia common stock to be issued in connection with the merger. The registration statement, including the attached exhibits and schedules, contains additional relevant information about Wachovia and Wachovia common stock. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this proxy statement/prospectus.

         In addition, Wachovia files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates.

         The SEC also maintains an Internet worldwide web site that contains reports, proxy statements and other information about issuers, like Wachovia, who file electronically with the SEC. The address of the site is http://www.sec.gov.

         You can also inspect reports, proxy statements and other information about Wachovia at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

         The SEC allows Wachovia to "incorporate by reference" information into this proxy statement/prospectus. This means that the company can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this proxy statement/prospectus, except for any information that is superseded by information that is included directly in this document.

         This proxy statement/prospectus incorporates by reference the documents listed below that Wachovia has previously filed with the SEC. They contain important information about Wachovia and its financial condition.


WACHOVIA SEC FILINGS                          PERIOD
--------------------                          ------
Annual Report on Form 10-K...............     Year ended December 31, 1998
Quarterly Report on Form 10-Q............     Quarter ended March 31, 1999
Current Reports on Form 8-K..............     Dated January 21 and May 14, 1999


The description of Wachovia common stock set forth in the Wachovia's registration statement on Form 8-B filed pursuant to Section 12 of the Exchange Act including any amendment or report filed with the SEC for the purpose of updating such description.

         Wachovia incorporates by reference additional documents that it may file with the SEC between the date of this proxy statement/prospectus and the date of the special meeting. These documents include periodic reports, such as Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

         Wachovia has supplied all information contained or incorporated by reference in this proxy statement/prospectus relating to Wachovia, as well as all pro forma financial information, and OFFITBANK Holdings has supplied all such information relating to OFFITBANK Holdings.

         Documents incorporated by reference are available from Wachovia without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference as an exhibit in this proxy statement/prospectus. You can obtain documents incorporated by reference in this proxy statement/prospectus by requesting them in writing or by telephone from Wachovia at the following addresses:


                              WACHOVIA CORPORATION

           P.O. Box 3099                            191 Peachtree Street, N.E.
Winston-Salem, North Carolina 27150    or             Atlanta, Georgia 30303
     Telephone: (336) 732-2549                       Telephone: (404) 332-6661

IF YOU WOULD LIKE TO REQUEST DOCUMENTS, PLEASE DO SO BY JULY 23, 1999 TO RECEIVE THEM BEFORE THE SPECIAL MEETING. IF YOU REQUEST ANY INCORPORATED DOCUMENTS FROM US, WE WILL MAIL THEM TO YOU BY FIRST CLASS MAIL, OR ANOTHER EQUALLY PROMPT MEANS, WITHIN ONE BUSINESS DAY AFTER WE RECEIVE YOUR REQUEST.

WE HAVE NOT AUTHORIZED ANYONE TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATION ABOUT THE MERGER OR OUR COMPANIES THAT IS DIFFERENT FROM, OR IN ADDITION TO, THAT CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS OR IN ANY OF THE MATERIALS THAT WE HAVE INCORPORATED INTO THIS DOCUMENT. THEREFORE, IF ANYONE DOES GIVE YOU INFORMATION OF THIS SORT, YOU SHOULD NOT RELY ON IT. IF YOU ARE IN A JURISDICTION WHERE OFFERS TO EXCHANGE OR SELL, OR SOLICITATIONS OF OFFERS TO EXCHANGE OR PURCHASE, THE SECURITIES OFFERED BY THIS DOCUMENT OR THE SOLICITATION OF PROXIES IS UNLAWFUL, OR IF YOU ARE A PERSON TO WHOM IT IS UNLAWFUL TO DIRECT THESE TYPES OF ACTIVITIES, THEN THE OFFER PRESENTED IN THIS DOCUMENT DOES NOT EXTEND TO YOU. THE INFORMATION CONTAINED IN THIS DOCUMENT SPEAKS ONLY AS OF THE DATE OF THIS DOCUMENT UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES.

                  OFFITBANK HOLDINGS, INC. FINANCIAL STATEMENTS




FINANCIAL STATEMENTS:

  UNAUDITED
       Balance Sheets as of March 31, 1999 and 1998......................................................     F-2
       Statements of Income for the Three Months Ended March 31, 1999 and 1998...........................     F-3
       Statements of Cash Flows for the Three Months Ended March 31, 1999 and 1998.......................     F-4
       Notes to Financial Statements.....................................................................     F-5

  AUDITED
       Report of Independent Accountants.................................................................     F-6
       Balance Sheets as of December 31, 1998 and 1997...................................................     F-7
       Statements of Income for the Years Ended December 31, 1998, 1997 and 1996.........................     F-8
       Statements of Changes in Shareholders' Equity for the Years Ended December 31, 1998,
         1997 and 1996...................................................................................     F-9
       Statements of Cash Flows for the Years Ended December 31, 1998, 1997 and
         1996............................................................................................     F-11
       Notes to Financial Statements.....................................................................     F-12

BALANCE SHEETS (UNAUDITED)*
------------------------------------------------------------------------------------------------------------------------
                                                                                           MARCH 31,      DECEMBER 31,
                                                                                             1999             1998
                                                                                         ------------     ------------
ASSETS
               Cash and interest-bearing deposits with banks ........................    $  1,729,186     $    914,745
               Management fees receivable, net of allowance for doubtful
                  accounts of $40,000 ...............................................       2,608,364        2,380,510
               Prepaid assets .......................................................         745,020          595,468
               Investments available for sale .......................................      22,046,108       21,754,257
               Fixed assets, net ....................................................       2,087,527        2,193,520
               Other assets .........................................................       4,278,855        4,212,880
                                                                                         ------------     ------------

                             TOTAL ASSETS ...........................................    $ 33,495,060     $ 32,051,380
                                                                                         ============     ============

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
               Accounts payable and accrued expenses ................................    $    919,485     $    968,890
               Accrued salaries and employee benefits ...............................       1,946,177          874,034
               Dividends payable ....................................................            --          1,542,468
               Deferred rent ........................................................       1,128,788        1,150,470
               Other Liabilities ....................................................       1,091,166          521,405
                                                                                         ------------     ------------

                             TOTAL LIABILITIES ......................................    $  5,085,616     $  5,057,267
                                                                                         ============     ============

Stockholders' equity:
               Common stock;  $.01 par value, 30,000,000 shares authorized,
               9,254,808 shares outstanding .........................................          92,548           92,548
               Paid-in-capital ......................................................      11,489,661       11,489,661
               Retained earnings ....................................................      16,987,857       15,518,252
               Accumulated other comprehensive income ...............................        (160,622)        (106,348)
                                                                                         ------------     ------------

                             TOTAL STOCKHOLDERS' EQUITY .............................    $ 28,409,444     $ 26,994,113
                                                                                         ============     ============

                             TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .............    $ 33,495,060     $ 32,051,380
                                                                                         ============     ============


-------------------------

* All historical financial data relating to pre-1999 periods are based solely on OFFITBANK operations.

STATEMENTS OF INCOME (UNAUDITED)
--------------------------------------------------------------------------------
                                                       FOR THE THREE MONTHS
                                                          ENDED MARCH 31,
                                                   -----------------------------
                                                       1999             1998
                                                   ------------     ------------
REVENUES:
  Management fees .............................    $  9,955,368     $  9,379,347
  Interest and dividends ......................         302,656          284,486
  Foreign exchange ............................           8,000          276,407
  Custody .....................................         232,517          160,769
  Net realized gains/(losses) in
    investments available for sale ............         120,590           81,056
  Other .......................................          39,435           32,257
                                                   ------------     ------------
    Total revenues ............................    $ 10,658,566     $ 10,214,322

EXPENSES:
  Salaries and employee benefits ..............       5,533,859        5,272,857
  Occupancy ...................................         564,701          577,671
  Advertising and marketing ...................         450,716          518,536
  Data processing and software
   development ................................         240,447          256,891
  Depreciation and amortization ...............         182,499          198,000
  Professional fees ...........................         125,000          142,917
  Market research and information
    services ..................................         216,197          192,889
  Insurance ...................................         124,515          108,484
  Other .......................................         524,108          569,971
                                                   ------------     ------------
    Total expenses ............................       7,962,042        7,838,216
    Income before income taxes ................       2,696,524        2,376,106
Income taxes ..................................       1,226,918          996,726
                                                   ------------     ------------

  Net income ..................................    $  1,469,606     $  1,379,380
                                                   ============     ============
Other comprehensive income (loss) .............         (54,274)           2,709
                                                   ------------     ------------

   Comprehensive Income .......................    $  1,415,332     $  1,382,089
                                                   ============     ============

  Net income per share ........................    $        .16     $        .15
                                                   ============     ============


  Net income per share, diluted ...............    $        .15     $        .15
                                                   ============     ============


------------------------

* All historical financial data relating to pre-1999 periods are based solely on OFFITBANK operations.

STATEMENT OF CASH FLOWS (UNAUDITED)*
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                FOR THE                FOR THE
                                                                                           THREE MONTHS ENDED     THREE MONTHS ENDED
                                                                                             MARCH 31, 1999        MARCH 31, 1998
                                                                                           ------------------     ------------------
CASH FLOWS FROM OPERATING ACTIVITIES:
       Net income ...................................................................         $  1,469,605          $  1,379,380

ADJUSTMENTS TO RECONCILE NET INCOME TO NET CASH PROVIDED BY OPERATING
        ACTIVITIES:
        Depreciation and amortization ...............................................              182,499               198,000
        Net realized gains on investments available for sale ........................             (120,590)              (81,056)
        Change in bond premium/discount .............................................               (1,434)               (1,445)
        Change in assets and liabilities:
                      Management fees receivable ....................................             (227,854)             (308,198)
                      Prepaid assets ................................................             (149,552)              (74,039)
                      Other assets ..................................................              (24,595)             (171,419)
                      Accounts payable and accrued expenses .........................              (49,405)             (111,236)
                      Accrued salaries and employee benefits ........................            1,072,143             1,111,196
                      Deferred rent .................................................              (21,682)              260,844
                      Dividends payable and other liabilities .......................             (972,709)             (831,189)
                                                                                              ------------          ------------

        NET CASH PROVIDED BY OPERATING ACTIVITIES ...................................         $  1,156,426          $  1,370,838
                                                                                              ------------          ------------



 CASH FLOWS FROM INVESTING ACTIVITIES:
        Proceeds from sale of investments available for sale........................            3,993,711             6,781,485
        Proceeds from maturities of investments available for.......................              510,000             4,000,000
        Purchases of investments available for sale.................................           (4,769,190)          (11,170,932)
        Purchase of fixed assets....................................................              (76,506)             (390,831)
                                                                                              ------------          ------------

        NET CASH USED IN INVESTING ACTIVITIES .......................................         $   (341,985)         $   (780,278)
                                                                                              ------------          ------------


CASH FLOWS FROM FINANCING ACTIVITIES:
        Proceeds from stock options exercised .......................................                 --                 100,000
                                                                                              ------------          ------------

        NET CASH PROVIDED BY FINANCING ACTIVITIES...................................          $       --            $    100,000
                                                                                              ------------          ------------


Net increase in cash and interestbearing deposits with banks ........................              814,441               690,560

Cash and interest-bearing deposits with banks at beginning of
        period ......................................................................         $    914,745          $  1,263,736
                                                                                              ------------          ------------


Cash and interest-bearing deposits with banks at end of period ......................         $  1,729,186          $  1,954,296
                                                                                              ------------          ------------


---------------------

* All historical financial data relating to pre-1999 periods are based solely on OFFITBANK operations.

NOTES TO FINANCIAL STATEMENTS

The consolidated financial statements conform to generally accepted accounting principles and to general industry practices. The accompanying interim financial statements are unaudited; however, in the opinion of management, all adjustments necessary for the fair presentation of the consolidated financial statements have been included. All such adjustments are of a normal recurring nature.

                        REPORT OF INDEPENDENT ACCOUNTANTS



To the Board of Directors and Shareholders of OFFITBANK


In our opinion, the accompanying balance sheets and the related statements of income, of changes in stockholders' equity and of cash flows present fairly, in all material respects, the financial position of OFFITBANK (the "Company") at December 31, 1998 and 1997, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.



/s/ PricewaterhouseCoopers LLP
----------------------------------------------
PricewaterhouseCoopers LLP

New York, N.Y.
February 23, 1999

OFFITBANK
BALANCE SHEETS

                                                                                                             DECEMBER 31,
                                                                                                   ---------------------------------
                                                                                                       1998                1997
                                                                                                   ------------         ------------
ASSETS
Cash and interest-bearing deposits with banks .............................................        $    914,745         $  1,263,736
Management fees receivable, net of allowance for doubtful accounts
    of $40,000 at December 31, 1998 and 1997 ..............................................           2,380,510            1,944,955
Prepaid assets ............................................................................             595,468              428,466
Investments available for sale ............................................................          21,754,257           20,730,571
Fixed assets, net .........................................................................           2,193,520            2,321,279
Other assets ..............................................................................           4,212,880            3,763,915
                                                                                                   ------------         ------------
         TOTAL ASSETS .....................................................................        $ 32,051,380         $ 30,452,922
                                                                                                   ============         ============
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
    Accounts payable and accrued expenses .................................................        $    968,890         $  1,372,936
    Accrued salaries and employee benefits ................................................             874,034              720,126
    Dividends payable .....................................................................           1,542,468            1,540,468
    Deferred rent .........................................................................           1,150,470              761,131
    Other liabilities .....................................................................             521,405              389,778
                                                                                                   ------------         ------------
         TOTAL LIABILITIES ................................................................        $  5,057,267         $  4,784,439
                                                                                                   ============         ============
Commitments and contingencies (Note 12)
Stockholders' equity:
     Common stock; $0.01 par value, 30,000,000 shares authorized, 9,254,808 outstanding at December 31, 1998; 9,242,808 outstanding at December 31,
     1997 .................................................................................              92,548               92,428
     Additional paid-in capital ...........................................................          11,489,661           11,389,781
     Retained earnings ....................................................................          15,518,252           13,903,114
     Accumulated other comprehensive income ...............................................            (106,348)             283,160
                                                                                                   ------------         ------------
         TOTAL STOCKHOLDERS' EQUITY .......................................................        $ 26,994,113         $ 25,668,483
                                                                                                   ------------         ------------
         TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .......................................        $ 32,051,380         $ 30,452,922
                                                                                                   ============         ============



   The accompanying notes are an integral part of these financial statements.

OFFITBANK
STATEMENTS OF INCOME


                                                                                              FOR THE YEAR ENDED
                                                                                                  DECEMBER 31,
                                                                           ---------------------------------------------------------
                                                                              1998                    1997                  1996
                                                                           -----------            -----------            -----------
REVENUES:
Management fees ...............................................            $38,171,710            $32,867,879            $28,219,941
Interest and dividends ........................................              1,363,602              1,363,450              1,200,425
Foreign exchange ..............................................                345,103                627,284              1,340,761
Custody .......................................................                745,235                606,458                359,504
Net realized gains on investments
     available for sale .......................................                393,813                320,726                183,867
Other .........................................................                199,154                306,525                141,654
                                                                           -----------            -----------            -----------
     TOTAL REVENUES ...........................................            $41,218,617            $36,092,322            $31,446,152
                                                                           -----------            -----------            -----------
EXPENSES:
Salaries and employee benefits ................................            $21,600,363            $19,232,604            $17,376,295
Occupancy .....................................................              2,481,600              1,823,397              1,788,163
Advertising and marketing .....................................              1,952,098              1,999,651              1,506,188
Data processing and software
     development ..............................................              1,154,332                809,207                722,002
Depreciation and amortization .................................                712,410                738,610                724,170
Professional fees .............................................                474,998                615,000                792,956
Market research and information services ......................                766,700                768,776                747,781
Insurance .....................................................                479,309                434,183                430,977
Equity in losses of affiliate .................................                   --                1,334,654                665,346
Offering costs ................................................                631,282                   --                     --
Other .........................................................              2,721,451              2,425,661              2,422,478
                                                                           -----------            -----------            -----------
     TOTAL EXPENSES ...........................................            $32,974,543            $30,181,743            $27,176,356
                                                                           ===========            ===========            ===========
INCOME BEFORE INCOME TAXES ....................................              8,244,074              5,910,579              4,269,796
Income taxes ..................................................              3,544,000              2,630,000              1,864,257
                                                                           -----------            -----------            -----------
NET INCOME ....................................................            $ 4,700,074            $ 3,280,579            $ 2,405,539
                                                                           ===========            ===========            ===========
     EARNINGS PER SHARE - BASIC ...............................            $       .51            $       .35            $       .26
                                                                           ===========            ===========            ===========
     EARNINGS PER SHARE - ASSUMING
  DILUTION ....................................................            $       .49            $       .35            $       .26
                                                                           ===========            ===========            ===========




   The accompanying notes are an integral part of these financial statements.

OFFITBANK
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY

                                                                                                         ACCUMULATED
                                                          COMMON STOCK        ADDITIONAL                    OTHER
                                                      --------------------     PAID-IN      RETAINED    COMPREHENSIVE  STOCKHOLDERS'
                                                        SHARES   PAR VALUE     CAPITAL      EARNINGS        INCOME        EQUITY
                                                      ---------  ---------   -----------  -----------   -------------  ------------
BALANCE, DECEMBER 31, 1995 .......................... 9,242,808  $  92,428   $11,389,781  $12,098,976     $ 247,070    $ 23,828,255
Comprehensive income
 Net income .........................................      --         --            --      2,405,539          --         2,405,539
 Other comprehensive income, net of taxes
  Unrealized (losses) on investments available
   for sale, net of reclassifications (net of tax
   benefit of $63,440) ..............................      --         --            --           --         (81,731)        (81,731)
                                                                                          -----------     ---------    ------------
Total comprehensive income ..........................                                       2,405,539       (81,731)      2,323,808
                                                                                          -----------     ---------    ------------
Dividends declared ..................................      --         --            --     (1,263,184)         --        (1,263,184)
                                                      ---------  ---------   -----------  -----------     ---------    ------------
BALANCE, DECEMBER 31, 1996 .......................... 9,242,808  $  92,428   $11,389,781  $13,241,331     $ 165,339    $ 24,888,879
Comprehensive income
 Net income .........................................      --         --            --      3,280,579          --         3,280,579
 Other comprehensive income, net of taxes
 Unrealized gains on investments available
   for sale, net of reclassifications (net of
   taxes of $94,469) ................................      --         --            --           --         117,821         117,821
                                                                                          -----------     ---------    ------------
Total comprehensive income ..........................                                       3,280,579       117,821       3,398,400
                                                                                          -----------     ---------    ------------
Dividends declared ..................................      --         --            --     (2,618,796)         --        (2,618,796)
                                                      ---------  ---------   -----------  -----------     ---------    ------------
BALANCE, DECEMBER 31, 1997 .......................... 9,242,808  $  92,428   $11,389,781  $13,903,114     $ 283,160    $ 25,668,483
Comprehensive income
   Net income .......................................      --         --            --      4,700,074          --         4,700,074
   Other comprehensive income, net of taxes
   Unrealized gains on investments available
     for sale, net of reclassifications (net of tax
     benefit of $293,839) ...........................      --         --            --           --        (389,508)       (389,508)
                                                                                          -----------     ---------    ------------
Total comprehensive income ..........................      --         --            --      4,700,074      (389,508)      4,310,566
                                                                                          -----------     ---------    ------------
Dividends declared ..................................      --         --            --     (3,084,936)                   (3,084,936)
Stock options exercised .............................    12,000        120        99,880         --            --           100,000
                                                      ---------  ---------   -----------  -----------     ---------    ------------
BALANCE, DECEMBER 31, 1998 .......................... 9,254,808  $  92,548   $11,489,661  $15,518,252     $(106,348)   $ 26,994,113
                                                      =========  =========   ===========  ===========     =========    ============


   The accompanying notes are an integral part of these financial statements.

OFFITBANK
STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (CONT'D)



                                                                                                  FOR THE YEAR ENDED
                                                                                                      DECEMBER 31,
                                                                                         -------------------------------------
                                                                                           1998          1997          1996
                                                                                         ---------     ---------     ---------
Disclosure of reclassification amounts:
Unrealized holding gains arising during period (net of taxes of $3,248,
     $351,627 and $79,277 for the years ended December 31, 1998, 1997
     and 1996, respectively) ........................................................    $   4,305     $ 438,547     $ 102,136
Less-reclassification adjustment for gains included in net income (net of taxes of $297,087, $257,158 and $142,717 for the years ended
     December 31, 1998, 1997 and 1996, respectively) ................................     (393,813)     (320,726)     (183,867)
                                                                                         ---------     ---------     ---------
Net unrealized gains (losses) on investments available for sale .....................    $(389,508)    $ 117,821     $ (81,731)
                                                                                         =========     =========     =========


   The accompanying notes are an integral part of these financial statements.

OFFITBANK
STATEMENT OF CASH FLOWS


                                                                                                FOR THE YEAR ENDED
                                                                                                   DECEMBER 31,
                                                                               ----------------------------------------------------
                                                                                   1998                1997                1996
                                                                               ------------        ------------        ------------
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income .........................................................       $  4,700,074        $  3,280,579        $  2,405,539
    Adjustments to reconcile net income to net cash provided by operating activities:
         Depreciation and amortization .................................            712,410             738,610             724,170
         Provision for doubtful accounts ...............................               --                  --                40,000
         Net realized gains on investments available for sale ..........           (393,813)           (320,726)           (183,867)
         Equity in losses of affiliate .................................               --             1,334,654             665,346
         Change in bond premium/discount ...............................            (21,071)            176,477              70,858
         Changes in assets and liabilities:
             Management fees receivable ................................           (435,555)            650,667          (1,278,791)
             Prepaid assets ............................................           (167,002)            (76,342)            240,800
             Other assets ..............................................           (141,700)           (124,096)            220,574
             Accounts payable and accrued expenses .....................           (404,046)            273,120             543,766
             Accrued salaries and employee benefits ....................            153,908             151,178             119,656
             Deferred rent .............................................            389,339             (78,099)           (127,466)
             Dividends payable and other liabilities ...................            131,627            (159,495)            225,714
                                                                               ------------        ------------        ------------
         NET CASH PROVIDED BY OPERATING ACTIVITIES .....................       $  4,524,171        $  5,846,527        $  3,666,299
                                                                               ============        ============        ============
CASH FLOWS FROM INVESTING ACTIVITIES:
     Proceeds from sales of investments available for sale .............         18,756,020           8,276,826           4,939,197
     Proceeds from maturities of investments available for sale ........         17,635,377           1,113,306           5,896,508
     Purchases of investments available for sale .......................        (37,696,970)        (11,973,424)        (11,257,138)
     Investment in affiliate ...........................................               --                  --            (2,000,000)
     Purchase of fixed assets ..........................................           (584,653)           (567,020)           (317,803)
                                                                               ------------        ------------        ------------
         NET CASH USED IN INVESTING ACTIVITIES .........................       $ (1,890,226)       $ (3,150,312)       $ (2,739,236)
                                                                               ============        ============        ============
CASH FLOWS FROM FINANCING ACTIVITIES:
     Dividends paid ....................................................         (3,082,936)         (1,848,562)           (985,900)
     Proceeds from stock options exercised .............................            100,000                --                  --
                                                                               ------------        ------------        ------------
         NET CASH USED IN FINANCING ACTIVITIES .........................       $ (2,982,936)       $ (1,848,562)       $   (985,900)
                                                                               ============        ============        ============
Net increase (decrease) in cash and interest-bearing deposits
     with banks ........................................................           (348,991)            847,653             (58,837)
Cash and interest-bearing deposits with banks at beginning of
     period ............................................................          1,263,736             416,083             474,920
                                                                               ------------        ------------        ------------
Cash and interest-bearing deposits with banks at end of period .........       $    914,745        $  1,263,736        $    416,083
                                                                               ============        ============        ============
Supplemental disclosure of cash flow information:
     Cash paid during the year for income taxes ........................       $  3,181,500        $  2,675,582        $  1,316,808
                                                                               ============        ============        ============


   The accompanying notes are an integral part of these financial statements.

OFFITBANK
NOTES TO FINANCIAL STATEMENTS

1. RECAPITALIZATION

On January 1, 1999 the Board of Directors approved the formation of OFFITBANK Holdings, Inc. and declared a 3-for-1 stock split of its common stock outstanding. The financial statements and the notes to the financial statements have been retroactively restated to reflect the stock split.

2. ORGANIZATION

OFFITBANK (the "Bank") is engaged in providing investment management and advisory services to wealthy individuals/family groups, corporations and non-profit organizations and institutions primarily in North America, Europe, Asia and Latin America. The Bank is an Article III banking organization chartered with trust powers under New York State banking laws and was organized in 1990. The Bank is the successor to Offit Associates, Inc., a registered investment adviser established in 1983. Total assets under management at December 31, 1998 and 1997 were approximately $10.3 billion and $9.3 billion, respectively. In addition, the Bank provides master custody and trust services. In connection with its fiduciary responsibilities, the Bank may engage in collateralized lending secured by eligible securities within investment portfolios which it manages. The Bank also purchases and sells various currencies in the interbank foreign exchange markets on behalf of its clients.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Set forth below are the significant accounting policies followed by the Bank in the preparation of its financial statements.

CASH AND INTEREST-BEARING DEPOSITS WITH BANKS

Cash and interest-bearing deposits with banks includes certain short term investments recorded at cost, which approximates market value, and includes holdings in money market mutual funds and highly liquid investments with maturities of three months or less.

INVESTMENTS AVAILABLE FOR SALE

Available for sale investments include debt securities and mutual fund holdings for which the Bank acts as an investment advisor. These investments are held for yield and liquidity management purposes and may be sold in response to or in anticipation of changes in interest rates, liquidity considerations and other factors.

Such investments are carried at fair value with unrealized gains and losses reported within stockholders' equity, net of taxes, until realized. Premiums and discounts on debt securities are amortized or accreted over the life of the underlying security as an adjustment to interest income. Debt securities and mutual fund investments are recorded on a trade date basis and realized gains or losses on disposition are computed using the specific identification method.

PARTNERSHIP INVESTMENTS

The Bank's investments in certain limited partnerships it advises are included in other assets and are carried at the lower of cost or market value and accounted for under the cost method of accounting. Investment income, realized gains and losses and net valuation adjustments, if any, are included in other income.

OFFITBANK
NOTES TO FINANCIAL STATEMENTS


CONCENTRATION OF CREDIT RISK

Financial instruments which potentially expose the Bank to concentrations of credit risk, as defined by Statement of Financial Accounting Standards ("SFAS") No. 105, consist primarily of investments in U.S. government and agency securities, municipal securities, money market accounts and affiliated fixed income mutual funds and accounts receivable. Credit risk is believed to be minimal in that the U.S. government and agency securities are backed by the full faith and credit of the U.S. government, municipal securities are backed by the full taxing power of the issuing municipality or revenues from a specific project, and the affiliated mutual funds have substantial net assets.

FIXED ASSETS

Fixed assets are stated at amortized cost. Depreciation of computer and office equipment and furniture and fixtures is computed using the straight-line method over the related estimated useful lives of the assets ranging between 3-7 years. Amortization of leasehold improvements is computed using the straight-line method over their respective lease terms or useful life, if shorter.

REVENUE RECOGNITION

Investment management fees are recorded as income during the period earned. Performance fees are recorded as income during the period earned and no longer subject to forfeiture.

DEFERRED RENT

Under a 1993 office space lease agreement and a subsequent 1997 amendment acquiring additional space, the Bank made no rental payments during the initial thirteen months of the ten-year lease period and the initial six months of the five and a half-year amendment period. These rent benefits have been recorded as deferred credits which are being applied against rent expense on a straight-line basis over the remaining life of the lease.

FOREIGN EXCHANGE

The Bank engages in buying and selling foreign currencies as a principal in the interbank market on behalf of its clients and earns a fixed spread on all transactions in accordance with the terms of the investment management agreement with its clients. Amounts receivable, pending settlement of such transactions, are included in other assets.

OFFERING COSTS

In 1998, the Bank incurred $631,282 of expenses associated with its initial public offering (IPO) which was pre-filed with the Securities and Exchange Commission in August 1998. Due to market fluctuations, management at the Bank decided it was in the best interests of the Bank to defer the offering and the costs were expensed accordingly.

OFFITBANK
NOTES TO FINANCIAL STATEMENTS

INCOME TAXES

The Bank accounts for income taxes in accordance with SFAS No. 109, "Accounting for Income Taxes". In accordance with SFAS No. 109, deferred tax assets and liabilities are established for the expected future tax consequences of temporary differences between the carrying amounts and tax bases of assets and liabilities using enacted tax rates.

EARNINGS PER SHARE

In 1997, the Financial Accounting Standards Board issued SFAS No. 128, "Earnings per Share". SFAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share replaces the previous calculation of fully diluted earnings per share. All earnings per share amounts for all periods have been presented to conform to SFAS No. 128 requirements.

COMPREHENSIVE INCOME

The Bank has adopted SFAS No. 130, "Reporting Comprehensive Income". SFAS No. 130 requires the reporting of comprehensive income and its components. Comprehensive income is defined as the change in equity from transactions and other events and circumstances from non-owner sources, and excludes investments by and distributions to owners. Comprehensive income includes net income and other items of comprehensive income meeting the above criteria. The Bank's only component of other comprehensive income is the unrealized gains and losses on investments available for sale.

BASIS OF PREPARATION

The preparation of financial statements in accordance with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Certain prior period amounts have been reclassified to conform with 1998 classifications.

INTERIM FINANCIAL DATA

The interim financial data as of March 31, 1999 and for the three months ended March 31, 1999 and March 31, 1998 is unaudited; however, in the opinion of the Bank, the interim data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim periods.

OFFITBANK
NOTES TO FINANCIAL STATEMENTS


4. INVESTMENTS AVAILABLE FOR SALE

The amortized cost and fair value of available for sale debt securities and mutual funds at December 31, 1998, 1997 and 1996 follow:

                                                                             GROSS                  GROSS
                                                    AMORTIZED              UNREALIZED             UNREALIZED                FAIR
                                                       COST                  GAINS                  LOSSES                  VALUE
                                                   -----------            -----------            -----------             -----------
DECEMBER 31, 1998:
U.S. Treasury .........................            $ 1,503,710            $     3,173                   --               $ 1,506,883
Mutual funds ..........................             20,437,122                274,947            $  (464,695)             20,247,374
                                                   -----------            -----------            -----------             -----------
         TOTAL ........................            $21,940,832            $   278,120            $  (464,695)            $21,754,257
                                                   ===========            ===========            ===========             ===========
DECEMBER 31, 1997:
U.S. Treasury .........................            $ 4,608,365            $    94,754                   --               $ 4,703,119
Mutual funds ..........................             15,592,468                434,984                   --                16,027,452
                                                   -----------            -----------            -----------             -----------
         TOTAL ........................            $20,200,833            $   529,738                   --               $20,730,571
                                                   ===========            ===========            ===========             ===========
DECEMBER 31, 1996:
U.S. Treasury .........................            $ 6,933,075            $   103,604                   --               $ 7,036,679
Municipal .............................              3,262,999                 52,321                   --                 3,315,320
                                                   -----------            -----------            -----------             -----------
Total debt securities .................             10,196,074                155,925                   --                10,351,999
Mutual funds ..........................              7,376,177                167,230                (10,197)              7,533,210
                                                   -----------            -----------            -----------             -----------
         TOTAL ........................            $17,572,251            $   323,155            $   (10,197)            $17,885,209
                                                   ===========            ===========            ===========             ===========


Gross realized gains and losses from the sale of debt securities and mutual funds are as follows:

                                                   FOR THE YEAR ENDED
                                                      DECEMBER 31,
                                         --------------------------------------
                                            1998         1997           1996
                                         ---------     ---------      ---------
DEBT SECURITIES:
   Gross realized gains ............     $ 128,162     $ 183,082      $  45,091
   Gross realized (losses) .........          --            --           (5,705)
MUTUAL FUNDS:
   Gross realized gains ............     $ 265,651     $ 141,403      $ 164,317
   Gross realized losses ...........          --          (3,759)       (19,836)

OFFITBANK
NOTES TO FINANCIAL STATEMENTS


Taxable and nontaxable interest and dividends for the years ended December 31, 1998, 1997 and 1996 follow:

                                                 FOR THE YEAR ENDED
                                                    DECEMBER 31,
                                    --------------------------------------------
                                       1998             1997             1996
                                    ----------       ----------       ----------
Taxable interest ............       $  852,787       $1,025,908       $  836,389
Nontaxable interest .........          504,415          259,524          276,100
Dividends ...................            6,400           78,018           87,936
                                    ----------       ----------       ----------
         TOTAL ..............       $1,363,602       $1,363,450       $1,200,425
                                    ==========       ==========       ==========

All U.S. Treasury securities mature within one year.

5. ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS - Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Value of Financial Instruments", requires disclosures of estimated fair values of certain on- and off-balance sheet financial instruments. The fair value estimates, as well as the related methods and assumptions used to value each of the Bank's significant financial instruments, are set forth below.

CASH AND INTEREST-BEARING DEPOSITS WITH BANKS - The carrying amount of cash and interest-bearing deposits with banks approximates fair value due to the short maturities of these instruments.

MANAGEMENT FEES RECEIVABLE, NET - Fair value approximates the carrying amount reported in the balance sheet as these receivables are generally collected within sixty days and are short term in nature.

INVESTMENTS AVAILABLE FOR SALE - Fair value approximates the carrying amounts reported in the balance sheet as these investments are classified as available-for-sale securities and are periodically marked-to-market per the guidance set forth in Statement of Financial Standards No. 115. Fair value adjustments are reflected as a separate component of stockholders' equity and accounted for in comprehensive income.

ACCOUNTS PAYABLE AND ACCRUED EXPENSES, ACCRUED SALARIES AND EMPLOYEE BENEFITS, AND DIVIDENDS PAYABLE - Fair value approximates the carrying amounts reported in the balance sheet as these liabilities are generally paid within sixty days and are short term in nature.

6. INVESTMENT IN AFFILIATE

As of December 31, 1998, the Bank has a 9.72% interest in Witan Company LLP (the "Company") which is developing a portfolio accounting system to be marketed to investment management firms and wealthy family group offices. The value of the Bank's remaining investment outstanding at December 31, 1996 amounting to $1,334,654 was expensed during 1997 due to the Bank's equity share in the Company's current period operating losses and projected operating losses and negative cash flows. The Bank has not made any oral or written commitments to provide the Company with guarantees or additional equity or debt financing.

OFFITBANK
NOTES TO FINANCIAL STATEMENTS


7. FIXED ASSETS

Fixed assets consisted of the following:

                                                              DECEMBER 31,
                                                        ------------------------
                                                           1998          1997
                                                        ----------    ----------
Computer and office equipment ......................    $2,354,159    $1,911,277
Furniture and fixtures .............................       592,771       564,793
Leasehold improvements .............................     2,394,928     2,281,137
                                                        ----------    ----------
                                                         5,341,858     4,757,207
Less - Accumulated depreciation and amortization ...     3,148,338     2,435,928
                                                        ----------    ----------
                                                        $2,193,520    $2,321,279
                                                        ==========    ==========


8. INCOME TAXES

The components of the income tax provision for the years ended December 31, 1998, 1997 and 1996 were as follows:

                                                  FOR THE YEAR ENDED
                                                     DECEMBER 31,
                                     -------------------------------------------
                                        1998            1997             1996
                                     -----------     -----------     -----------
Current
     Federal ....................    $ 2,231,000     $ 1,773,000     $ 1,091,264
     State and local ............      1,601,000       1,129,000         715,520
                                     -----------     -----------     -----------
            TOTAL CURRENT .......    $ 3,832,000     $ 2,902,000     $ 1,806,784
                                     -----------     -----------     -----------
Deferred
     Federal ....................       (183,000)       (173,000)         40,093
     State and local ............       (105,000)        (99,000)         17,380
                                     -----------     -----------     -----------
            TOTAL DEFERRED ......    $  (288,000)    $  (272,000)    $    57,473
                                     -----------     -----------     -----------
            TOTAL ...............    $ 3,544,000     $ 2,630,000     $ 1,864,257
                                     ===========     ===========     ===========

OFFITBANK
NOTES TO FINANCIAL STATEMENTS


The provision for income taxes varies from amounts which would be computed by applying the applicable U.S. federal income tax rate to income before income taxes, primarily due to state and local taxes and nondeductible expenses. A reconciliation of the federal statutory income tax rate with the Bank's effective income tax rate is presented in the following table:

                                                                                FOR THE YEAR ENDED DECEMBER 31,
                                                          -------------------------------------------------------------------------
                                                                  1998                      1997                      1996
                                                          ---------------------     ---------------------     ---------------------

Tax expense at U.S. federal income
     tax rate ........................................    $ 2,802,985     34.0%     $ 2,009,597     34.0%     $ 1,451,731     34.0%
Increase (decrease) in effective rate resulting from:

Tax exempt interest income ...........................       (284,030)    (3.4%)       (132,746)    (2.2%)       (141,174)    (3.3%)

State and local income taxes .........................        987,360     11.9%         679,800     11.5%         515,460     12.1%
Miscellaneous other ..................................         37,685      0.5%          73,349      1.2%          38,240      0.9%
                                                          -----------     ----      -----------     ----      -----------     ----
         TOTAL .......................................    $ 3,544,000     43.0%     $ 2,630,000     44.5%     $ 1,864,257     43.7%
                                                          ===========     ====      ===========     ====      ===========     ====


Deferred income taxes result primarily from deferred rent, depreciation and certain other income or expenses being reported in different periods for financial statement purposes than for income tax purposes.

The tax effects of timing differences that give rise to significant portions of deferred tax assets and liabilities consist of the following:

                                                              DECEMBER 31,
                                                        ------------------------
                                                           1998          1997
                                                        ----------    ----------
Deferred tax assets:
     Deferred rent .................................    $  532,257    $  352,099
     Fixed asset depreciation ......................       368,710       277,312
     Deferred loss - affiliates ....................       139,255          --
     Deferred loss - investments available for sale         86,977          --
     Compensation ..................................        32,385          --
     Other .........................................        30,072         6,939
                                                        ----------    ----------
         TOTAL GROSS DEFERRED TAX ASSETS ...........    $1,189,656    $  636,350
Deferred tax liabilities:
     Deferred gain .................................          --         235,981
     Other .........................................        77,157          --
                                                        ----------    ----------
         TOTAL GROSS DEFERRED TAX LIABILITIES ......    $   77,157    $  235,981
                                                        ----------    ----------
Net deferred tax assets ............................    $1,112,499    $  400,369
                                                        ==========    ==========

OFFITBANK
NOTES TO FINANCIAL STATEMENTS


9. RELATED PARTY TRANSACTIONS

The Bank sponsors and is the investment manager for certain limited partnerships (the "Partnerships"). At December 31, 1998, the Bank was the general partner of each of the Partnerships. Investment management and performance fees earned from the Partnerships for the years ended December 31, 1998, 1997 and 1996 were approximately $738,000, $895,000 and $2,053,000, respectively. Additionally, the Bank acts as the investment adviser for certain mutual funds which it sponsors and has investments in these mutual funds carried at fair value of $20,247,370, $14,645,352 and $6,257,363 at December 31, 1998, 1997 and 1996, respectively.
Investment management fees earned from these mutual funds for the years ended December 31, 1998, 1997 and 1996 were approximately $14,973,000, $10,852,000 and
$6,077,000, respectively. OFFITBANK transacts with these mutual funds and limited partnerships on an arm's-length basis.

10. EMPLOYEE BENEFIT PLANS

The employees of the Bank participate in a 401(k)/Profit Sharing Plan (the "Plan").

(a) 401(k)

The Bank offers a 401(k) plan covering substantially all employees. Under the 401(k) plan, employees can make contributions at a rate of one to fifteen percent of their compensation (as defined in the 401(k) plan), subject to Internal Revenue Code limitations. The Bank makes a matching contribution annually on a discretionary basis. Any matching contributions will be allocated to those participants who have made elective contributions during the Plan year, who complete more than 500 hours of service in a Plan year and are employed by the Bank on the last day of the Plan year.

Employees become fully vested in the matching contributions upon the earliest of their retirement (as defined in the 401(k) Plan), death, after four years of service or upon termination of the plan or the complete discontinuance of contributions thereunder. Employees are immediately vested in their 401(k) elective contributions.

Matching contributions to the 401(k) plan amounted to $114,000, $106,000 and $93,000, for each of the years ended December 31, 1998, 1997 and 1996, respectively.

(b) PROFIT SHARING

The Bank may make discretionary contributions to the Plan. This contribution will be allocated among participants in the proportion that each participant's compensation (subject to statutory limitations) bears to the aggregate compensation of all participants. This discretionary contribution will be allocated by the Bank to those participants who complete more than 500 hours of service in a Plan year and are employed by the Bank on the last day of the Plan year.

In order to vest in the Bank's discretionary contributions, an employee must be employed at least two years and work at least 1,000 hours per year. Upon completion of two years of service, 20% of the employee's balance vests, with an additional 20% vesting after three years of service. After four years of service, the employee is fully vested.

OFFITBANK
NOTES TO FINANCIAL STATEMENTS


Profit sharing contributions amounted to $447,000, $407,000 and $370,000, for each of the years ended December 31, 1998, 1997 and 1996, respectively.

11. STOCK OPTION PLAN

Statement of Financial Accounting Standards No. 123 ("SFAS 123"), "Accounting for Stock-Based Compensation" defines a fair value-based method of accounting for stock-based employee compensation plans. Under the fair value-based method, compensation cost is measured at the grant date based upon the value of the award and is recognized over the service period. While SFAS 123 encourages entities to adopt this method of accounting for employee stock compensation plans, it also allows an entity to continue to measure compensation costs for its plans as prescribed in APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Bank has elected to continue to apply APB 25 and has disclosed the pro forma effect on earnings under SFAS 123. As a result, no compensation cost has been recognized on the Bank's stock options as the exercise price of the options has equaled the estimated fair market value of the underlying stock at date of grant.

The following is a combined summary of stock option activity during the three-year period ended December 31, 1998.

                                                                          WEIGHTED
                                  SHARES                                  AVERAGE
                                  UNDER           OPTION PRICE         EXERCISE PRICE
                                  OPTION           PER SHARE              PER SHARE
                                 -------        ---------------        --------------
Balance at 12/31/95 .........    613,248        $ 5.56 - $ 8.33            $ 6.38
     Forfeited ..............    (12,000)                  8.33              8.33
                                 -------        ---------------            ------
Balance at 12/31/96 .........    601,248          5.56 -   8.33              6.34
     Granted ................     84,000                  12.08             12.08
                                 -------        ---------------            ------
Balance at 12/31/97 .........    685,248          5.56 -  12.08              7.04
     Exercised ..............    (12,000)                  8.33              8.33
                                 -------        ---------------            ------
Balance at 12/31/98 .........    673,248        $ 5.56 - $12.08            $ 7.02
                                 =======        ===============            ======


During 1998, an employee exercised stock options for 12,000 shares of common stock with an exercise price of $8.33 per share. As a result, at December 31, 1998, the Bank has 673,248 options outstanding (653,796 currently exercisable) with exercise prices ranging from $5.56 to $12.08 and a weighted average exercise price of $7.02.
These options have expiration dates ranging from 2002 to 2005.

The Bank's pro forma net income, basic earnings per share and diluted earnings per share for the years ended December 31, 1998, 1997 and 1996 would have been:


                                      1998            1997              1996
                                 -------------    -------------    -------------
Net income ..................    $   4,686,992    $   3,176,558    $   2,405,539

Basic earnings per share ....             $.51             $.34             $.26

Diluted earnings per share ..             $.49             $.33             $.26

OFFITBANK
NOTES TO FINANCIAL STATEMENTS


12. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

The Bank's lease agreement for office space expires in 2003. The following is a schedule of future minimum lease payments under noncancelable lease agreements.

YEAR ENDING                                                        AMOUNTS
-----------                                                        -------
1999 .......................................................    $ 2,295,700
2000 .......................................................      2,319,800
2001 .......................................................      2,319,800
2002 .......................................................      2,319,800
2003 .......................................................      1,367,000
                                                                -----------
         TOTAL..............................................    $10,622,100
                                                                ===========

Lease expense for office space aggregated $2,262,000, $1,171,000 and $1,098,000 in 1998, 1997 and 1996, respectively. Occupancy expense includes sublease income of $614,000, $57,000 and $320,000 in 1998, 1997 and 1996, respectively.

FINANCIAL INSTRUMENTS

The Bank engages in buying and selling foreign currencies as a principal in the interbank market on behalf of its clients. The Bank will only enter into transactions whereby the notional principal exposure is offset by a matched position. As a consequence, the Bank's exposure is limited to the counterparty failing to meet its contractual obligation. Such off-balance sheet credit exposure is represented by the amount of unrealized gains associated with outstanding foreign exchange contracts. At December 31, 1998, 1997 and 1996, unrealized gains associated with such contracts totaled approximately $2,000, $2,943,000 and $4,550,000, respectively.

The notional or contractual amounts used to express the volume of these transactions do not necessarily represent the amounts potentially subject to risk. In addition, the measurement of the risks associated with these transactions is only meaningful when related and offsetting transactions are identified. Commitments to purchase and sell foreign currencies at December 31, 1998 and 1997 consist of the following:

                                                            DECEMBER 31,
                                                   -----------------------------
                                                       1998              1997
                                                   ------------     ------------
Commitments to purchase foreign currencies ...              -       $ 28,544,000
Commitments to sell foreign currencies .......     $  1,566,000      119,783,836
                                                   ------------     ------------
TOTAL COMMITMENTS ............................     $  1,566,000     $148,328,259
                                                   ============     ============

The currencies underlying these commitments consist of Deutsche Marks, Danish Kronners, Canadian Dollars and Taiwan Dollars.

OFFITBANK
NOTES TO FINANCIAL STATEMENTS


13.  EARNINGS PER SHARE

The following table sets forth the computation of the basic and diluted earnings per share:

                                                                                                FOR THE YEAR ENDED
                                                                                                   DECEMBER 31,
                                                                              ------------------------------------------------------
                                                                                 1998                  1997                  1996
                                                                              ----------            ----------            ----------
Numerator
     Income from continuing operations ...........................            $4,700,074            $3,280,579            $2,405,539
                                                                              ----------            ----------            ----------
     Numerator for basic and diluted earnings
         per share for continuing operations .....................            $4,700,074            $3,280,579            $2,405,539
                                                                              ----------            ----------            ----------


                                                                                                 FOR THE YEAR ENDED
                                                                                                     DECEMBER 31,
                                                                                 ---------------------------------------------------
                                                                                   1998                 1997                 1996
                                                                                 ---------            ---------            ---------
Denominator
     Denominator for basic earnings per
         share - weighted-average shares ............................            9,251,915            9,242,808            9,242,808
     Effect of dilutive securities:
         Employee stock options .....................................              282,899              251,111              143,929
                                                                                 ---------            ---------            ---------
     Denominator for diluted earnings per
         share-adjusted weighted-average shares .....................            9,534,814            9,493,919            9,386,737
                                                                                 ---------            ---------            ---------
Earnings per share - basic ..........................................                 $.51                 $.35                 $.26
                                                                                 ---------            ---------            ---------
Earnings per share - assuming dilution ..............................                 $.49                 $.35                 $.26
                                                                                 ---------            ---------            ---------

OFFITBANK
NOTES TO FINANCIAL STATEMENTS


14. REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by the State of New York Banking Department. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's financial statements. The Bank's capital amounts and classifications are calculated under regulatory accounting practices and are subject to qualitative judgments by the regulator about components, risk weightings and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum ratios of total defined capital as set forth in the table below. As of December 31, 1998 and 1997, the Bank meets all capital adequacy requirements to which it is subject.

                                                                                                              REQUIRED FOR CAPITAL
                                                                                   ACTUAL                      ADEQUACY PURPOSES
                                                                          ------------------------         -------------------------
                                                                            AMOUNT           RATIO           AMOUNT           RATIO
                                                                          -----------        -----         -----------        -----
As of December 31, 1998:
Total capital
    (to Risk-Weighted Assets) ....................................        $27,100,461        91.41%        $ 2,371,693         8.00%
Tier I capital
    (to Risk-Weighted Assets) ....................................         27,100,461        91.41%          1,185,846         4.00%
Tier I capital
    (to Average Assets) ..........................................         27,100,461        73.42%          1,476,405         4.00%
As of December 31, 1997:
Total capital
    (to Risk-Weighted Assets) ....................................        $25,385,324        87.80%        $ 2,312,998         8.00%
Tier I capital
    (to Risk-Weighted Assets) ....................................         25,385,324        87.80%          1,156,499         4.00%
Tier I capital
    (to Average Assets) ..........................................         25,385,324        75.29%          1,348,757         4.00%


In addition to these standard capital adequacy quantitative measures, the State of New York Banking Department requires that Article III banking organizations maintain a ratio of Tier I capital to client assets under discretionary management of 0.25%. At December 31, 1998 and 1997, the Bank maintained a ratio of 0.26% and 0.29%, respectively.

                                                                      APPENDIX A



--------------------------------------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER

                            dated as of May 13, 1999

                                 by and between

                              Wachovia Corporation

                                       and

                            OFFITBANK Holdings, Inc.



--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                                              PAGE
                                                                                                              ----
RECITALS..........................................................................................................1

ARTICLE I

      Certain Definitions.........................................................................................2
      1.01 Certain Definitions....................................................................................2

ARTICLE II The Merger.............................................................................................8
      2.01 The Merger.............................................................................................8
      2.02 Effective Date and Effective Time......................................................................9
      2.03 Plan of Merger.........................................................................................9

ARTICLE III Consideration; Exchange Procedures....................................................................9
      3.01 Merger Consideration...................................................................................9
      3.02 Rights as Stockholders; Stock Transfers...............................................................10
      3.03 Fractional Shares.....................................................................................10
      3.04 Exchange Procedures...................................................................................10
      3.05 Anti-Dilution Provisions..............................................................................11

ARTICLE IV Actions Pending Acquisition...........................................................................11
      4.01 Forbearances of OFFIT Holdings........................................................................11
      4.02 Forbearances of Wachovia..............................................................................14

ARTICLE V  Representations and Warranties........................................................................15
      5.01 Disclosure Schedules..................................................................................15
      5.02 Standard..............................................................................................15
      5.03 Representations and Warranties of OFFIT Holdings......................................................15
      5.04 Representations and Warranties of Wachovia............................................................30

ARTICLE VI Covenants.............................................................................................34
      6.01 Reasonable Best Efforts...............................................................................34
      6.02 Stockholder Approvals.................................................................................34
      6.03 Registration Statement................................................................................35
      6.04 Affiliate Agreements..................................................................................36
      6.05 Press Releases........................................................................................36
      6.06 Access; Information...................................................................................36
      6.07 Acquisition Proposals.................................................................................37
      6.08 Regulatory Applications...............................................................................37
      6.09 Benefit Plans.........................................................................................38
      6.10 Registered Funds......................................................................................39
      6.11 Non-Registered Fund Client Consents...................................................................39
      6.12 Notification of Certain Matters.......................................................................40

                                                                                                                Page
                                                                                                                ----
      6.13 NYSE Listing..........................................................................................40
      6.14 Retention Program.  ..................................................................................40
      6.15 Indemnification.......................................................................................40
      6.16 Non-Competition Agreements............................................................................41

ARTICLE VII Conditions to Consummation of the Merger.............................................................41
      7.01 Conditions to Each Party's Obligation to Effect the Merger............................................41
      7.02 Conditions to Obligation of OFFIT Holdings............................................................42
      7.03 Conditions to Obligation of Wachovia..................................................................43

ARTICLE VIII Termination.........................................................................................46
      8.01 Termination...........................................................................................46
      8.02 Effect of Termination and Abandonment.................................................................46
      8.03 Fee...................................................................................................47

ARTICLE IX Miscellaneous.........................................................................................49
      9.01 Survival..............................................................................................49
      9.02 Waiver; Amendment.....................................................................................49
      9.03 Counterparts..........................................................................................49
      9.04 Governing Law.........................................................................................49
      9.05 Waiver of Jury Trial..................................................................................49
      9.06 Assignment............................................................................................49
      9.07 Expenses..............................................................................................49
      9.08 Notices...............................................................................................50
      9.09 Entire Understanding; No Third Party Beneficiaries....................................................51
      9.10 Interpretation; Effect................................................................................51

EXHIBIT A-1           List of Certain Directors and Executive Officers [Omitted]
EXHIBIT A-2           Form of Voting Agreement [See Appendix B of this Proxy Statement]
EXHIBIT B             List of Persons to Execute Non-Competition and
                      Employment Agreements [Omitted]
EXHIBIT C             Terms and Conditions of Retention Program [Omitted]
EXHIBIT D             Form of Plan of Merger
EXHIBIT E             Form of Affiliates Agreement [Omitted]

           AGREEMENT AND PLAN OF MERGER, dated as of May 13, 1999 (this "Agreement") by and between OFFITBANK Holdings, Inc. ("OFFIT Holdings") and Wachovia Corporation ("Wachovia").

                                    RECITALS

           A. OFFIT Holdings. OFFIT Holdings is a Delaware corporation, having its principal place of business in New York, New York. OFFITBANK ("OFFITBANK") is a wholly owned subsidiary of OFFIT Holdings and a limited purpose trust company chartered under the laws of the State of New York, having its principal place of business in New York, New York.

           B. Wachovia Corporation. Wachovia Corporation is a North Carolina corporation, having its principal place of business in Winston-Salem, North Carolina.

           C. The Merger. At the Effective Time (as defined in Section 2.02), the parties to this Agreement intend to effect the merger of OFFIT Holdings with and into Wachovia (the "Merger"), with Wachovia surviving the Merger (Wachovia, as the surviving corporation in the Merger, is sometimes referred to in this Agreement as the "Surviving Corporation"). It is the intention of the parties that the Merger qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and any analogous provision of state or local law.

           D. Voting Agreements. As a further condition and an inducement to Wachovia's entering into this Agreement, stockholders of OFFIT Holdings who are also directors or executive officers of OFFIT Holdings and/or OFFITBANK (including certain of their affiliates), each identified on Exhibit A-1, holding the power to vote in excess of 50% of the outstanding shares of OFFIT Holdings Common Stock have entered into agreements with Wachovia, substantially in the form of Exhibit A-2 hereto, under which each stockholder has agreed to vote in favor of this Agreement (the "Voting Agreements").

           E. Non-Competition and Employment Agreements. As a further condition and inducement to the willingness of Wachovia to enter into this Agreement, certain employees of OFFIT Holdings and its Subsidiaries identified on Exhibit B have executed and delivered non-competition and employment agreements with Wachovia in substantially the forms provided to OFFIT Holdings.

           F. Retention Program. Wachovia and OFFIT Holdings have agreed to establish a retention program on the terms described herein and in Exhibit C, the purpose of which is to retain the services of certain employees of OFFIT Holdings and its Subsidiaries following the Merger.

           G. Board Action. The respective Boards of Directors of each of Wachovia and OFFIT Holdings have determined that it is in the best interests of their respective companies and their stockholders to consummate the strategic business combination transaction provided for herein.

           NOW, THEREFORE, in consideration of the premises and of the mutual covenants, representations, warranties and agreements contained herein the parties agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

           1.01 Certain Definitions. The following terms are used in this Agreement with the meanings set forth below:

           "Affiliate" means, with respect to any specified person, any other person directly or indirectly controlling, controlled by or under common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise; and the terms "controlling" and "controlled" have correlative meanings to the foregoing.

           "Acquisition Proposal" has the meaning set forth in Section 6.07.

           "Acquisition Transaction" has the meaning set forth in Section 8.03(b)(i).

           "Agreement" means this Agreement, as amended or modified from time to time in accordance with Section 9.02.

           "Beneficial Ownership" has the meaning assigned to such term in
      Section 13(d) of the Exchange Act.

           "Business Day" means any day other than a Saturday or Sunday or a day in which banking institutions in New York, New York are authorized or required by law to close.

           "Client" means any person, including the Registered Funds, to which OFFIT Holdings or any of its Subsidiaries provides products or services under any Contract.

           "Code" has the meaning set forth in Recital C.

           "Company Reports" has the meaning set forth in 5.03(k)(8).

           "Compensation and Benefit Plans" has the meaning set forth in Section 5.03(p)(1).

           "Constituent Documents" means the charter and by-laws of a corporation, the partnership agreement of a partnership, the trust agreement of a trust and the comparable documents of other entities.

           "Consultants" has the meaning set forth in 5.03(p)(1).

           "Contract" means, with respect to any Person, any enforceable agreement, indenture, undertaking, debt instrument, contract, lease or other commitment to which such Person or any of its Subsidiaries is a party or by which any of them is bound or to which any of their properties is subject.

           "Costs" has the meaning set forth in Section 6.15(a).

           "DGCL" means the General Corporation Law of the State of Delaware.

           "Derivatives Contracts" has the meaning set forth in Section 5.03(t).

           "Determination Date" has the meaning set forth in Section 7.03(h)(2).

           "Directors" has the meaning set forth in Section 5.03(p)(1).

           "Disclosure Schedule" has the meaning set forth in Section 5.01.

           "Effective Date" means the date on which the Effective Time occurs.

           "Effective Time" means the effective time of the Merger, as provided for in Section 2.02.

           "Employees" has the meaning set forth in Section 5.03(p)(1).

           "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

           "ERISA Affiliate" has the meaning set forth in Section 5.03(p)(3).

           "ERISA Affiliate Plan" has the meaning set forth in Section
      5.03(p)(3).

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

           "Exchange Ratio" has the meaning set forth in Section 3.01(a).

           "Federal Reserve" means the Board of Governors of the Federal Reserve System.

           "Fee" has the meaning set forth in Section 8.03(a).

           "Fee Termination Event" has the meaning set forth in Section 8.03(a).

           "Financial Statements" has the meaning set forth in Section
      5.03(g)(1).

           "Fund Board" has the meaning assigned in Section 5.03(l)(1)(A).

           "Governmental Authority" means any court, administrative agency or commission or other federal, state or local governmental authority or instrumentality.

           "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.

           "Indemnified Party" has the meaning set forth in Section 6.15(a).

           "Initial Fee Triggering Event" has the meaning set forth in Section 8.03(b).

           "Insurance Policies" has the meaning set forth in Section 5.03(w).

           "Investment Advisers Act" means the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

           "Investment Company" has the meaning assigned for purposes of the Investment Company Act, disregarding Section 3(c) thereof, that is sponsored, organized, advised or managed by OFFIT Holdings or one of its Subsidiaries (including the Registered Funds).

           "Investment Company Act" means the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

           "Investment Contracts" means (1) each Contract relating to OFFIT Holdings' or an OFFIT Holdings Subsidiary's rendering of investment advisory, management, administration or any other services to an Investment Company, including any sub-advisory or similar agreement, (2) each plan adopted pursuant to Rule 12b-1 under the Investment Company Act by a Registered Fund and all related agreements and (3) each Contract pursuant to which OFFIT Holdings or an OFFIT Holdings Subsidiary renders investment advisory or sub-advisory services to any non-Investment Company Client.

           "IRS" means the Internal Revenue Service.

           "Lien" means any charge, mortgage, pledge, security interest, restriction, claim, lien, or encumbrance.

           "Listed Termination" has the meaning set forth in Section 8.03(a).

           "Litigation" has the meaning set forth in Section 5.03(n).

           "Managed Assets" means, as of any date for any Client, the aggregate asset value of the Client's assets with respect to which OFFIT Holdings or any of its Subsidiaries provides investment advisory or sub-advisory services.

           "Material" means, with respect to any fact, circumstance, event or thing, that such fact, circumstance, event or thing is material to (1) the financial position, results of operations, assets, properties, business or prospects of Wachovia and its Subsidiaries, taken as a whole, or OFFIT Holdings and its Subsidiaries, taken as a whole, as the case may be, or
      (2) the ability of either Wachovia or OFFIT Holdings to timely perform its obligations under this Agreement or otherwise to consummate the transactions contemplated by this Agreement.

           "Material Adverse Effect" means, with respect to Wachovia or OFFIT Holdings, as the case may be, any effect that (1) is material and adverse to the financial position, results of operations, business or prospects of Wachovia and its Subsidiaries taken as a whole or OFFIT Holdings and its Subsidiaries taken as a whole, respectively, other than any effects of (a) changes in the United States economy or securities markets in general or
      (b) changes in the financial services industry in general and, in each of
      (a) and (b), not specifically relating to OFFIT Holdings or Wachovia and their respective Subsidiaries, or (2) would materially impair the ability of either Wachovia or OFFIT Holdings to perform its obligations under this Agreement or otherwise materially threaten or materially impede or delay the consummation of the Merger and the other transactions contemplated by this Agreement.

           "Merger" has the meaning set forth in Recital C.

           "Merger Consideration" has the meaning set forth in Section 2.01(a).

           "MSRB" means the Municipal Securities Rulemaking Board.

           "NASD" means the National Association of Securities Dealers, Inc.

           "NCBCA" means the North Carolina Business Corporation Act.

           "New Certificate" has the meaning set forth in Section 3.04(a).

           "Non-Competition Agreement" has the meaning set forth in Section 5.03(y).

           "NYSE" means the New York Stock Exchange, Inc.

           "Old Certificate" has the meaning set forth in Section 3.04(a).

           "OFFITBANK" has the meaning set forth in Recital A.

           "OFFIT Holdings" has the meaning set forth in the preamble to this Agreement.

           "OFFIT Holdings Affiliate" has the meaning set forth in Section 6.04(a).

           "OFFIT Holdings Board" means the Board of Directors of OFFIT
      Holdings.

           "OFFIT Holdings By-Laws" means the by-laws of OFFIT Holdings.

           "OFFIT Holdings Certificate" means the certificate of incorporation of OFFIT Holdings.

           "OFFIT Holdings Common Stock" means the common stock, par value $.01 per share, of OFFIT Holdings.

           "OFFIT Holdings' Knowledge" means, with respect to OFFIT Holdings, the knowledge after due investigation of the Management Committee of OFFIT Holdings, which consists of the ten most highly compensated executive officers of OFFIT Holdings.

           "OFFIT Holdings Meeting" has the meaning set forth in Section 6.02.

           "OFFIT Holdings Stock Option" has the meaning set forth in Section 6.09(b).

           "PBGC" means the Pension Benefit Guaranty Corporation.

           "Pension Plan" has the meaning set forth in Section 5.03(p).

           "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

           "Previously Disclosed" by a party shall mean information set forth in its Disclosure Schedule or specifically referred to therein as having been furnished to Wachovia.

           "Proxy Statement" has the meaning set forth in Section 6.03(a).

           "Registration Statement" has the meaning set forth in Section
      6.03(a).

           "Registered Funds" has the meaning assigned in Section 5.03(l)(1)(A).

           "Replacement Option" has the meaning set forth in Section 6.09(b).

           "Revenue Run-Rate" has the meaning set forth in Section 7.03(h)(3).

           "Rights" means, with respect to any Person, securities or obligations convertible into or exercisable or exchangeable for, or giving any person any right to subscribe for or acquire, or any options, calls or commitments relating to, or any stock appreciation right or other instrument the value of which is determined in whole or in part by reference to the market price or value of, shares of capital stock of such Person.

           "SEC" means the Securities and Exchange Commission.

           "SEC Documents" has the meaning set forth in Section 5.04(g)(1).

           "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

           "Securities Laws" means, collectively, the Securities Act, the Exchange Act, the Investment Advisers Act, the Investment Company Act and any state securities and "blue sky" laws.

           "Self-Regulatory Organization" means the NASD, the NYSE and the MSRB or other commission, board, agency or body that is not a Governmental Authority but is charged with the supervision or regulation of brokers, dealers, securities underwriting or trading, stock exchanges, commodities exchanges, insurance companies or agents, investment companies or investment advisers, or to the jurisdiction of which OFFIT Holdings, one of its Subsidiaries or an Investment Company is otherwise subject.

           "Shareholders' Agreement" has the meaning set forth in Section 5.03(aa).

           "Subsequent Fee Triggering Event" has the meaning set forth in
      Section 8.03(c).

           "Subsidiary" and "Significant Subsidiary" have the meanings ascribed to them in Rule 1-02 of SEC Regulation S-X.

           "Surviving Corporation" has the meaning set forth in Recital C.

           "Tax" and "Taxes" means all federal, state, local or foreign taxes, charges, fees, levies or other assessments, however denominated, including, without limitation, all net income, gross income, gross receipts, gains, sales, use, ad valorem, goods and services, capital, production, transfer, franchise, windfall profits, license, withholding, payroll, employment, disability, employer health, excise, estimated, severance, stamp, occupation, property, environmental, unemployment or other taxes, custom duties, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority.

           "Tax Returns" means any return, amended return or other report (including elections, declarations, disclosures, schedules, estimates and information returns) required to be filed with respect to any Tax.

           "Treasury Stock" has the meaning set forth in Section 5.03(b).

           "Voting Agreements" has the meaning set forth in Recital D.

           "Wachovia" has the meaning set forth in the preamble to this Agreement.

           "Wachovia Board" means the Board of Directors of Wachovia.

           "Wachovia Common Stock" means the common stock, par value $5.00 per share, of Wachovia.

           "Wachovia Preferred Stock" means the preferred stock, par value $5.00 per share, of Wachovia.

           "Wachovia Stock" means, collectively, Wachovia Common Stock and Wachovia Preferred Stock.

           "Y2K Plan" means a plan of reprogramming and testing for the purpose of providing reasonable assurance that all significant computer software and hardware developed or currently used by OFFIT Holdings or its Subsidiaries will be Y2K Compliant.

           "Y2K Compliant" means, with respect to any computer software or hardware, to the extent such computer software or hardware has a calendar function, that it is able to accurately process date and time data (including calculating, comparing, and sequencing) from, into and between the twentieth and twenty-first centuries, and the years 1999 and 2000 and leap year calculations, and will not generate erroneous data or cause a system to fail because of a date of the year 1999 or later (to the extent that other information technology that is used in combination with such software or hardware properly exchanges date and time data with it).

                                   ARTICLE II

                                   THE MERGER

           2.01 The Merger. (a) At the Effective Time, OFFIT Holdings will merge with and into Wachovia, the separate corporate existence of OFFIT Holdings will cease and Wachovia will survive and continue to exist as a North Carolina corporation. Wachovia may at any time prior to the Effective Time change the method of effecting the combination with OFFIT Holdings (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary or appropriate; provided, however, that no such change shall (1) alter or change the amount or kind of consideration to be issued to holders of OFFIT Holdings Common Stock as provided for in this Agreement (the "Merger Consideration"), (2) adversely affect the tax treatment of OFFIT Holdings or OFFIT Holdings' stockholders as a result of receiving the Merger Consideration or (3) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

           (b) Subject to the satisfaction or waiver of the conditions set forth in Article VII, the Merger shall become effective upon the occurrence of the filing in the office of the Secretary of State of the State of Delaware of a certificate of merger in accordance with Section 252 of the DGCL and the filing in the office of the Secretary of State of the State of North Carolina of articles of merger in accordance with Section 55-11-05 of the NCBCA or such later date and time as may be set forth in such certificate of articles. The Merger shall have the effects prescribed in the NCBCA and the DGCL.

           (c) Articles of Incorporation and By-Laws. The articles of incorporation and by-laws of Wachovia immediately after the Merger shall be those of Wachovia as in effect immediately prior to the Effective Time.

           (d) Directors and Officers of Wachovia. The directors and officers of Wachovia immediately after the Merger shall be the directors and officers of Wachovia immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified.

           2.02 Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII, the parties shall cause the effective date of the Merger (the "Effective Date") to occur on (a) the fifth business day to occur after the last of the conditions set forth in
Article VII has been satisfied or waived in accordance with the terms of this Agreement (or, at the election of Wachovia, on the last business day of the month in which such day occurs or, if such last business day occurs on one of the last five business days of such month, on the last business day of the succeeding month) or (b) such other date to which the parties may agree in writing. The time on the Effective Date when the Merger shall become effective is referred to as the "Effective Time."

           2.03 Plan of Merger. Wachovia and OFFIT Holdings hereby enter into a separate plan of merger, in substantially the form of Exhibit D, for purposes of any filing requirement.


                                   ARTICLE III

                       CONSIDERATION; EXCHANGE PROCEDURES

           3.01 Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

           (a) Outstanding OFFIT Holdings Common Stock. Each share of OFFIT Holdings Common Stock, excluding Treasury Stock and shares as to which dissenters' rights have been properly perfected, issued and outstanding immediately prior to the Effective Time shall become and be converted into 0.2284 of a share (subject to adjustment pursuant to Section 3.05, the "Exchange Ratio") of Wachovia Common Stock.

           (b) Outstanding Wachovia Stock. Each share of Wachovia Stock issued and outstanding immediately before the Effective Time will remain issued and outstanding and unaffected by the Merger.

           (c) Treasury Stock. Each share of OFFIT Holdings Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

           3.02 Rights as Stockholders; Stock Transfers. At the Effective Time, holders of OFFIT Holdings Common Stock shall cease to be, and shall have no rights as, stockholders of OFFIT Holdings, other than to receive any dividend or other distribution with respect to such OFFIT Holdings Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this Article III. After the Effective Time, there shall be no transfers on the stock transfer books of OFFIT Holdings or the Surviving Corporation of shares of OFFIT Holdings Common Stock.

           3.03 Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Wachovia Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Wachovia shall pay to each holder of OFFIT Holdings Common Stock who would otherwise be entitled to a fractional share of Wachovia Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the closing price of Wachovia Common Stock, as reported by the NYSE Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the NYSE trading day immediately preceding the Effective Date.

           3.04 Exchange Procedures. (a) Within three Business Days of the Effective Date, Wachovia shall send or cause to be sent to each former holder of record of shares of OFFIT Holdings Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging such stockholder's certificates formerly representing shares of OFFIT Holdings Common Stock ("Old Certificates") for the consideration set forth in this Article III. Wachovia shall cause the certificates representing the shares of Wachovia Common Stock ("New Certificates") into which shares of a stockholder's OFFIT Holdings Common Stock are converted on the Effective Date and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to Wachovia of Old Certificates representing such shares of OFFIT Holdings Common Stock (or indemnity reasonably satisfactory to Wachovia, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery. Old Certificates surrendered for exchange by any Affiliate of OFFIT Holdings shall not be exchanged for New Certificates until Wachovia has received a written agreement from such person as specified in Section 6.07.

           (b) Notwithstanding the foregoing, neither party hereto shall be liable to any former holder of OFFIT Holdings Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

           (c) At the election of Wachovia, no dividends or other distributions with respect to Wachovia Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of OFFIT Holdings Common Stock converted in the Merger into the right to receive shares of such Wachovia Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.04, and no such shares of OFFIT Holdings Common Stock shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with the procedures set forth in this Section 3.04. After becoming so entitled in accordance with this Section 3.04, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Wachovia Common Stock such holder had the right to receive upon surrender of the Old Certificate.

           3.05 Anti-Dilution Provisions. In the event Wachovia changes (or establishes a record date for changing) the number of shares of Wachovia Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Wachovia Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.


                                   ARTICLE IV

                           ACTIONS PENDING ACQUISITION

           4.01 Forbearances of OFFIT Holdings. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of Wachovia, OFFIT Holdings will not, and will cause each of its Subsidiaries not to:

           (a) Ordinary Course. Conduct the business of OFFIT Holdings and its Subsidiaries other than in the ordinary course or fail to use reasonable efforts to preserve intact in all material respects their business organizations and assets and maintain in all material respects their rights, franchises and existing relations with clients, suppliers, employees and business associates, or take any action reasonably likely to have a Material Adverse Effect with respect to OFFIT Holdings.

           (b) Capital Stock. Other than pursuant to Rights Previously Disclosed and outstanding on the date hereof, (1) issue, sell or otherwise permit to become outstanding, or authorize the creation of, any additional shares of OFFIT Holdings Common Stock, any other OFFIT Holdings capital stock or any Rights, (2) enter into any agreement with respect to the foregoing, or (3) permit any additional shares of OFFIT Holdings Common Stock or of any other OFFIT Holdings capital stock to become subject to new grants of employee or director stock options, other Rights or similar stock-based employee rights.

           (c) Dividends, Etc. (1) Make, declare, pay or set aside for payment any dividend (other than (A) the customary semi-annual cash dividend scheduled for June or July 1999 on OFFIT Holdings Common Stock in an amount not to exceed 16 2/3 cents per share and (B) in the event that the record date for the payment of the regularly scheduled quarterly cash dividend on Wachovia Common Stock expected to occur in October 1999 occurs prior to the Effective Date, a cash dividend on OFFIT Holdings Common Stock in an amount not to exceed 8 1/3 cents per share) on or in respect of, or declare or make any distribution on, any shares of OFFIT Holdings Common Stock or of any other OFFIT Holdings capital stock or (2) directly or indirectly adjust, split, combine, redeem, reclassify, purchase or otherwise acquire, any shares of OFFIT Holdings Common Stock or of any other OFFIT Holdings capital stock.

           (d) Compensation; Employment Agreements; Etc. Enter into or amend or renew any employment, consulting, severance or similar agreements or arrangements with any stockholder, director, officer, employee or consultant of OFFIT Holdings or its Subsidiaries, or grant any salary or wage increase or increase any benefit (including incentive or bonus payments), except (1) for normal individual increases in compensation to employees in the ordinary course of business consistent with past practice as Previously Disclosed, (2) for other changes that are required by applicable law, (3) to satisfy Previously Disclosed contractual obligations existing as of the date hereof or (4) employee and consulting arrangements (other than executive officers or investment managers) in the ordinary course of business consistent with past practice after consultation with Wachovia and consideration of its views.

           (e) Benefit Plans. Enter into, establish, adopt or amend (except as may be required by applicable law) any pension, retirement, stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other employee benefit, incentive or welfare contract, plan or arrangement, or any trust agreement (or similar arrangement) related thereto, in respect of any stockholder, director, partner, officer, employee or consultant of OFFIT Holdings or its Subsidiaries, or take any action to accelerate the vesting or exercisability of stock options, restricted stock or other compensation or benefits payable thereunder.

           (f) Dispositions. Sell, transfer, mortgage, encumber or otherwise dispose of any of its assets, deposits, business or properties except in the ordinary course of business and in a transaction that is not Material with respect to OFFIT Holdings.

           (g) Acquisitions. Acquire all or any portion of, the assets, business, deposits or properties of any other entity except in the ordinary course of business and in a transaction that is not Material with respect to OFFIT Holdings.

           (h) Governing Documents. Amend the OFFIT Holdings Certificate, OFFIT Holdings By-Laws or the certificate of incorporation or by-laws (or similar governing documents) of any of OFFIT Holdings' Subsidiaries.

           (i) Extension of Credit. Extend or commit to extend credit other than in the ordinary course of business consistent with past practice.

           (j) Accounting Methods. Implement or adopt any change in its accounting principles, practices or methods, other than as may be required by generally accepted accounting principles.

           (k) Contracts. Except in the ordinary course of business consistent with past practice, enter into or terminate any Material Contract or amend or modify in any material respect any of its existing Material Contracts.

           (l) Claims. Except in the ordinary course of business consistent with past practice, settle any claim, action or proceeding, except for any claim, action or proceeding involving solely money damages in an amount, individually or in the aggregate for all such settlements, that is not Material with respect to OFFIT Holdings, and that does not involve or create precedent for claims, actions or proceedings that are reasonably likely to be Material with respect to OFFIT Holdings.

           (m) Fund Action. Except as and to the extent required by law, based upon the written advice of outside counsel, request that any action be taken by any Fund Board, other than (1) routine actions that would not, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect on OFFIT Holdings or any Investment Company, (2) actions Previously Disclosed, or
(3) actions necessary to allow consummation of the Merger.

           (n) Adverse Actions. (1) Knowingly take any action which would materially adversely affect its ability to consummate the Merger; (2) knowingly take any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or
(3) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

           (o) Capital Expenditures. Authorize or make any capital expenditures, other than in the ordinary and usual course of business consistent with past practice and in any event in amounts not exceeding $100,000 in the aggregate.

           (p) Risk Management. Except as required by applicable law or regulation, (1) implement or adopt any material change in its interest rate and other risk management policies, procedures or practices applied to the operation of OFFIT Holdings or any of its Subsidiaries; or (2) fail to follow its existing policies or practices with respect to managing its exposure to interest rate and other risk.

           (q) New Activities. Knowingly initiate any new business activity (1) that would be impermissible for a "bank holding company" under the Bank Holding Company Act of 1956, as amended or (2) without first disclosing and discussing with Wachovia and its counsel its intent to initiate any such new business activity.

           (r) Indebtedness. Incur any indebtedness for borrowed money other than in the ordinary course of business consistent with past practice.

           (s) Tax Matters. Make or change any material tax election, change any annual tax accounting period, adopt or change any method of tax accounting, file any amended Tax Return, enter into any material closing agreement, settle any material Tax claim or assessment, surrender or compromise any right to claim a material Tax refund, consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment, in each case, other than any of the foregoing actions that are not material and which are taken in the ordinary and usual course of business consistent with past practice.

           (t) Commitments. Agree or commit to do any of the foregoing.

           4.02 Forbearances of Wachovia. From the date hereof until the Effective Time, except as expressly contemplated by this Agreement, without the prior written consent of OFFIT Holdings, Wachovia will not, and will cause each of its Subsidiaries not to:

           (a) Extraordinary Dividends. Make, declare, pay or set aside for payment any extraordinary dividend.

           (b) Adverse Actions. (1) Knowingly take any action which would materially adversely affect its ability to consummate the Merger; (2) knowingly take any action reasonably likely to prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code; or
(3) knowingly take any action that is intended or is reasonably likely to result in (A) any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect at any time at or prior to the Effective Time, (B) any of the conditions to the Merger set forth in Article VII not being satisfied; or (C) a material violation of any provision of this Agreement except, in each case, as may be required by applicable law or regulation.

           (c) Commitments. Agree or commit to do any of the foregoing.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

           5.01 Disclosure Schedules. On or prior to the date hereof, Wachovia has delivered to OFFIT Holdings a schedule and OFFIT Holdings has delivered to Wachovia a schedule (respectively, its "Disclosure Schedule") setting forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in Section 5.03 or 5.04 or to one or more of its covenants contained in Article IV; provided, that (a) no such item is required to be set forth in a Disclosure Schedule as an exception to a representation or warranty if its absence would not be reasonably likely to result in the related representation or warranty being deemed untrue or incorrect under the standard established by Section 5.02, and (b) the mere inclusion of an item in a Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission by a party that such item represents a material exception or fact, event or circumstance or that such item is reasonably likely to result in a Material Adverse Effect.

           5.02 Standard. No representation or warranty of OFFIT Holdings or Wachovia contained in Section 5.03 (other than those contained in Sections 5.03(a) (with the exception of the second sentence of Section 5.03(a)), (b),
(c)(1), (c)(2), (c)(3)(A) (with respect to OFFITBANK only), (e), (g)(1),
(g)(3)(B), (l)(2)(A), (l)(2)(F), (p)(1), (z) and (aa)) or 5.04 shall be deemed untrue or incorrect, and no party hereto shall be deemed to have breached a representation or warranty, as a consequence of the existence of any fact, event or circumstance unless such fact, circumstance or event, individually or taken together with all other facts, events or circumstances inconsistent with any representation or warranty contained in Section 5.03 or 5.04 has had or is reasonably likely to have a Material Adverse Effect.

           5.03 Representations and Warranties of OFFIT Holdings. Subject to Sections 5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, OFFIT Holdings hereby represents and warrants to Wachovia:

           (a) Organization, Standing and Authority. OFFIT Holdings is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. OFFIT Holdings is duly qualified to do business and is in good standing in the states of the United States and any foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. The reorganization of OFFITBANK into a holding company structure, with OFFIT Holdings as the holding company of OFFITBANK, was effected as a tax-free reorganization under the Code. Before the date of this agreement, OFFIT Holdings has made available to Wachovia a complete and correct copy of the Constituent Documents of it and each of its Subsidiaries, each as amended to such date, and such Constituent Documents are in full force and effect.

           (b) OFFIT Holdings Stock. As of the date hereof, the authorized capital stock of OFFIT Holdings consists solely of 30,000,000 shares of OFFIT Holdings Common Stock, of which 9,254,808 shares were outstanding as of the date hereof, and of 1,000,000 shares of undesignated preferred stock, par value $.01 per share, of which no shares were outstanding as of the date hereof. As of the date hereof, no shares of OFFIT Holdings Common Stock were held in treasury by OFFIT Holdings or otherwise owned by OFFIT Holdings or its Subsidiaries ("Treasury Stock"). The outstanding shares of OFFIT Holdings Common Stock have been duly authorized and are validly issued and outstanding, fully paid and nonassessable, and subject to no preemptive rights (and were not issued in violation of any preemptive rights). As of the date hereof, except as Previously Disclosed, there are no shares of OFFIT Holdings Common Stock or of any other OFFIT Holdings capital stock authorized and reserved for issuance, OFFIT Holdings does not have any Rights issued or outstanding with respect to OFFIT Holdings Common Stock or any other OFFIT Holdings capital stock, and OFFIT Holdings does not have any commitment to authorize, issue or sell any OFFIT Holdings Common Stock or any other OFFIT Holdings capital stock or Rights, except pursuant to this Agreement. The number of shares of OFFIT Holdings Common Stock which are issuable and reserved for issuance upon exercise of OFFIT Holdings Stock Options as of the date hereof, and the exercise prices and other terms thereof, are Previously Disclosed.

           (c)  Subsidiaries.

           (1) (A) OFFIT Holdings has Previously Disclosed a list of all of its Subsidiaries together with the jurisdiction of organization of each such Subsidiary, (B) it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Subsidiaries, (C) no equity securities of any of its Subsidiaries are or may become required to be issued (other than to it or its wholly-owned Subsidiaries) by reason of any Right or otherwise, (D) there are no contracts, commitments, understandings or arrangements by which any of such Subsidiaries is or may be bound to sell or otherwise transfer any equity securities of any such Subsidiaries (other than to it or its wholly-owned Subsidiaries), (E) there are no contracts, commitments, understandings, or arrangements relating to its rights to vote or to dispose of such securities and (F) all the equity securities of each Subsidiary held by OFFIT Holdings or its Subsidiaries are fully paid and nonassessable and are owned by OFFIT Holdings or its Subsidiaries free and clear of any Liens.

           (2) OFFIT Holdings does not own beneficially, directly or indirectly, any equity securities or similar interests of any Person, or any interest in a partnership or joint venture of any kind, other than its Subsidiaries.

           (3) Each of OFFIT Holdings' Subsidiaries (A) has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and (B) is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified.

           (d) Corporate Power. OFFIT Holdings and each of its Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and OFFIT Holdings has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

           (e) Corporate Authority. Subject to the receipt of the requisite approval of the agreement of merger set forth in this Agreement by the holders of a majority of the outstanding shares of OFFIT Holdings Common Stock entitled to vote thereon, this Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of OFFIT Holdings and the OFFIT Holdings Board prior to the date hereof. This Agreement is a valid and legally binding obligation of OFFIT Holdings, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles). The OFFIT Holdings Board has received the written opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that as of the date hereof the Exchange Ratio is fair to the holders of OFFIT Holdings Common Stock from a financial point of view.

           (f)  Regulatory Filings; No Defaults.

           (1) No consents or approvals of, or filings or registrations with, any Governmental Authority, Self-Regulatory Organization or with any third party are required to be made or obtained by OFFIT Holdings in connection with the execution, delivery or performance by OFFIT Holdings of this Agreement, or to consummate the Merger, except for (A) filings of applications or notices with Previously Disclosed securities licensing or supervisory authorities; (B) the filing of articles of merger with the North Carolina Secretary of State pursuant to the NCBCA and of a certificate of merger with the Delaware Secretary of State pursuant to the DGCL; (C) the filing of a notice under the HSR Act; and (D) the filing of applications or notices with, and the receipt of approvals and exemptions from, the State of New York Banking Department, the Superintendent of Banks or the Banking Board and the Federal Reserve.

           (2) The receipt of the regulatory approvals referred to in Section 5.03(f)(1), except as may be provided in any conditions thereto, the expiration of applicable waiting periods and the making of required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination (with or without the giving of notice, passage of time or both) under any law, rule or regulation or any judgment, decree, order, governmental or non-governmental permit or license, or Contract of OFFIT Holdings or of any of its Subsidiaries or to which OFFIT Holdings or any of its Subsidiaries or its or their properties is subject or bound, (B) constitute a breach or violation of, or a default under, the OFFIT Holdings Certificate or the OFFIT Holdings By-Laws or similar governing documents of any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental or non-governmental permit or license or Contract.

           (g)  Financial Statements; No Material Adverse Effect.

           (1) OFFIT Holdings' (or, prior to the reorganization of OFFITBANK into a holding company structure on January 1, 1999, OFFITBANK's) audited consolidated financial statements for the fiscal years ended December 31, 1996, 1997 and 1998, and unaudited consolidated financial statements for the quarters ended subsequent to December 31, 1998, have been made available to Wachovia (or, in the case of unaudited financial statements for quarters ending after the date of this Agreement and before the Effective Time, will be made available as soon as they are completed by OFFIT Holdings). Each of the balance sheets contained therein (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of OFFIT Holdings (or OFFITBANK) and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements contained therein (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of OFFIT Holdings (or OFFITBANK) and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements (the foregoing financial statements are referred to as, the "Financial Statements").

           (2) Since December 31, 1998, OFFIT Holdings and its Subsidiaries have not incurred any liability other than in the ordinary course of business consistent with past practice.

           (3) Since December 31, 1998, (A) OFFIT Holdings and its Subsidiaries have conducted their respective businesses in the ordinary and usual course consistent with past practice (excluding the incurrence of expenses related to this Agreement and the transactions contemplated hereby) and
      (B) no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of Section 5.03 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to OFFIT Holdings.

           (h)  Contracts.

           (1) OFFIT Holdings has Previously Disclosed each of the following Contracts to which either OFFIT Holdings or any of its Subsidiaries is a party as of the date hereof:

                (A)   any lease of real property;

                (B) any agreement for the purchase of materials, supplies, goods, services, equipment or other assets that provides for either
           (x) annual payments of $250,000 or more or (y) aggregate payments of $500,000 or more;

                (C) any partnership, joint venture or other similar agreement or arrangement, or any options or rights to acquire from any person any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities or such person;

                (D) any agreement relating to the acquisition or disposition of any business or operations (whether by merger, sale of stock, sale of assets, out-sourcing or otherwise);

                (E) any indenture, mortgage, promissory note, loan agreement, guarantee or other agreement or commitment for the borrowing of money or the deferred purchase price of property in excess of $100,000 (in either case, whether incurred, assumed, guaranteed or secured by any asset);

                (F) any agreement that creates future payment obligations in excess of $250,000 in the aggregate and which by its terms does not terminate or is not terminable without penalty upon notice of 180 days or less;

                (G) any license, franchise or similar agreement material to the business and operations of OFFIT Holdings or any of its Subsidiaries or any agreement relating to any trade name or intellectual property right that is material to the business and operations of OFFIT Holdings or any of its Subsidiaries;

                (H) any exclusive dealing agreement imposed on OFFIT Holdings or any of its Subsidiaries or any agreement that limits the freedom of OFFIT Holdings or any of its Subsidiaries to compete in any line of business or with any person or in any area or that would so limit their freedom after the Effective Date;

                (I) any Contract with any stockholder of OFFIT Holdings or any other Affiliate of OFFIT Holdings or of any stockholder of OFFIT Holdings; and

                (J) any other Material Contract.

           (2) Each Contract that has been, or is required to be Previously Disclosed pursuant to this Section, is a valid and binding agreement of OFFIT Holdings or one or more of its Subsidiaries, as the case may be, and is in full force and effect, and the parties thereto are not in default or breach under the terms of any such Contract.

      (i) Contracts with Clients. Each of OFFIT Holdings and its Subsidiaries is in compliance with the terms of each Contract with any Client, and each such Contract is in full force and effect with respect to the applicable Client. There are no disputes pending with or threatened by any Client under the terms of any such Contract or with any former Client. OFFIT Holdings has made available to Wachovia true and complete copies of all advisory, sub-advisory and similar agreements with any Clients.

      (j) Registrations. Neither OFFIT Holdings nor any of its Subsidiaries is registered or required to be registered as an investment adviser under the Investment Advisers Act or a broker/dealer under the Exchange Act. OFFIT Holdings and its Subsidiaries and each of their employees, in their capacities as employees, which are or who are required to be registered as a broker/dealer, a registered representative, an investment company, an insurance agent or a sales person (or in similar capacity) with the SEC, the securities commission of any state or foreign jurisdiction, any Self-Regulatory Organization or any Governmental Authority of any federal, state or foreign jurisdiction, are duly registered as such. All federal, state and foreign registration requirements have been complied with and such registrations as currently filed, and all periodic reports required to be filed with respect thereto, are accurate and complete.

           (k) Compliance with Laws. Each of OFFIT Holdings and its Subsidiaries, and, to the best of OFFIT Holdings' Knowledge, each of their respective officers and employees:

           (1) is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable to the conduct of its businesses or to the employees conducting such businesses, and the rules of all Self-Regulatory Organizations applicable thereto;

           (2) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities and Self-Regulatory Organizations that are required in order to permit them to own or lease their properties and to conduct their businesses as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and are current and, to the best of OFFIT Holdings' Knowledge, no suspension or cancellation of any of them is threatened or is reasonably likely; are in good standing with all relevant Governmental Authorities and are members in good standing with all relevant Self-Regulatory Organizations;

           (3) has received, since January 1, 1996, no notification or communication from any Governmental Authority or Self-Regulatory Organization (A) asserting non-compliance with any of the statutes, regulations, rules or ordinances that such Governmental Authority or Self-Regulatory Organization enforces, (B) threatening to revoke or condition the continuation of any license, franchise, seat on any exchange, permit, or governmental authorization (nor, to the best of OFFIT Holdings' Knowledge, do any grounds for any of the foregoing exist), (C) requiring any of them (including any of OFFIT Holdings' or its Subsidiary's directors or controlling persons) to enter into a cease and desist order, memorandum of understanding, censure or disciplinary agreement (or requiring the board of directors thereof to adopt any resolution or policy), or (D) restricting or disqualifying their activities (except for restrictions generally imposed by rule, regulation or administrative policy on brokers or dealers generally);

           (4) is not aware of any pending or threatened investigation, review or disciplinary proceedings by any Governmental Authority or Self-Regulatory Organization against OFFIT Holdings, any of its Subsidiaries or any stockholder, officer, director or employee thereof;

           (5) is not required to be registered as an investment company, commodity trading adviser, commodity pool operator, futures commission merchant, introducing broker, insurance agent, or transfer agent under any federal, state, local or foreign statutes, laws, rules or regulations;

           (6) has properly administered all accounts for which it acts as a fiduciary or agent, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment adviser, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law; and has not committed any breach of trust with respect to any such fiduciary or agency account, and the accountings for each such fiduciary or agency account are true and correct and accurately reflect the assets of such fiduciary or agency account;

           (7) is not subject to any cease and desist, censure or other order issued by, or a party to any written agreement, consent agreement, memorandum of understanding or disciplinary agreement with, or a party to any commitment letter or similar undertaking to, or subject to any order or directive by, or a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Governmental Authority or Self-Regulatory Organization (including the State of New York Banking Department, Superintendent of Banks and Banking Board), or been advised since January 1, 1996 by any Governmental Authority or Self-Regulatory Organization that it is considering issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, letter, agreement or other action or have knowledge of any pending or threatened regulatory investigation;

           (8) since January 1, 1996, has timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were required to be filed under any applicable law, regulation or rule, with (A) any applicable Governmental Authority and (B) any Self-Regulatory Organization (collectively, the "Company Reports"). As of their respective dates, the Company Reports complied with the applicable statutes, rules, regulations and orders enforced or promulgated by the regulatory authority with which they were filed; and

           (9) to the extent that it has purchased or purchases, in its sole discretion, in a fiduciary capacity (including as managing agent), securities of any Investment Company for which it acts as an investment adviser, such purchase was or is specifically authorized by the terms of the instrument creating the fiduciary relationship, by court order, or by the law of the jurisdiction under which the relevant relationship is administered.

           (l)  Investment Advisory Activities.

           (1)  Investment Companies.

           (A) A true and complete list of the Investment Companies (or the trust or corporation of which it is a series) has been Previously Disclosed and each such Investment Company is duly organized and existing in good standing under the laws of the jurisdiction under which it is organized. Each of the Investment Companies that represents itself in its offering materials as qualifying as a "regulated investment company" under the Code has been so qualified from the date it elected to be a regulated investment company and continues to be so qualified. Each of the Investment Companies (or the trust or corporation of which it is a series) that is registered or required to be registered under the Investment Company Act ("Registered Funds") is governed by a board of trustees or directors (each a "Fund Board" and, collectively, the "Fund Boards") consisting of at least 50% of trustees or directors who are not "interested persons" (as defined in the Investment Company Act) of the Registered Funds or OFFIT Holdings. To the best of OFFIT Holdings' Knowledge, the Fund Boards operate in conformity with the requirements and restrictions of the Investment Company Act, to the extent applicable. OFFIT Holdings has provided to Wachovia true and complete copies of all the Constituent Documents and related Investment Contracts of all of the Investment Companies and all registration statements and current prospectuses and statements of additional information of all Registered Funds.

           (B) To the best of OFFIT Holdings' Knowledge, each of the Investment Companies is in compliance with all applicable foreign, federal and state laws, rules and regulations of the SEC, the IRS, and any Self-Regulatory Organization having jurisdiction over such Investment Company or its distributor.

           (C) Each Investment Company has been operated in compliance with its respective objectives, policies and restrictions, including those set forth in the applicable prospectus and registration statement, if any, for that Investment Company or governing instruments for a Client. OFFIT Holdings and its Subsidiaries have operated their investment accounts in accordance with the investment objectives and guidelines in effect for such investment accounts.

           (D) Each Registered Fund has duly adopted procedures pursuant to Rules 17a-7, 17e-1 and 10f-3 under the Investment Company Act, to the extent applicable.

           (E) Neither OFFIT Holdings, nor any "affiliated person" (as defined in the Investment Company Act) thereof, is ineligible pursuant to Section 9 of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to an Investment Company; neither OFFIT Holdings, nor any "associated person" (as defined in the Investment Advisers Act) thereof, is subject to potential disqualification pursuant to Section 203 of the Investment Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser or subject to disqualification under Rule 206(4)-3 or the subject of a rebuttable presumption under Rule 206(4)-4(b) of the Investment Advisers Act.

           (2)  Investment Contracts and Clients.

           (A) OFFIT Holdings has Previously Disclosed a correct and complete listing, in all material respects, of (i) each Client as of the date of this Agreement, (ii) the amount of Managed Assets of each such Client as of March 31, 1999, and (iii) the annualized investment management fees attributable to each such Client as of such date. OFFIT Holdings has previously made available to Wachovia a copy of each Investment Contract (including all amendments and modifications thereto) in effect on the date hereof.

           (B) Each Investment Contract and any subsequent renewal has been duly authorized, executed and delivered by any of OFFIT Holdings or its Subsidiaries that is a party thereto and, to the best of OFFIT Holdings' Knowledge, each other party thereto, in compliance with any applicable law, and is a valid and binding agreement of any such of OFFIT Holdings and its Subsidiaries, as the case may be, and, to the best of OFFIT Holdings' Knowledge, each other party thereto, enforceable in accordance with its terms (except as enforceability may be limited by bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equitable principles).

           (C) Each of OFFIT Holdings and its Subsidiaries and, to the best of OFFIT Holdings' Knowledge, each of the Clients is in compliance with the terms of each Investment Contract to which it is a party, and is not currently in default under any of the terms of any such Investment Contract, and to the best of OFFIT Holdings' Knowledge, no event has occurred or condition exists that with notice or the passage of time or both would constitute such a default. Except as Previously

      Disclosed, none of the Investment Contracts, or any other arrangements or understandings relating to OFFIT Holdings' and its Subsidiaries' rendering of investment advisory or management services (including all sub-advisory services) to any Client or any other person, contains any undertaking by OFFIT Holdings or any Subsidiary of it to cap fees or to reimburse any or all fees thereunder.

           (D) OFFIT Holdings has Previously Disclosed a correct and complete list of each Client as of the date hereof that, to the best of OFFIT Holdings' Knowledge, is subject to ERISA, and the accounts of each such Client have been managed by OFFIT Holdings and its Subsidiaries in compliance with the applicable requirements of ERISA.

           (E) The Managed Assets of each Client have been, are being and will be invested in a manner consistent with the investment objectives or policies (if any) of the Client.

           (F) OFFIT Holdings has Previously Disclosed a complete and accurate calculation of the Revenue Run-Rate as of March 31, 1999.

           (m) Properties; Securities.

           (1) Except as reserved against in the Financial Statements dated before the date hereof, OFFIT Holdings and its Subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent) to all of the Material properties and assets, tangible or intangible, reflected in such financial statements as being owned by OFFIT Holdings and its Subsidiaries as of the dates thereof. To the best of OFFIT Holdings' Knowledge, all buildings and all the Material fixtures, equipment, and other property and assets held under leases or subleases by any of OFFIT Holdings and its Subsidiaries are held under valid leases or subleases enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general equity principles). OFFIT Holdings has Previously Disclosed, as of the date hereof, a list of all real estate owned by it or an OFFIT Holdings Subsidiary. Each of OFFIT Holdings and its Subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Lien, except to the extent such securities are pledged in the ordinary course of business consistent with prudent and past business practices to secure obligations of each of OFFIT Holdings or any of its Subsidiaries. Such securities are valued on the books of OFFIT Holdings or its Subsidiaries in accordance with generally accepted accounting practices.

           (2) OFFIT Holdings has Previously Disclosed a list of all equity securities it, or an OFFIT Holdings Subsidiary, holds involving, in the aggregate, ownership or control of 5% or more of any class of the issuer's voting securities or 25% or more of the issuer's equity (treating subordinated debt as equity). OFFIT Holdings has

      Previously Disclosed a list of all partnerships, limited liability companies, joint ventures or similar entities, in which it owns or controls any interest, directly or indirectly, and the nature and amount of each such interest.

           (n) Litigation. No litigation, proceeding, investigation or controversy ("Litigation") before any court, arbitrator, mediator, Governmental Authority or Self-Regulatory Organization is pending against OFFIT Holdings, any of its Subsidiaries or any Investment Company, and, to the best of OFFIT Holdings' Knowledge, no such Litigation has been threatened. Previously Disclosed is a true and complete list, as of the date hereof, of all Litigation pending (or, to the best of OFFIT Holdings' Knowledge, threatened) arising out of any state of facts relating to the sale of investment products or the providing of advice by OFFIT Holdings, the OFFIT Holdings Subsidiaries or any employees thereof (including equity or debt securities, mutual funds, insurance Contracts, annuities, partnership and limited partnership interests, interests in real estate, investment banking services, Derivatives Contracts or structured notes).

           (o) No Brokers. No action has been taken by OFFIT Holdings or any of its Subsidiaries that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement, except as Previously Disclosed.

           (p)  Employee Benefit Plans.

           (1) Section 5.03(p)(1) of OFFIT Holdings' Disclosure Schedule contains a complete and accurate list in all material respects of all existing bonus, incentive, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock, stock option, severance, welfare and fringe benefit plans, employment or severance agreements and all similar practices, policies and arrangements in which any employee or former employee (the "Employees"), consultant or former consultant (the "Consultants") or director or former director (the "Directors") of OFFIT Holdings or any of its Subsidiaries participates or to which any such Employees, Consultants or Directors are a party (the "Compensation and Benefit Plans"). A complete and accurate copy in all material respects of each Compensation and Benefit Plan has been provided or made available to Wachovia prior to the date hereof. Neither OFFIT Holdings nor any of its Subsidiaries has any commitment to create any additional Compensation and Benefit Plan or to modify or change any existing Compensation and Benefit Plan except as required by law or as expressly contemplated hereby.

           (2) Each Compensation and Benefit Plan has been operated and administered in all material respects in accordance with its terms and with applicable law, including, but not limited to, ERISA and the Code, and any regulations or rules promulgated thereunder, and all filings, disclosures and notices required by ERISA and the Code, or any other applicable law have been timely made. Each Compensation and Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter, and OFFIT Holdings is not aware of any circumstances likely to result in revocation of any such favorable determination letter. There is no material pending or, to the best of OFFIT Holdings' Knowledge, threatened legal action, suit or claim relating to the Compensation and Benefit Plans, other than routine claims for benefits. Neither OFFIT Holdings nor any of its Subsidiaries has engaged in a transaction, or omitted to take any action, with respect to any Compensation and Benefit Plan that would reasonably be expected to subject OFFIT Holdings or any of its Subsidiaries to a tax or penalty imposed by either Section 4975 of the Code or Section 502 of ERISA, assuming for purposes of Section 4975 of the Code that the taxable period of any such transaction expired as of the date hereof.

           (3) No Compensation and Benefit Plan is subject to Title IV of ERISA and no liability under Title IV of ERISA has been or is expected to be incurred by OFFIT Holdings or any of its Subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan", within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any of them, or any single-employer plan of any entity (an "ERISA Affiliate") which is considered one employer with OFFIT Holdings under Section 4001(a)(14) of ERISA or Section 414(b) or (c) of the Code (an "ERISA Affiliate Plan"). All contributions required to be made under the terms of any Compensation and Benefit Plan or ERISA Affiliate Plan have been timely made or have been reflected on the Financial Statements.

           (4) Neither OFFIT Holdings nor any of its Subsidiaries has any obligations to provide retiree health and life insurance or other retiree death benefits under any Compensation and Benefit Plan, other than benefits mandated by Section 4980B of the Code, and each such Compensation and Benefit Plan may be amended or terminated in accordance with its terms without incurring liability thereunder. To the best of OFFIT Holdings' Knowledge, there has been no communication to Employees by OFFIT Holdings or any of its Subsidiaries that would reasonably be expected to promise or guarantee such Employees retiree health or life insurance or other retiree death benefits on a permanent basis.

           (5) The consummation of the transactions contemplated by this Agreement would not, directly or indirectly (including, without limitation, as a result of any termination of employment prior to or following the Effective Time) reasonably be expected to (A) entitle any Employee, Consultant or Director to any payment (including severance pay or similar compensation) or any increase in compensation, (B) result in the vesting or acceleration of any benefits under any Compensation and Benefit Plan or (C) result in any material increase in benefits payable under any Compensation and Benefit Plan.

           (6) As a result, directly or indirectly, of the transactions contemplated by this Agreement (including, without limitation, as a result of any termination of employment prior to or following the Effective
      Time), none of Wachovia, OFFIT Holdings or the Surviving Corporation, or any of their respective Subsidiaries will be obligated to make a payment that would be characterized as an "excess parachute payment" to an individual who is a "disqualified individual" (as such terms are defined in Section 280G of the Code), without regard to whether such payment is reasonable compensation for personal services performed or to be performed in the future.

           (q) Labor Matters. Neither OFFIT Holdings nor any of its Subsidiaries is a party to or is bound by any collective bargaining agreement, contract or other labor agreement or understanding with a labor union or labor organization concerning a labor arrangement, nor is OFFIT Holdings or any of its Subsidiaries the subject of a proceeding asserting that it or any such Subsidiary has committed an unfair labor practice (within the meaning of the National Labor Relations Act) or seeking to compel OFFIT Holdings or any such Subsidiary to bargain with any labor organization as to wages or conditions of employment, nor is there any strike or other labor dispute involving it or any of its Subsidiaries pending or, to the best of OFFIT Holdings' Knowledge, threatened, nor is OFFIT Holdings aware of any activity involving its or any of its Subsidiaries' employees seeking to certify a collective bargaining unit or engaging in other organizational activity.

           (r) Tax Matters. (1) All Tax Returns that are required to be filed by or with respect to OFFIT Holdings and its Subsidiaries have been duly and timely filed, (2) all Taxes owed by OFFIT Holdings or its Subsidiaries have been paid in full or will be paid in full when due, (3) the Tax Returns referred to in clause (1) have been examined by the IRS or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (4) all deficiencies asserted or assessments made as a result of such examinations have been paid in full, (5) no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in clause (1) are currently pending, (6) all Taxes required by law to be withheld have been withheld and paid over to the proper governmental authority in a timely manner, and (7) no waivers of statutes of limitation have been given by or requested with respect to any Taxes of OFFIT Holdings or its Subsidiaries. OFFIT Holdings has made available to Wachovia true and correct copies of the United States federal income Tax Returns filed by OFFIT Holdings and its Subsidiaries for each of the three most recent fiscal years ended on or before December 31, 1998. OFFIT Holdings and each of its Subsidiaries have complied with all information reporting requirements and have retained all necessary documentation in its files to permit continued compliance with information reporting requirements. Neither OFFIT Holdings nor any of its Subsidiaries has requested or received a private letter ruling from any taxing authority that is or would be binding on it. Neither OFFIT Holdings nor any of its Subsidiaries is a party to any tax sharing agreement or arrangement other than with each other. Neither OFFIT Holdings nor any of its Subsidiaries has been a member of any consolidated group for income tax purposes other than the consolidated group of which OFFIT Holdings is the common parent. Neither OFFIT Holdings nor any of its Subsidiaries has any liability with respect to income, franchise or similar Taxes that accrued on or before the end of the most recent period covered by the Financial Statements available on or prior to the date hereof in excess of the amounts accrued with respect thereto that are reflected in the Financial Statements available prior to the date hereof. Neither OFFIT Holdings nor any of its Subsidiaries has any reason to believe that any conditions exist that might prevent or impede the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code. No liens for Taxes exist with respect to any of the assets or properties of OFFIT Holdings or its Subsidiaries, except for statutory liens for Taxes not yet due or payable or that are being contested in good faith and reserved for in accordance with United States generally accepted accounting principles. Neither OFFIT Holdings nor any of its Subsidiaries has been a party to any distribution occurring during the last three years in which the parties to such distribution treated the distribution as one to which Section 355 of the Code applied.

           (s) Internal Controls. None of the records, systems, controls, data or information of OFFIT Holdings and its Subsidiaries are recorded, stored, maintained, operated or otherwise wholly or partly dependent on or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of OFFIT Holdings or its Subsidiaries or accountants retained by OFFIT Holdings or its Subsidiaries. OFFIT Holdings and its Subsidiaries have devised and maintained a system of internal accounting controls sufficient to provide reasonable assurances that
(1) transactions are executed in accordance with management's general or specific authorizations, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management's general or specific authorization and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

           (t) Derivatives; Etc. All exchange-traded, over-the-counter or other swaps, caps, floors, collars, option agreements, futures and forward contracts and other similar arrangements or Contracts (collectively,"Derivatives Contracts"), whether entered into for OFFIT Holdings' own account, or for the account of one or more of its customers or of OFFIT Holdings' Subsidiaries or their customers, were entered into (1) in accordance with all applicable laws, rules, regulations and regulatory policies and (2) with counterparties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of OFFIT Holdings or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither OFFIT Holdings nor its Subsidiaries, nor, to the best of OFFIT Holdings' Knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

           (u) Names; Trademarks; and Intellectual Property. OFFIT Holdings and its Subsidiaries have the right to use the names, service-marks, trademarks and other intellectual property currently used by them in the conduct of their businesses, including the names "OFFITBANK" and "OFFIT"; each of such names, service-marks, trademarks and other intellectual property has been Previously Disclosed; and, in the case of such names, service-marks and trademarks, in each state of the United States, such right of use is free and clear of any Liens, and, to the best of OFFIT Holdings' Knowledge, no other person has the right to use such names, service-marks or trademarks in any such state.

           (v) Books and Records. The books and records of OFFIT Holdings and its Subsidiaries have been fully, properly and accurately maintained, and there are no inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of OFFIT Holdings and its Subsidiaries.

           (w) Insurance. OFFIT Holdings' Disclosure Schedule sets forth all of the insurance policies, binders, or bonds maintained by OFFIT Holdings or its Subsidiaries or under which OFFIT Holdings pays the premiums ("Insurance Policies"). OFFIT Holdings and its Subsidiaries are insured against such risks and in such amounts as the management of OFFIT Holdings reasonably has determined to be prudent. All the Insurance Policies are in full force and effect; neither OFFIT Holdings nor any of its Subsidiaries has received notice to the effect that OFFIT Holdings or any of its Subsidiaries is in default under any applicable Insurance Policies, and all claims thereunder have been filed in due and timely fashion.

           (x) Year 2000 Compliance. The software and hardware operated by OFFIT Holdings, its Subsidiaries and each of the Investment Companies are capable of providing or are being adapted or replaced to provide uninterrupted millennium functionality to record, store, process and present calendar dates falling on or after January 1, 2000 and date-dependent data in substantially the same manner and with the same functionality as such software records, stores, processes and presents such calendar dates and date-dependent data as of the date hereof. A true and complete copy of OFFIT Holdings' Y2K Plan has been made available to Wachovia, and OFFIT Holdings and its Subsidiaries are in the process of effecting the Y2K Plan in accordance with the schedule provided for therein. To the best of OFFIT Holdings' Knowledge, incurring the costs to implement the Y2K Plan is not reasonably likely to have a Material Adverse Effect with respect to OFFIT Holdings.

           (y) Non-Competition Agreement. OFFIT Holdings has Previously Disclosed a complete and accurate list of each employee of OFFIT Holdings or any OFFIT Holdings Subsidiary who has entered into a non-competition agreement with either OFFIT Holdings or any OFFIT Holdings Subsidiary prior to the date hereof (each, a "Non-Competition Agreement") which is in effect as of the date hereof, and has Previously Disclosed a copy of each such Non-Competition Agreement.

           (aa) Shareholders' Agreement. OFFIT Holdings has Previously Disclosed the Shareholders' Agreement dated July 13, 1990 (the "Shareholders' Agreement"). Pursuant to the terms of the transaction pursuant to which OFFIT Holdings became the owner of all of the shares of OFFITBANK (which transaction was consented to in writing by all of the stockholders of OFFITBANK), the Shareholders' Agreement became an agreement with OFFIT Holdings and the stockholders of OFFIT Holdings Common Stock, except for Sections 6 and 9 thereunder. In connection with the entering into of each of the Voting Agreements, OFFIT Holdings has taken all action necessary under the Shareholders' Agreement by way of the adoption of OFFIT Holdings Board resolutions, which resolutions have not been amended, modified or rescinded and remain in full force and effect (i) to permit each of the stockholders that is a party to a Voting Agreement to enter into such Voting Agreement, (ii) to permit each such stockholder to take the actions required and contemplated thereby, (iii) to waive any rights OFFIT Holdings may have pursuant to Sections 2 and 5 of the Shareholders' Agreement and (iv) to consent to the termination of the Shareholders' Agreement simultaneously with the effectiveness of the Merger.

           (bb) Disclosure. The representations and warranties contained in this
Section 5.03 do not contain any untrue statement of a Material fact or omit to state any Material fact necessary in order to make the statements and information contained in this Section 5.03 not misleading.

           5.04 Representations and Warranties of Wachovia. Subject to Sections
5.01 and 5.02 and except as Previously Disclosed in a paragraph of its Disclosure Schedule corresponding to the relevant paragraph below, Wachovia hereby represents and warrants to OFFIT Holdings as follows:

           (a) Organization, Standing and Authority. Wachovia is duly organized, validly existing and in good standing under the laws of the State of North Carolina. Wachovia is duly qualified to do business and is in good standing in the states of the United States and foreign jurisdictions where its ownership or leasing of property or assets or the conduct of its business requires it to be so qualified. Wachovia has in effect all federal, state, local, and foreign governmental authorizations necessary for it to own or lease its properties and assets and to carry on its business as it is now conducted.

           (b)  Wachovia Stock.

           (1) As of the date hereof, the authorized capital stock of Wachovia consists solely of 1,000,000,000 shares of Wachovia Common Stock, of which 203,693,747 shares were outstanding as of the date hereof and 50,000,000 shares of Wachovia Preferred Stock, of which no shares were outstanding as of the date hereof. As of the date hereof, except as set forth in its Disclosure Schedule, Wachovia does not have any Rights issued or outstanding with respect to Wachovia Stock, and Wachovia does not have any commitment to authorize, issue or sell any Wachovia Stock or Rights, except pursuant to this Agreement.

           (2) The shares of Wachovia Common Stock to be issued in exchange for shares of OFFIT Holdings Common Stock in the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable.

         (c) Subsidiaries. Each of Wachovia's Significant Subsidiaries has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its organization, and is duly qualified to do business and in good standing in the jurisdictions where its ownership or leasing of property or the conduct of its business requires it to be so qualified and it owns, directly or indirectly, all the issued and outstanding equity securities of each of its Significant Subsidiaries.

         (d) Corporate Power. Each of Wachovia and its Significant Subsidiaries has the corporate power and authority to carry on its business as it is now being conducted and to own all its properties and assets; and Wachovia has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

         (e) Corporate Authority. This Agreement and the transactions contemplated hereby have been authorized by all necessary corporate action of Wachovia and its Board of Directors and does not require any vote of Wachovia stockholders. This Agreement is a valid and legally binding agreement of Wachovia enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles).

         (f) Regulatory Approvals; No Defaults.

          (1) No consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other governmental authority or instrumentality or with any third party are required to be made or obtained by Wachovia or any of its Subsidiaries in connection with the execution, delivery or performance by Wachovia of this Agreement or to consummate the Merger except for (A) the filings of applications or notices with, and the receipt of approvals and exemptions from, the State of New York Banking Department, Superintendent of Banks or Banking Board and the Federal Reserve; (B) the filing of a notice under the HSR Act; (C) the filings of articles of merger with the North Carolina Secretary of State pursuant to the NCBCA and of a certificate of merger with the Delaware Secretary of State pursuant to the DGCL; (D) such filings as are required to be made or approvals as are required to be obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of Wachovia Common Stock in the Merger; (E) approval of the listing on the NYSE of Wachovia Common Stock to be issued in the Merger; (F) the filing and declaration of effectiveness of the Registration Statement; and (G) the filings and receipts of approvals set forth in Section 7.01(b).

          (2) Subject to receipt of the regulatory approvals referred to in the preceding paragraph and expiration of the related waiting periods, and required filings under federal and state securities laws, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not and will not (A) constitute a breach or violation of, or a default under, or give rise to any Lien, any acceleration of remedies or any right of termination under, any law, rule or regulation or any judgment, decree, order, governmental permit or license, or agreement, indenture or instrument of Wachovia or of any of its Subsidiaries or to which Wachovia or any of its Subsidiaries or properties is subject or bound, (B) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws (or similar governing documents) of Wachovia or any of its Subsidiaries, or (C) require any consent or approval under any such law, rule, regulation, judgment, decree, order, governmental permit or license, agreement, indenture or instrument.

         (g) Financial Statements and SEC Documents; Material Adverse Effect.

          (1) Wachovia's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and all other reports, registration statements, definitive proxy statements or information statements filed or to be filed by it or any of its Subsidiaries subsequent to December 31, 1998 under the Securities Act, or under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the form filed or to be filed with the SEC (collectively, Wachovia's "SEC Documents"), as of the date filed, (A) complied or will comply in all material respects as to form with the applicable requirements under the Securities Act or the Exchange Act, as the case may be, and (B) did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each of the balance sheets contained in or incorporated by reference into any such SEC Document (including the related notes and schedules thereto) fairly presents, or will fairly present, the financial position of Wachovia and its Subsidiaries as of its date, and each of the statements of income and changes in stockholders' equity and cash flows or equivalent statements in such SEC Documents (including any related notes and schedules thereto) fairly presents, or will fairly present, the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of Wachovia and its Subsidiaries for the periods to which they relate, in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except in each case as may be noted therein, subject to normal year-end audit adjustments in the case of unaudited statements.

          (2) Since December 31, 1998, no event has occurred or circumstance arisen that, individually or taken together with all other facts, circumstances and events (described in any paragraph of this Section 5.04 or otherwise), is reasonably likely to have a Material Adverse Effect with respect to Wachovia.

          (h) Litigation; Regulatory Action.

          (1) Other than as set forth in its SEC Documents filed on or before the date hereof, no litigation, claim or other proceeding before any Governmental Authority is pending against Wachovia or any of its Subsidiaries and, to the best of

      Wachovia's knowledge, no such litigation, claim or other proceeding has been threatened.

           (2) Neither Wachovia nor any of its Subsidiaries or properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, or extraordinary supervisory letter from a Governmental Authority, nor has Wachovia or any of its Subsidiaries been advised by a Governmental Authority that such agency is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

          (i) Compliance with Laws. Wachovia and each of its Significant
     Subsidiaries:

           (1) in the conduct of its business, is in compliance with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws and other laws relating to discriminatory business practices; and

           (2) has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, all Governmental Authorities that are required in order to permit them to conduct their businesses substantially as presently conducted; all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the best of OFFIT Holdings' Knowledge, no suspension or cancellation of any of them is threatened.

           (j) Investment Adviser Qualification. Neither Wachovia, nor any "affiliated person" (as defined in the Investment Company Act) thereof, is ineligible pursuant to Section 9 of the Investment Company Act to serve as an investment adviser (or in any other capacity contemplated by the Investment Company Act) to an Investment Company; neither Wachovia, nor any "associated person" (as defined in the Investment Advisers Act) thereof, is subject to potential disqualification pursuant to Section 203 of the Investment Advisers Act to serve as an investment adviser or as an associated person to a registered investment adviser or subject to disqualification under Rule 206(4)-3 or the subject of a rebuttable presumption under Rule 206(4)-4(b) of the Investment Advisers Act.

           (k) Derivatives; Etc. All Derivatives Contracts, whether entered into for Wachovia's own account, or for the account of one or more of its customers or of Wachovia's Subsidiaries or their customers, were entered into (1) in accordance with all applicable laws, rules, regulations and regulatory policies and (2) with counterparties reasonably believed to be financially responsible at the time; and each of them constitutes the valid and legally binding obligation of Wachovia or one of its Subsidiaries, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws of general applicability relating to or affecting creditors' rights or by general equity principles), and are in full force and effect. Neither Wachovia nor its Subsidiaries, nor, to the best of Wachovia's knowledge, any other party thereto, is in breach of any of its obligations under any such agreement or arrangement.

           (l) Tax Matters. Neither Wachovia nor any of its Subsidiaries has any reason to believe that any conditions exist which might prevent or impede the Merger from qualifying as a reorganization within the meaning of section 368(a) of the Code.

           (m) No Brokers. No action has been taken by Wachovia that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment with respect to the transactions contemplated by this Agreement other than the broker's fee payable to Credit Suisse First Boston Corporation.

                                   ARTICLE VI

                                    COVENANTS

         6.01 Reasonable Best Efforts. (a) Subject to the terms and conditions of this Agreement, each of OFFIT Holdings and Wachovia agrees to use its reasonable best efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Merger as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall cooperate fully with the other party hereto to that end (it being understood that any amendments or supplements to the Registration Statement or Proxy Statement or a resolicitation of proxies as a consequence of an acquisition agreement by Wachovia or any of its subsidiaries shall not violate this covenant).

         (b) Without limiting the generality of Section 6.01(a), OFFIT Holdings agrees to use its reasonable best efforts to obtain the consent or approval of all persons party to a Contract with OFFIT Holdings or its Subsidiaries, to the extent such consent or approval is required in order to consummate the Merger or for the Surviving Corporation to receive the benefits thereof.

         6.02 Stockholder Approvals. OFFIT Holdings agrees to take, in accordance with applicable law and the OFFIT Holdings Certificate and OFFIT Holdings By-Laws, all action necessary to convene an appropriate meeting of stockholders of OFFIT Holdings to consider and vote upon the approval and adoption of this Agreement and any other matters required to be approved by OFFIT Holdings' stockholders for consummation of the Merger (including any adjournment or postponement, the "OFFIT Holdings Meeting") as promptly as practicable after the Registration Statement is declared effective. The OFFIT Holdings Board has recommended (and will continue to recommend, except to the extent legally required for the discharge by the OFFIT Holdings Board of its fiduciary duties (after consultation with outside counsel) as a result of an unsolicited written, bona fide Acquisition Proposal, such approval), and, subject to the foregoing exception, OFFIT Holdings shall take all reasonable, lawful action to solicit such approval by its stockholders.

           6.03 Registration Statement. (a) Wachovia agrees to prepare a registration statement on Form S-4 (the "Registration Statement") to be filed by Wachovia with the SEC in connection with the issuance of Wachovia Common Stock in the Merger (including the proxy statement and other proxy solicitation materials of OFFIT Holdings constituting a part thereof (the "Proxy Statement") and all related documents). Each of the parties hereto agrees to cooperate, and to cause its Subsidiaries to cooperate, with the other, its counsel and its accountants, in preparation of the Registration Statement and the Proxy Statement; and provided that OFFIT Holdings and its Subsidiaries have cooperated as required above, Wachovia agrees to file the Registration Statement with the SEC as soon as reasonably practicable. Each of OFFIT Holdings and Wachovia agrees to use all reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as reasonably practicable after filing thereof. Wachovia also agrees to use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement. OFFIT Holdings agrees to furnish to Wachovia all information concerning OFFIT Holdings, its Subsidiaries, officers, directors and stockholders as may be reasonably requested in connection with the foregoing.

           (b) Each of OFFIT Holdings and Wachovia agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it for inclusion or incorporation by reference in (1) the Registration Statement will, at the time the Registration Statement and each amendment or supplement thereto, if any, becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and (2) the Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the time of the OFFIT Holdings Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or any statement which, in the light of the circumstances under which such statement is made, will be false or misleading with respect to any material fact, or which will omit to state any material fact necessary in order to make the statements therein not false or misleading or necessary to correct any statement in any earlier statement in the Proxy Statement or any amendment or supplement thereto. Each of OFFIT Holdings and Wachovia further agrees that if it shall become aware prior to the Effective Date of any information furnished by it that would cause any of the statements in the Proxy Statement to be false or misleading with respect to any material fact, or to omit to state any material fact necessary to make the statements therein not false or misleading, to promptly inform the other party thereof and to take the necessary steps to correct the Proxy Statement.

           (c) Wachovia agrees to advise OFFIT Holdings, promptly after Wachovia receives notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order or the suspension of the qualification of Wachovia Stock for offering or sale in any jurisdiction, of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information.

           6.04 Affiliate Agreements. (a) Not later than the 15th day prior to the mailing of the Proxy Statement, OFFIT Holdings shall deliver to Wachovia a schedule of each person that, to the best of OFFIT Holdings' Knowledge, is or is reasonably likely to be, as of the date of the OFFIT Holdings Meeting, deemed to be an "affiliate" of it (each, a "OFFIT Holdings Affiliate") as that term is used in Rule 145 under the Securities Act.

           (b) OFFIT Holdings shall use its reasonable best efforts to cause each person who may be deemed to be an OFFIT Holdings Affiliate to execute and deliver to Wachovia on or before the date of mailing of the Proxy Statement an "affiliates agreement" substantially in the form attached hereto as Exhibit E.

           6.05 Press Releases. Each of OFFIT Holdings and Wachovia agrees that it will not (nor will any of their respective Subsidiaries), without the prior approval of the other party, issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except, after consultation where feasible, as otherwise required by applicable law or regulation or NYSE rules.

           6.06 Access; Information. (a) OFFIT Holdings agrees that upon reasonable notice and subject to applicable laws relating to the exchange of information, it shall afford Wachovia and Wachovia's officers, employees, counsel, accountants and other authorized representatives, such access during normal business hours throughout the period prior to the Effective Time to the books, records (including, without limitation, all Investment Contracts, tax returns and work papers of independent auditors), properties, personnel of OFFIT Holdings and its Subsidiaries and to such other information as Wachovia may reasonably request and, during such period, it shall promptly make available to Wachovia (1) a copy of each material report, schedule and other document filed by it or its Subsidiaries pursuant to the requirements of federal or state securities or banking laws, and (2) all other information concerning the business, properties and personnel of it or its Subsidiaries as Wachovia may reasonably request.

           (b) Wachovia agrees that it will not, and will cause its representatives not to, use any information obtained pursuant to this Section
6.06 (as well as any other information obtained prior to the date hereof in connection with its consideration of the transactions contemplated hereby and the entering into of this Agreement) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. Subject to the requirements of law, Wachovia shall keep confidential, and shall cause its representatives to keep confidential, all information and documents obtained pursuant to this Section 6.06 (as well as any other information obtained prior to the date hereof in connection with the entering into of this Agreement) unless such information (1) was already known to Wachovia, (2) becomes available to Wachovia from other sources not known by such party to be bound by a confidentiality obligation, (3) is disclosed with the prior written approval of the party to which such information pertains or (4) is or becomes readily ascertainable from published information or trade sources. In the event that this Agreement is terminated or the transactions contemplated by this Agreement shall otherwise fail to be consummated, Wachovia shall promptly cause all copies of documents or extracts thereof containing information and data as to OFFIT Holdings to be returned to OFFIT Holdings. No investigation by Wachovia of the business and affairs of OFFIT Holdings and its Subsidiaries shall affect or be deemed to modify or waive any representation, warranty, covenant or agreement in this Agreement, or the conditions to Wachovia's obligation to consummate the transactions contemplated by this Agreement.

           6.07 Acquisition Proposals. OFFIT Holdings agrees that neither it nor any of its Subsidiaries nor any of the respective officers and directors of OFFIT Holdings or its Subsidiaries shall, and OFFIT Holdings shall direct and use its reasonable best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any enquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of OFFIT Holdings) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, OFFIT Holdings or its Subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or, engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal. OFFIT Holdings shall immediately cease and cause to be terminated any activities, discussions or negotiations conducted prior to the date of this Agreement with any parties other than Wachovia with respect to any of the foregoing and shall use its reasonable best efforts to enforce any confidentiality or similar agreement relating to an Acquisition Proposal. OFFIT Holdings shall promptly (within 24 hours) advise Wachovia following the receipt by OFFIT Holdings of any Acquisition Proposal and the substance thereof (including the identity of the person making such Acquisition Proposal), and advise Wachovia of any developments with respect to such Acquisition Proposal immediately upon the occurrence thereof.

           6.08 Regulatory Applications. (a) Wachovia and OFFIT Holdings and their respective Subsidiaries shall cooperate and use their respective reasonable best efforts to prepare all documentation, to effect all filings and to obtain all permits, consents, approvals and authorizations of all third parties, Governmental Authorities and Self-Regulatory Organizations necessary to consummate the transactions contemplated by this Agreement. Each of Wachovia and OFFIT Holdings shall have the right to review in advance, and to the extent practicable each will consult with the other, in each case subject to applicable laws relating to the exchange of information, with respect to, all material written information submitted to any third party, any Governmental Authority or any Self-Regulatory Organization in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto agrees to act reasonably and as promptly as practicable. Each party hereto agrees that it will consult with the other party hereto with respect to the obtaining of all material permits, consents, approvals and authorizations of all third parties, Governmental Authorities and Self-Regulatory Organizations necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other party appraised of the status of material matters relating to completion of the transactions contemplated hereby.

           (b) Each party agrees, upon request, to furnish the other party with all information concerning itself, its Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with any filing, notice or application made by or on behalf of such other party or any of its Subsidiaries to any third party or Governmental Authority.

           6.09 Benefit Plans. (a) Employee Benefits. Wachovia agrees that, during the time period commencing on the Effective Time and ending on December 31, 1999, the employees of OFFIT Holdings will continue to be provided with benefits under employee benefit plans (other than plans involving the issuance of securities of OFFIT Holdings or Wachovia) which in the aggregate are substantially comparable to those currently provided by OFFIT Holdings to such employees. To the extent that Wachovia causes an employee benefit plan maintained by Wachovia to cover employees of OFFIT Holdings, Wachovia shall cause such employee benefit plan to credit such Employee's service with OFFIT Holdings prior to the Effective Date for purposes of participation, eligibility and vesting, but not for purposes of benefit accrual, to the same extent that such service was credited by OFFIT Holdings. Notwithstanding the foregoing, Wachovia agrees that no changes shall be made with respect to the employee welfare benefit plans of OFFIT Holdings prior to January 1, 2000 or the date which coincides with the end of such plans' plan year after the Effective Time, if later. Except as expressly provided by the immediately preceding sentence, nothing contained herein shall in any way limit or restrict the ability of Wachovia to amend, modify or terminate any employee benefit plan following the Effective Time.

           (b) Options. At the Effective Time, each outstanding option to purchase shares of OFFIT Holdings Common Stock (each, an "OFFIT Holdings Stock Option") under the OFFIT Holdings 1993 Stock Option Plan, whether vested or unvested, shall be converted into an option (a "Replacement Option") to acquire, on the same terms and conditions as were applicable under such OFFIT Holdings Stock Option, the number of shares of Wachovia Common Stock equal to (1) the number of shares of OFFIT Holdings Common Stock subject to the OFFIT Holdings Stock Option immediately prior to the Effective Time, multiplied by (2) the Exchange Ratio (such product rounded down to the nearest whole number), at an exercise price per share of Wachovia Common Stock (rounded up to the nearest whole cent) equal to
(x) the aggregate exercise price for the shares of OFFIT Holdings Common Stock which were purchasable pursuant to such OFFIT Holdings Stock Option divided by
(y) the number of full shares of Wachovia Common Stock subject to such Replacement Option determined in accordance with the foregoing. Notwithstanding the foregoing, each OFFIT Holdings Stock Option which is intended to be an "incentive stock option" (as defined in Section 422 of the Code) shall be adjusted in accordance with the requirements of Section 424 of the Code. At or prior to the Effective Time, OFFIT Holdings shall take all action necessary, including obtaining any necessary consents from Optionees, to permit the replacement of the outstanding OFFIT Holdings Stock Options by Wachovia pursuant to this Section.

           (c) Filings. As soon as practicable after the Effective Time, Wachovia shall prepare and file with the SEC a registration statement on Form S-8 (or any successor or other appropriate form) registering a number of shares of Wachovia Common Stock determined in accordance with Section 6.09(b), or shall cause the Replacement Options to be covered under an existing registration statement on Form S-8, and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus and prospectuses contained therein) for so long as any Replacement Options are issued and remain outstanding.

           6.10 Registered Funds. (a) OFFIT Holdings shall use its reasonable best efforts to obtain as promptly as practicable, the approval of the Fund Boards and stockholders of each of the Registered Funds, pursuant to the provisions of Section 15 of the Investment Company Act if applicable thereto, of a new investment company advisory agreement for such Registered Funds, to be effective on the Effective Date, no less favorable to OFFIT Holdings or its Subsidiaries to that in effect immediately prior to the Effective Time.

           (b) OFFIT Holdings shall assure, at the Effective Time, that the composition of the board of directors or trustees, as the case may be, of each Registered Fund is in compliance at the time with Section 15(f)(1)(A) of the Investment Company Act and the New York Banking Law and that the use of the word "bank" has been eliminated from the name of each Investment Company.

           (c) The parties each agree for a period of three years following the Effective Time to use their respective reasonable efforts to assure compliance with the conditions of Section 15(f) of the Investment Company Act as it applies to the Registered Funds and the transactions contemplated by this Agreement. Notwithstanding anything to the contrary contained herein, the covenants contained in this Section 6.10 are intended only for the benefit of parties to this Agreement and for no other person.

         6.11 Non-Registered Fund Client Consents. OFFIT Holdings shall use, and shall cause each of its Subsidiaries to use, its reasonable best efforts to obtain, prior to the Effective Date, all consents required by law or contract from each non-Registered Fund Client who is a party to an Investment Contract, each form of consent to be mutually satisfactory to Wachovia and OFFIT Holdings.

           6.12 Notification of Certain Matters. Each of OFFIT Holdings and Wachovia shall give prompt notice to the other of any fact, event or circumstance known to it that (a) is reasonably likely, individually or taken together with all other facts, events and circumstances known to it, to result in any Material Adverse Effect with respect to it or (b) would cause or constitute a material breach of any of its representations, warranties, covenants or agreements contained herein.

           6.13 NYSE Listing. Wachovia agrees to use its reasonable best efforts to list, prior to the Effective Date, on the NYSE, subject to official notice of issuance, the shares of Wachovia Common Stock to be issued to the holders of OFFIT Holdings Common Stock in the Merger.

           6.14 Retention Program. (a) At the Effective Time, OFFIT Holdings will have established a retention program on terms described in Exhibit C to be used to retain certain employees of OFFIT Holdings.

           (b) Notwithstanding anything to the contrary contained in this Agreement, Wachovia shall take all actions necessary to effect the items set forth in Exhibit C. Exhibit C shall be deemed incorporated into this Section 6.14.

           6.15 Indemnification. (a) Following the Effective Date and for a period of six years thereafter, Wachovia shall indemnify, defend and hold harmless the present directors and officers of OFFIT Holdings and its Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities (collectively, "Costs") incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement) to the fullest extent that OFFIT Holdings is permitted to indemnify (and advance expenses to) its directors and officers under the DGCL, the OFFIT Holdings Certificate and the OFFIT Holdings By-Laws as in effect on the date hereof; provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under DGCL law, the OFFIT Holdings Certificate and the OFFIT Holdings By-Laws shall be made by independent counsel (which shall not be counsel that provides material services to Wachovia) selected by Wachovia and reasonably acceptable to such officer or director; and provided, further, that in the absence of applicable judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and Wachovia shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard. Wachovia shall advance expenses as incurred to the extent permitted under applicable law in connection with such indemnification.

           (b) Any Indemnified Party wishing to claim indemnification under
Section 6.15(a), upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify Wachovia thereof; provided that the failure so to notify shall not affect the obligations of Wachovia under
Section 6.15(a) unless and to the extent that Wachovia is actually prejudiced as a result of such failure.

           (c) If Wachovia or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provision, if required, shall be made so that the successors and assigns of Wachovia shall assume the obligations set forth in this Section 6.15.

           6.16 Non-Competition Agreements. Neither OFFIT Holdings nor any of its Subsidiaries shall amend or terminate any Non-Competition Agreement or relinquish or waive, or fail in any way to enforce, any rights it may have thereunder. OFFIT Holdings and each of its Subsidiaries shall use their reasonable best efforts to enforce each Non-Competition Agreement to the fullest extent permitted by law.

                                   ARTICLE VII

                    CONDITIONS TO CONSUMMATION OF THE MERGER

           7.01 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each of Wachovia and OFFIT Holdings to consummate the Merger is subject to the fulfillment or written waiver by Wachovia and OFFIT Holdings prior to the Effective Time of each of the following conditions:

           (a) Stockholder Approval. This Agreement shall have been duly adopted by the affirmative vote of the holders of a majority of the outstanding shares of OFFIT Holdings Common Stock entitled to vote thereon in accordance with
Section 251 of the DGCL, other applicable law and the OFFIT Holdings Certificate and the OFFIT Holdings By-Laws.

           (b) Governmental and Regulatory Consents. All approvals and authorizations of, filings and registrations with, and notifications to, all Governmental Authorities and Self-Regulatory Organizations required for the consummation of the Merger or for the prevention of any termination of any material right, privilege, license or agreement of either Wachovia or OFFIT Holdings or their respective Subsidiaries shall have been obtained or made and shall be in full force and effect and all waiting periods required by law shall have expired; and none of the foregoing shall contain any conditions, restriction or requirements which the Wachovia Board reasonably determines would
(1) following the Effective Time, have a Material Adverse Effect with respect OFFIT Holdings or (2) reduce the benefits of the transactions contemplated hereby to such a degree that Wachovia would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

           (c) Third Party Consents. All consents or approvals of all persons, other than from Governmental Authorities and Self-Regulatory Organizations, required for or in connection with the execution, delivery and performance of this Agreement and the consummation of the Merger or for the prevention of any termination of any material right, privilege, license or agreement of either Wachovia or OFFIT Holdings or their respective Subsidiaries shall have been obtained and shall be in full force and effect, and none of the foregoing shall contain any conditions, restrictions or requirements which the Wachovia Board reasonably determines would (1) following the Effective Time, have a Material Adverse Effect with respect to OFFIT Holdings or (2) reduce the benefits of the transactions contemplated hereby to such a degree that Wachovia would not have entered into this Agreement had such conditions, restrictions or requirements been known at the date hereof.

           (d) Compliance with Section 15(f) of the Investment Company Act. At the Effective Time: (1) at least 75% of the members of the Fund Boards of each Registered Fund which has approved a new investment advisory contract shall not be "interested persons" (as such term is defined in the Investment Company Act) of Wachovia (or such other entity which will act as adviser to such Registered Funds following the Effective Time), of OFFIT Holdings or of any affiliate of OFFIT Holdings that was the investment adviser of any such Registered Fund immediately preceding the Effective Time; and (2) the requirements of Section 15(f)(1)(B) of the Investment Company Act shall have been complied with in that no "unfair burden" shall have been imposed on any of the Registered Funds as a result of this Agreement, the transactions contemplated hereunder, new investment advisory contracts or otherwise.

           (e) No Injunction. No Governmental Authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and prohibits consummation of the transactions contemplated by this Agreement.

           (f) Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

           (g) Blue Sky Approvals. All permits and other authorizations under state securities laws necessary to consummate the transactions contemplated hereby and to issue the shares of Wachovia Common Stock to be issued in the Merger shall have been received and be in full force and effect.

           (h) Listing. The shares of Wachovia Common Stock to be issued in the Merger shall have been approved for listing on the NYSE, subject to official notice of issuance.

           7.02 Conditions to Obligation of OFFIT Holdings. The obligation of OFFIT Holdings to consummate the Merger is also subject to the fulfillment or written waiver by OFFIT Holdings prior to the Effective Time of each of the following conditions:

           (a) Representations and Warranties. Subject to the standard set forth in Section 5.02, the representations and warranties of Wachovia set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date), and OFFIT Holdings shall have received a certificate, dated the Effective Date, signed on behalf of Wachovia by the Chief Executive Officer and the Chief Financial Officer of Wachovia to such effect.

           (b) Performance of Obligations of Wachovia. Wachovia shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time, and OFFIT Holdings shall have received a certificate, dated the Effective Date, signed on behalf of Wachovia by the Chief Executive Officer and the Chief Financial Officer of Wachovia to such effect.

           (c) Opinion of OFFIT Holdings' Counsel. OFFIT Holdings shall have received opinions of Schulte Roth & Zabel LLP, counsel to OFFIT Holdings, dated the date of the Proxy Statement and the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion,
(1) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (2) each of OFFIT Holdings and Wachovia will be a party to the reorganization within the meaning of Section 368(b) of the Code and (3) no gain or loss will be recognized by stockholders of OFFIT Holdings who receive shares of Wachovia Common Stock in exchange for shares of OFFIT Holdings Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests. In rendering its opinions, Schulte Roth & Zabel LLP may require and rely upon representations contained in letters from OFFIT Holdings, Wachovia, stockholders of OFFIT Holdings and others.

           7.03 Conditions to Obligation of Wachovia. The obligation of Wachovia to consummate the Merger is also subject to the fulfillment or written waiver by Wachovia prior to the Effective Time of each of the following conditions:

           (a) Representations and Warranties. Subject to the standard set forth in Section 5.02, the representations and warranties of OFFIT Holdings set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Date as though made on and as of the Effective Date (except that representations and warranties that by their terms speak as of the date of this Agreement or some other date shall be true and correct as of such date) and Wachovia shall have received a certificate, dated the Effective Date, signed on behalf of OFFIT Holdings by the Chief Executive Officer and the Chief Financial Officer of OFFIT Holdings to such effect.

           (b) Performance of Obligations of OFFIT Holdings. OFFIT Holdings shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time, and Wachovia shall have received a certificate, dated the Effective Date, signed on behalf of OFFIT Holdings by the Chief Executive Officer and the Chief Financial Officer of OFFIT Holdings to such effect.

           (c) Opinion of Wachovia's Counsel. Wachovia shall have received opinions of Sullivan & Cromwell, special counsel to Wachovia, dated the date of the Proxy Statement and the Effective Date, to the effect that, on the basis of facts, representations and assumptions set forth in such opinion, (1) the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code, (2) each of OFFIT Holdings and Wachovia will be a party to the reorganization within the meaning of Section 368(b) of the Code and (3) no gain or loss will be recognized by stockholders of OFFIT Holdings who receive shares of Wachovia Common Stock in exchange for shares of OFFIT Holdings Common Stock, except that gain or loss may be recognized as to cash received in lieu of fractional share interests. In rendering its opinions, Sullivan & Cromwell may require and rely upon representations contained in letters from OFFIT Holdings, Wachovia, stockholders of OFFIT Holdings and others.

           (d) Non-Competition and Employment Agreements. All of the non-competition and employment agreements entered into with the persons listed on Exhibit B shall be in full force and effect (other than as a consequence of death or disability) and shall not have been breached in any manner by such persons.

           (e) Key Employees. At the Effective Date, each of Morris Offit and Wallace Mathai-Davis shall be in the bona fide employ of OFFIT Holdings or its Subsidiaries, as the case may be, holding a position no less than he holds as of the date hereof provided he is able to perform (except as a result of any short term temporary disability) the duties previously performed by him.

           (f) Stockholder Agreements. All Stockholder Agreements shall have been duly terminated (which termination may be subject to the effectiveness of the Merger).

           (g) Officer's Certificate. Wachovia shall have received a certificate dated the Effective Date, signed on behalf of OFFIT Holdings by the Chief Executive Officer of OFFIT Holdings with respect to the satisfaction of the conditions specified in Section 7.03(e) and (f).

           (h) Revenue Run-Rate. (1) The Revenue Run-Rate as of the Determination Date shall not be less than 85% of the Revenue Run-Rate as of March 31, 1999 (or $40,862,269, the Revenue Run-Rate as of March 31, 1999). Wachovia shall have received a certificate reasonably satisfactory to Wachovia to such effect, including a detailed calculation of the Revenue Run-Rate as of the Determination Date and a certification of the accuracy thereof, dated the Effective Date and signed on behalf of OFFIT Holdings by the Chief Executive Officer and the Chief Financial Officer of OFFIT Holdings and a certification that they have no reason to believe that, as of the Effective Date, there is any decline in the Revenue Run-Rate computed as of the Determination Date which would result in the above-mentioned 85% level not being met.

           (2) "Determination Date" means the date three days prior to the Effective Date.

           (3) "Revenue Run-Rate" means, as determined as of any particular date, the annualized amount of all fixed fees (i.e., not including incentive fees based on performance) payable to OFFIT Holdings or its Subsidiaries under all Investment Contracts existing and in full force and effect as of the date of determination; provided, however, that the Revenue Run-Rate shall not include any fixed fees payable under any Investment Contract, or attributable to any discrete portfolio managed thereunder, if OFFIT Holdings or any of its Subsidiaries shall have received as of the date of determination notification of cancellation or an intention to cancel from any Client of such Investment Contract or such portfolio, as the case may be. For purposes of calculating the Revenue Run-Rate as of the Determination Date, increases or decreases in the Revenue Run-Rate from March 31, 1999 shall reflect only: (i) the addition of a new Client, (ii) the addition of a new discrete portfolio under an Investment Contract with respect to an existing Client, (iii) the termination of an Investment Contract with respect to an existing Client or the termination of any discrete portfolio managed thereunder (to the extent the amount of funds withdrawn as a result of such termination are not deposited into another existing discrete portfolio managed thereunder), (iv) fluctuations in the amount of fixed fees payable under an Investment Contract due to changes in fee schedules occurring on or prior to the Determination Date and notified to Wachovia and (v) the failure of OFFIT Holdings to obtain any of (x) the Registered Funds consents referred to in Section 6.10 or (y) the consents referred to in Section 6.11 (provided that any negative consent given shall not be deemed to be a failure to obtain such a consent), in each of which case the relevant Investment Contracts shall be deemed terminated for purposes of this
Section 7.03(h). For purposes of calculating the Revenue Run-Rate as of the Determination Date, increases or decreases in the Revenue Run-Rate from March 31, 1999 shall not reflect any fluctuations in the amount of the fixed fees payable under any Investment Contract due to market fluctuations. The calculation of the Revenue Run-Rate as of the Determination Date shall be made in substantially the same method as the Previously Disclosed calculation of the Revenue Run-Rate as of March 31, 1999, which is on a client to client basis.

                                  ARTICLE VIII

                                   TERMINATION

           8.01 Termination. This Agreement may be terminated, and the Acquisition may be abandoned:

           (a) Mutual Consent. At any time prior to the Effective Time, by the mutual consent of Wachovia and OFFIT Holdings, if the Board of Directors of each so determines by vote of a majority of the members of its entire Board.

           (b) Breach. At any time prior to the Effective Time, by Wachovia or OFFIT Holdings, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of either: (1) a breach by the other party of any representation or warranty contained herein (subject to the standard set forth in Section 5.02), which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or (2) a breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach, provided that such breach (whether under (1) or (2)) would be reasonably likely, individually or in the aggregate with other breaches, to result in a Material Adverse Effect.

           (c) Delay. At any time prior to the Effective Time, by Wachovia or OFFIT Holdings, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by December 31, 1999, except to the extent that the failure of the Merger then to be consummated arises out of or results from the knowing action or inaction of the party seeking to terminate pursuant to this Section 8.01(c).

           (d) No Approval. By OFFIT Holdings or Wachovia, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event (1) the approval of any Governmental Authority required for consummation of the Merger and the other transactions contemplated by this Agreement shall have been denied by final nonappealable action of such Governmental Authority or (2) the stockholder approval required by Section 7.01(a) herein is not obtained prior to the Effective Date.

           (e) Failure to Recommend, Etc. At any time prior to the OFFIT Holdings Meeting, by Wachovia if OFFIT Holdings Board shall have withdrawn its recommendation referred to in Section 6.02 or modified or changed such recommendation in a manner adverse in any respect to the interests of Wachovia.

           8.02 Effect of Termination and Abandonment. In the event of termination of this Agreement and the abandonment of the Acquisition pursuant to this Article VIII, no party to this Agreement shall have any liability or further obligation to any other party hereunder except (1) as set forth in
Section 9.01 and (2) that termination will not relieve a breaching party from liability for any willful breach of this Agreement giving rise to such termination.

           8.03 Fee. (a) OFFIT Holdings hereby agrees to pay Wachovia, and Wachovia shall be entitled to payment of, a fee (the "Fee") of $10,000,000 upon the occurrence of both an Initial Fee Triggering Event and a Subsequent Fee Triggering Event prior to the occurrence of a Fee Termination Event. Such payment shall be made to Wachovia in immediately available funds within five Business Days after the occurrence of the Subsequent Fee Triggering Event. Each of the following shall be a "Fee Termination Event": (1) the Effective Time; (2) termination of this Agreement in accordance with the provisions hereof if such termination occurs prior to the occurrence of an Initial Fee Triggering Event except a termination by Wachovia pursuant to Sections 8.01(b) or (e) or by either party pursuant to clause (2) of Section 8.01(d) (each, a "Listed Termination"); or (3) the passage of eighteen months after termination of this Agreement if such termination follows the occurrence of an Initial Fee Triggering Event or is a Listed Termination.

           (b) The term "Initial Fee Triggering Event" shall mean any of the following events or transactions occurring on or after the date hereof:

                (1) OFFIT Holdings or OFFITBANK, without having received Wachovia's prior written consent, shall have entered into an agreement to engage in an Acquisition Transaction with any person (the term "person" for purposes of this Section having the meaning assigned thereto in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than Wachovia or any of its Subsidiaries or the OFFIT Holdings Board shall have recommended that the stockholders of OFFIT Holdings approve or accept any Acquisition Transaction other than as contemplated by this Agreement. "Acquisition Transaction" shall mean (x) a merger or consolidation, or any similar transaction, involving OFFIT Holdings or OFFITBANK, (y) a purchase, lease or other acquisition of all or any substantial part of the assets or deposits of OFFIT Holdings or OFFITBANK, or (z) a purchase or other acquisition (including by way of merger, consolidation, share exchange or otherwise) of securities representing 10% or more of the voting power of OFFIT Holdings or OFFITBANK;

                (2) Any person other than Wachovia or any of its Subsidiaries shall have acquired beneficial ownership or the right to acquire Beneficial Ownership of 10% or more of the outstanding shares of OFFIT Holdings Common Stock;

                (3) The stockholders of OFFIT Holdings shall have voted and failed to approve this Agreement and the Merger at a meeting which has been held for that purpose or any adjournment or postponement thereof, or such meeting shall not have been held in violation of this Agreement or shall have been canceled prior to termination of this Agreement if, prior to such meeting (or if such meeting shall not have been held or shall have been canceled, prior to such termination), it shall have been publicly announced that any Person (other than Wachovia or any of its Subsidiaries) shall have made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

                (4) The OFFIT Holdings Board shall have withdrawn or modified (or publicly announced its intention to withdraw or modify) in any manner adverse in any respect to Wachovia its recommendation that the stockholders of OFFIT Holdings approve the transactions contemplated by this Agreement, or OFFIT Holdings or OFFITBANK shall have authorized, recommended, proposed (or publicly announced its intention to authorize, recommend or propose) an agreement to engage in an Acquisition Transaction with any person other than Wachovia or any of its Subsidiaries;

                (5) Any person other than Wachovia or any of its Subsidiaries shall have made a proposal to OFFIT Holdings or its stockholders to engage in an Acquisition Transaction;

                (6) OFFIT Holdings shall have willfully breached any covenant or obligation contained in this Agreement in anticipation of engaging in an Acquisition Transaction, and following such breach Wachovia would be entitled to terminate this Agreement (whether immediately or after the giving of notice or passage of time or both); or

                (7) The absence of OFFIT Holdings stockholder approval for this Agreement immediately prior to the termination thereof, unless such absence results from the failure of Wachovia to have the Registration Statement declared effective at least 30 days prior to the termination of this Agreement.

           (c) The term "Subsequent Fee Triggering Event" shall mean any of the following events or transactions occurring after the date hereof:

                      (1) The acquisition by any person (other than Wachovia or any of its Subsidiaries) of beneficial ownership of 20% or more of the then outstanding OFFIT Holdings Common Stock;

                      (2) The occurrence of the Initial Fee Triggering Event described in Section 8.03(b)(1), except that the percentage referred to in clause (z) of the second sentence thereof shall be 20%; or

                      (3) The absence of OFFIT Holdings stockholder approval for this Agreement immediately prior to the termination thereof, unless such absence results from the failure of Wachovia to have the Registration Statement declared effective at least 30 days prior to the termination of this Agreement.

           (d) OFFIT Holdings shall notify Wachovia promptly in writing of the occurrence of any Initial Fee Triggering Event or Subsequent Fee Triggering Event.

           (e) The payment by OFFIT Holdings of the fee provided by this Section
8.03 shall constitute liquidated damages for any breach by OFFIT Holdings of this Agreement although a breach is not necessary for any payment to be required to be made under this Section 8.03.

                                   ARTICLE IX

                                  MISCELLANEOUS

           9.01 Survival. No representations, warranties, agreements and covenants contained in this Agreement shall survive the Effective Time (other than Section 6.10 and this Article IX which shall survive the Effective Time) or the termination of this Agreement if this Agreement is terminated prior to the Effective Time (other than Sections 6.03(b), 6.06(b), 8.02, 8.03 and this
Article IX which shall survive such termination).

           9.02 Waiver; Amendment. Prior to the Effective Time, any provision of this Agreement may be (1) waived by the party benefitted by the provision, or
(2) amended or modified at any time, by an agreement in writing between the parties hereto executed in the same manner as this Agreement, except that, after the receipt of the stockholder approval required by Section 7.01(a), this Agreement may not be amended if it would violate the DGCL.

           9.03 Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed to constitute an original.

           9.04 Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York applicable to contracts made and to be performed entirely within such State (except to the extent that mandatory provisions of Federal law or of the DGCL are applicable).

           9.05 Waiver of Jury Trial. Each party hereto acknowledges and agrees that any controversy which may arise under this agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this agreement, or the transactions contemplated by this agreement. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each party understands and has considered the implications of this waiver, (c) each party makes this waiver voluntarily, and (d) each party has been induced to enter into this agreement by, among other things, the mutual waivers and certifications in this section 9.05.

           9.06 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto and any purported assignment in violation of this Section 9.06 shall be null and void.

           9.07 Expenses. Each party hereto will bear all expenses incurred by it in connection with this Agreement and the transactions contemplated hereby.

           9.08 Notices. All notices, requests and other communications hereunder to a party shall be in writing and shall be deemed given if personally delivered, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

         If to OFFIT Holdings, to:

                  OFFITBANK Holdings, Inc.
                  520 Madison Avenue, 27th Floor
                  New York, NY  10022-4213
                  Attention:Wallace Mathai-Davis
                  Telephone:  (212) 758-9600
                  Facsimile:   (212) 486-9465

         With a copy to:

                  Schulte Roth & Zabel LLP
                  900 Third Avenue
                  New York, New York  10022
                  Attention: Andre Weiss
                  Telephone: (212) 756-2431
                  Facsimile: (212) 593-5955

         If to Wachovia, to:

                  Wachovia Corporation
                  301 North Main Street
                  Winston-Salem, North Carolina  27101
                  Attention: Chairman of the Board
                  Telephone: (910) 770-5000
                  Facsimile: (910) 770-5959

         With a copy to:

                  Wachovia Corporation
                  301 North Main Street
                  Winston-Salem, North Carolina  27101
                  Attention: Kenneth W. McAllister
                  Telephone: (910) 732-5141
                  Facsimile: (910) 732-5959

         With a copy to:

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004
                  Attention: Mark J. Menting, Esq.
                  Telephone: (212) 558-4000
                  Facsimile: (212) 558-3588

         9.09 Entire Understanding; No Third Party Beneficiaries. This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made. Nothing in this Agreement expressed or implied, is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

         9.10 Interpretation; Effect. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of, or Exhibit or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and are not part of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

              *                   *                   *

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers, all as of the day and year first above written.

                                  OFFITBANK HOLDINGS, INC.

                                  By: /s/ Morris W. Offit
                                     -------------------------------------------
                                     Name: Morris W. Offit
                                     Title: Chairman and Chief
                                            Executive Officer

                                  WACHOVIA CORPORATION

                                  By: /s/ L.M. Baker, Jr.
                                     -------------------------------------------
                                     Name:  L. M. Baker, Jr.
                                     Title: Chairman and Chief
                                            Executive Officer

                                                                       EXHIBIT D

                             Form of Plan of Merger

           PLAN OF MERGER (this "Plan") of OFFITBANK Holdings, Inc. a Delaware corporation ("OFFIT Holdings" or the "merged corporation"); and Wachovia Corporation, a North Carolina corporation ("Wachovia" or the "surviving corporation").

                                    ARTICLE I

                                   DEFINITIONS

           1.1 Certain Definitions. The following terms are used in this Plan with the meanings set forth below:

           "Business Day" means any day other than a Saturday or Sunday or a day in which banking institutions in New York, New York are authorized or required by law to close.

           "DGCL" means the Delaware General Corporation Law.

           "Effective Date" means the effective date of the Merger.

           "Effective Time" means the effective time of the Merger.

           "Exchange Agent" means an exchange agent appointed by Wachovia.

           "Merger" means the merger of OFFIT Holdings with and into Wachovia.

           "Merger Agreement" means the Agreement and Plan of Merger, dated as of May 13, 1999, by and between OFFIT Holdings and Wachovia.

           "Merger Consideration" means the consideration to be issued to holders of OFFIT Holdings Common Stock as provided in this Plan.

           "NCBCA" means the North Carolina Business Corporation Act.

           "New Certificates" means certificates representing the shares of Wachovia Common Stock into which shares of a stockholder's OFFIT Holdings Common Stock are converted on the Effective Date.

           "NYSE" means the New York Stock Exchange, Inc.

           "Old Certificates" means stockholder's certificates formerly representing shares of OFFIT Holdings Common Stock.

           "Person" means any individual, bank, corporation, partnership, association, joint-stock company, business trust or unincorporated organization.

           "Subsidiary" has the meaning ascribed to it in Rule 1-02 of the Securities and Exchange Commission's Regulation S-X.

          "Surviving Corporation" means Wachovia, as the surviving corporation of the Merger.

           "Treasury Stock" means shares of OFFIT Holdings Common Stock held by OFFIT Holdings in treasury or otherwise owned by OFFIT Holdings or its Subsidiaries.

           "Wachovia Common Stock" means the common stock, par value $5.00 per share, of Wachovia.

           "Wachovia Preferred Stock" means the preferred stock, par value $5.00 per share, of Wachovia.

          "Wachovia Stock" means, collectively, Wachovia Common Stock and Wachovia Preferred Stock.

                                   ARTICLE II

                                   THE MERGER

           2.1. The Merger. (a) At the Effective Time, OFFIT Holdings will merge with and into Wachovia, the separate corporate existence of OFFIT Holdings will cease and Wachovia will survive and continue to exist as a North Carolina corporation. Wachovia may at any time prior to the Effective Time change the method of effecting the combination with OFFIT Holdings (including, without limitation, the provisions of this Article II) if and to the extent it deems such change to be necessary or appropriate; provided, however, that no such change shall (1) alter or change the amount or kind of Merger Consideration, (2) adversely affect the tax treatment of OFFIT Holdings or OFFIT Holdings' stockholders as a result of receiving the Merger Consideration or (3) materially impede or delay consummation of the transactions contemplated by this Agreement. In the event of such an election, the parties agree to execute an appropriate amendment to this Agreement in order to reflect such election.

           (b) Subject to the satisfaction or waiver of the conditions set forth in Article VII of the Merger Agreement, the Merger shall become effective upon the occurrence of the filing in the office of the Secretary of State of the State of Delaware of a certificate of merger in accordance with Section 252 of the DGCL and the filing in the office of the Secretary of State of the State of North Carolina of articles of merger in accordance with Section 55-11-05 of the NCBCA or such later date and time as may be set forth in such certificate or articles. The Merger shall have the effects prescribed in the NCBCA and the DGCL.

         (c) Articles of Incorporation and By-Laws. The articles of incorporation and by-laws of Wachovia immediately after the Merger shall be those of Wachovia as in effect immediately prior to the Effective Time.

         (d) Directors and Officers of Wachovia. The directors and officers of Wachovia immediately after the Merger shall be the directors and officers of Wachovia immediately prior to the Effective Time, until such time as their successors shall be duly elected and qualified.

         2.2. Effective Date and Effective Time. Subject to the satisfaction or waiver of the conditions set forth in Article VII of the Merger Agreement, the parties shall cause the Effective Date to occur on (a) the fifth business day to occur after the last of the conditions set forth in Article VII of the Merger Agreement shall have been satisfied or waived in accordance with the terms of the Merger Agreement (or, at the election of Wachovia, on the last business day of the month in which such day occurs or, if such last business day occurs on one of the last five business days of such month, on the last business day of the succeeding month) or (b) such other date to which the parties may agree in writing.

                                   ARTICLE III

                                 CONSIDERATION;

                               EXCHANGE PROCEDURES

         3.1. Merger Consideration. Subject to the provisions of this Plan, at the Effective Time, automatically by virtue of the Merger and without any action on the part of any Person:

           (a) Outstanding OFFIT Holdings Common Stock. Each share of OFFIT Holdings Common Stock, excluding Treasury Stock and shares as to which dissenters' rights have been properly perfected, issued and outstanding immediately prior to the Effective Time shall become and be converted into
      0.2284 of a share (subject to adjustment pursuant to Section 3.5, the "Exchange Ratio") of Wachovia Common Stock.

           (b) Outstanding Wachovia Stock. Each share of Wachovia Stock issued and outstanding immediately before the Effective Time will remain issued and outstanding and unaffected by the Merger.

           (c) Treasury Stock. Each share of OFFIT Holdings Common Stock held as Treasury Stock immediately prior to the Effective Time shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

         3.2. Rights as Stockholders; Stock Transfers. At the Effective Time, holders of OFFIT Holdings Common Stock shall cease to be, and shall have no rights as, stockholders of OFFIT Holdings, other than to receive any dividend or other distribution with respect to such OFFIT Holdings Common Stock with a record date occurring prior to the Effective Time and the consideration provided under this
Article III. After the Effective Time, there shall be no transfers on the stock transfer books of OFFIT Holdings or the Surviving Corporation of shares of OFFIT Holdings Common Stock.

           3.3. Fractional Shares. Notwithstanding any other provision hereof, no fractional shares of Wachovia Common Stock and no certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, Wachovia shall pay to each holder of OFFIT Holdings Common Stock who would otherwise be entitled to a fractional share of Wachovia Common Stock (after taking into account all Old Certificates delivered by such holder) an amount in cash (without interest) determined by multiplying such fraction by the closing price of Wachovia Common Stock, as reported by the NYSE Composite Transactions Reporting System (as reported in The Wall Street Journal or, if not reported therein, in another authoritative source), for the NYSE trading day immediately preceding the Effective Date.

           3.4. Exchange Procedures. (a) Within three Business Days of the Effective Date, Wachovia shall send or cause to be sent to each former holder of record of shares of OFFIT Holdings Common Stock immediately prior to the Effective Time transmittal materials for use in exchanging for the consideration set forth in this Article III. Wachovia shall cause the New Certificates and/or any check in respect of any fractional share interests or dividends or distributions which such person shall be entitled to receive to be delivered to such stockholder upon delivery to Wachovia of Old Certificates representing such shares of OFFIT Holdings Common Stock (or indemnity reasonably satisfactory to Wachovia, if any of such certificates are lost, stolen or destroyed) owned by such stockholder. No interest will be paid on any such cash to be paid in lieu of fractional share interests or in respect of dividends or distributions which any such person shall be entitled to receive pursuant to this Article III upon such delivery. Old Certificates surrendered for exchange by any Affiliate of OFFIT Holdings shall not be exchanged for New Certificates until Wachovia has received a written agreement from such person as specified in Section 6.07 of the Merger Agreement.

           (b) Notwithstanding the foregoing, neither party hereto shall be liable to any former holder of OFFIT Holdings Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

           (c) At the election of Wachovia, no dividends or other distributions with respect to Wachovia Common Stock with a record date occurring after the Effective Time shall be paid to the holder of any unsurrendered Old Certificate representing shares of OFFIT Holdings Common Stock converted in the Merger into the right to receive shares of such Wachovia Common Stock until the holder thereof shall be entitled to receive New Certificates in exchange therefor in accordance with the procedures set forth in this Section 3.4, and no such shares of OFFIT Holdings Common Stock shall be eligible to vote until the holder of Old Certificates is entitled to receive New Certificates in accordance with the procedures set forth in this Section 3.4. After becoming so entitled in accordance with this Section 3.4, the record holder thereof also shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Wachovia Common Stock such holder had the right to receive upon surrender of the Old Certificate.

           3.5. Anti-Dilution Provisions. In the event Wachovia changes (or establishes a record date for changing) the number of shares of Wachovia Common Stock issued and outstanding prior to the Effective Date as a result of a stock split, stock dividend, recapitalization or similar transaction with respect to the outstanding Wachovia Common Stock and the record date therefor shall be prior to the Effective Date, the Exchange Ratio shall be proportionately adjusted.

                                   ARTICLE IV

                            CONDITIONS TO THE MERGER

           4.1. Consummation of the Merger is subject to the conditions set forth in Article VII of the Merger Agreement.

                                    ARTICLE V

                                   TERMINATION

           5.1. This Plan may be terminated, and the Merger may be abandoned prior to the Effective Time as provided in Article VIII of the Merger Agreement.

                                                                      APPENDIX B



                            Form of Voting Agreement
                            ------------------------

           VOTING AGREEMENT, dated as of May 13, 1999 (this "Agreement"), by and between Wachovia Corporation ("Wachovia") and the stockholder of OFFITBANK Holdings, Inc. ("OFFIT Holdings") identified as the signatory hereto (the "Stockholder").

           WHEREAS, Wachovia is prepared to enter into an agreement and plan of merger with OFFIT Holdings substantially in the form previously provided to Stockholder (the "Merger Agreement");

           WHEREAS, Wachovia would not enter into the Merger Agreement unless the Stockholder enters into this Agreement;

           WHEREAS, each stockholder of OFFIT Holdings will benefit directly and substantially from the Merger Agreement.

           NOW, THEREFORE, in consideration of Wachovia's entry into the Merger Agreement, the Stockholder agrees with Wachovia as follows:

           1. The Stockholder represents and warrants that (a) he, she or it owns or controls (regardless of in what capacity) the number of shares of common stock, par value $.01 per share, of OFFIT Holdings set forth on the signature page hereof (the "Owned Shares") free from any lien, encumbrance or restriction whatsoever and with full power to vote the Owned Shares without the consent or approval of any other person and (b) this Agreement constitutes the valid and legally binding obligation of such Stockholder, enforceable in accordance with its terms. For all purposes of this Agreement, Owned Shares shall include any shares of OFFIT Holdings as to which the right to vote is acquired after the execution hereof.

           2. The Stockholder irrevocably and unconditionally agrees that he, she or it will (a) vote all of the Owned Shares in favor of the Merger Agreement and the merger provided for therein (the "Merger") at any meeting or meetings of OFFIT Holdings' stockholders called to vote upon the Merger Agreement and the Merger and (b) will not vote such shares (or otherwise provide a proxy, consent or a voting agreement with respect thereto) in favor of any other Acquisition Proposal (as defined in the Merger Agreement).

           3. The Stockholder agrees that he, she or it will not (a) directly or indirectly, sell, transfer, pledge, assign or otherwise dispose of, or enter into any contract, option, commitment or other arrangement or understanding with respect to the sale, transfer, pledge, assignment or other disposition of, any of the Owned Shares, unless it receives (i) an irrevocable proxy, in form and substance substantially similar to the provisions of Section 2 hereof, to vote such Owned Shares with respect to the Merger

Agreement and the Merger, and such Stockholder will vote such proxy as provided in Section 2 of this Agreement and (ii) an agreement identical in all material respects to this Agreement executed by the transferee of the Owned Shares the subject thereof; (b) not exercise any appraisal rights available to such Stockholder pursuant to Section 262 of the Delaware General Corporation Law; and
(c) take any action or omit to take any action which would prohibit, prevent or preclude Stockholder from performing its obligations under this Agreement.

           4. The Stockholder agrees (i) to the termination of the Shareholders' Agreement entered into with OFFIT Holdings, pursuant to Section 12 thereof, simultaneously with the effectiveness of the Merger and (ii) to execute any other documents or instruments necessary to effect the foregoing termination.

           5. The Stockholder agrees to take all reasonable actions and make such reasonable efforts to consummate the Merger and effect the other transactions contemplated by the Merger Agreement.

           6. The Stockholder agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by the Stockholder in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Wachovia shall be entitled to an injunction or injunctions to prevent breaches of this Agreement by the Stockholder to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity, and that the Stockholder waives the posting of any bond or security in connection with any proceeding related thereto.

           7. This Agreement may be executed in one or more counterparts, each of which shall be deemed to constitute an original. This Agreement shall become effective when one counterpart signature page has been signed by each party hereto and delivered to the other party (which delivery may be by facsimile).

           8. The Stockholder agrees to execute and deliver all such further documents, certificates and instruments and take all such further reasonable action as may be necessary or appropriate, in order to consummate the transactions contemplated hereby.

           9. The Stockholder agrees that neither it nor, if applicable, any of its subsidiaries nor any of the respective officers and directors of the Stockholder or its subsidiaries shall, and the Stockholder shall direct and use its reasonable best efforts to cause its employees, agents and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its subsidiaries) not to, initiate, solicit or encourage, directly or indirectly, any enquiries or the making of any proposal or offer (including, without limitation, any proposal or offer to stockholders of OFFIT Holdings) with respect to a merger, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities of, OFFIT Holdings or any of its subsidiaries (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or date to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal.

           10. This Agreement shall terminate upon the later to occur of (a) the first year anniversary of its execution by Stockholder and (b) the date of termination of the Merger Agreement.

           IN WITNESS WHEREOF, the Stockholder and Wachovia have duly executed this Agreement as of the date first above written.

                                             WACHOVIA CORPORATION

                                             By:
                                                --------------------------------
                                                 Name:
                                                 Title:



                                             STOCKHOLDER

                                                                   or
                                             ---------------------

                                             ------------------------

                                             By:
                                                --------------------------------
                                                 Name:
                                                 Title:

                                             Number of Owned Shares:
                                                                    ------------

                                                                      APPENDIX C



           PURSUANT TO SECTION 2.4 OF THE EXCHANGE AGREEMENT, DATED AUGUST 1998, AMONG OFFITBANK HOLDINGS, INC. AND THE OFFITBANK SHAREHOLDERS, OFFITBANK HOLDINGS, INC. SHAREHOLDERS AGREED TO BE BOUND BY THE SHAREHOLDERS' AGREEMENT, DATED JULY 13, 1990, ENTERED INTO AMONG OFFITBANK AND ITS SHAREHOLDERS, OTHER THAN SECTIONS 6 AND 9 OF THAT AGREEMENT.


                               EXCHANGE AGREEMENT

           AGREEMENT dated August 1998 among OFFITBANK Holdings, Inc., a Delaware corporation ("Holdings"), and those Shareholders ("Shareholder(s)") of OFFITBANK, a New York limited purpose trust company, who have executed and delivered a letter of acceptance ("Letter of Acceptance") in the form enclosed with this Agreement in accordance with the terms thereof.

                                    *   *   *

           2.4 Adoption of Holdings Shareholders' Agreement. If the closing of the Exchange takes place as provided for in Article VI, then Holdings and the Shareholders shall automatically, and without any further action by any of the parties hereto, be deemed to be parties to, and to be bound by, the Shareholders' Agreement, which shall be in full force and effect with respect to Holdings and all Holdings Common Stock, references in the Shareholders' Agreement to "Shares" shall be deemed to be references to Holdings Common Stock and references in the Shareholders' Agreement to "Investors" and "OFFITBANK" shall be deemed to be references to the Shareholders and Holdings, respectively; provided, however, that, (i) in such event, Sections 6 and 9 of the Shareholders' Agreement shall be void and of no force or effect; and (ii) in the event that Holdings shall make an offering of authorized and unissued Shares pursuant to an effective registration statement in accordance with the Securities Act of 1933, as amended, (A) the Shareholders' Agreement shall not apply to the offering or sale of any Shares by Holdings or any Shareholder pursuant to such Registration Statement and (B) the Shareholders' Agreement shall terminate and be of no further force and effect upon the consummation of such public offering.

                                    *   *   *

                         FORM OF SHAREHOLDERS' AGREEMENT

           Agreement dated as of July 13, 1990 among OFFITBANK, a New York banking corporation organized under the New York Banking Law ("OFFITBANK"), those individuals who, now or hereafter, execute a counterpart of this Agreement and are named in Schedule A hereto as shareholders (collectively, the "Employees") and those individuals and legal entities who, now or hereafter, execute a counterpart of this Agreement and are named in Schedule B hereto as shareholders (collectively, the "Investors"). The Employees and the Investors are collectively referred to as the "Shareholders".


BACKGROUND

           The present Employees are key employees of OFFITBANK who were formerly key employees of Offit Associates Inc. ("OAI"). OFFITBANK acquired substantially all of the assets and assumed substantially all of the liabilities of OAI in exchange for shares of OFFITBANK, which shares were, in turn, distributed by OAI to these Employees. Prior to the exchange, the Investors purchased additional shares of OFFITBANK. The Shareholders and OFFITBANK desire to enter into this Agreement to (i) assure continuity of the ownership of OFFITBANK, (ii) limit the terms on which shares of OFFITBANK may be transferred and (iii) resolve certain other contingencies which may hereafter arise.

           It is hereby agreed as follows:

           1. Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified:

           "Actual Knowledge" means the actual knowledge of an officer of OFFITBANK and does not include constructive knowledge or imputed knowledge.

           "Bank Regulations" means the New York Banking Law, as amended, and rules and regulations promulgated thereunder by the New York State Banking Department, the Federal Deposit Insurance Act, as amended, the Change in Bank Control Act of 1978, as amended, and rules and regulations promulgated under each such Act by the Federal Deposit Insurance Corporation and any other Federal and state banking laws, rules and regulations applicable at any time to OFFITBANK, its operations or the Shareholders.

           "Book Value" means, with respect to any Shares subject to sale under
Section 2(a), 6(a) or

8(a) (the "Option Shares"), the amount, if any, by which the total consolidated assets of OFFITBANK (for this purpose, excluding goodwill and other intangible assets, but including, under Section 6(a)(i)(B), the proceeds of any life insurance payable to OFFITBANK upon the death of the Shareholder who owned the Option Shares) exceed its total consolidated liabilities and deposits, determined as of the last day of the fiscal quarter immediately preceding the date on which OFFITBANK shall have given notice of its election to purchase the Option Shares (but after giving effect to the receipt thereafter of any life insurance proceeds of the type referred to in the preceding parenthetical clause), multiplied by a fraction, the numerator of which is the number of Option Shares and the denominator of which is the total number of Shares then outstanding, on a fully diluted basis. In calculating Book Value, all non-convertible shares of any preferred stock shall be treated as liabilities in the amount of the aggregate liquidation preference of such non-convertible preferred shares, and not as Shares. The Book Value of the Option Shares shall be determined as promptly as reasonably practicable from OFFITBANK's books by its auditors, without audit or review, and shall be set forth in a notice given by such auditors to OFFITBANK and the owner of the Option Shares.

           "Change in Control" means, with respect to any legal entity acquiring any Shares, any transaction which (i) subjects OFFITBANK or any one or more of its Shareholders to the Bank Holding Company Act of 1956, as amended, or in any other way alters the status of any such party under such Act or (ii) results, directly or indirectly, in a change in the record or beneficial ownership of the economic attributes or control of any Shares, whether voluntary or involuntary, by operation of law or otherwise, including, without limitation, Transfers of shares of corporations that are Shareholders, beneficial interests in trusts that are Shareholders and partnership interests in partnerships that are Shareholders, but not including such Transfers to Permitted Transferees.

           "Employment Agreement" means the written employment agreement between an Employee and OFFITBANK, as amended from time to time.

           "Fifth Anniversary" means, with respect to any Employee, the date five years after the Employee first became the holder of any Shares, not including the holding period of any predecessor security from which the Shares were converted, exchanged or otherwise derived.

           "First Right of Purchase" means the procedure by which a Shareholder gives notice to OFFITBANK of the receipt of a bona fide offer from a third party (the "Offering Person") to purchase any Shares and the rights of OFFITBANK pursuant to such notice, as follows:

                (i) The Shareholder receiving such offer (the "Offeree Shareholder") shall give notice to OFFITBANK (the "Offer Notice") of the proposed sale at least 90 days prior to the proposed effective date thereof, setting forth in reasonable detail the price, effective date and other terms of such offer, the number of Shares proposed to be sold and the name and mailing address of the Offering Person. As a condition to the proposed sale, the Offeree Shareholder shall furnish, and shall cause the Offering Person to furnish, any information (including, but not limited to, financial information concerning the Offering Person) as OFFITBANK may reasonably request to verify that the offer set forth in the Offer Notice is bona fide.

                (ii) OFFITBANK shall have the right, but not the obligation, to purchase, and/or designate one or more Qualified Purchasers to purchase, all, but not less than all, of the Shares specified in the Offer Notice at the price and on the terms specified therein by giving written notice of such election to the Offeree Shareholder within 60 days of the delivery of the Offer Notice to OFFITBANK or within 5 days of the date on which the Offeree Shareholder and the Offering Person shall have provided all information requested by OFFITBANK under the second sentence of Subsection (i) above, whichever occurs last. The closing of any purchase of Shares under this First Right of Purchase shall take place
(A) subject to the next succeeding clause (B), 30 days after notice of election is given under this Subsection (ii), (B) if OFFITBANK has sought any approval or consent required under applicable Bank Regulations as a condition to its purchase, 5 days after OFFITBANK shall have given notice to the Offeree Shareholder that such approval or consent has been granted or (C) on such other date as the parties to the purchase may mutually determine in accordance with
Section 10. OFFITBANK shall give prompt notice to the Offeree Shareholder of the grant or denial of the approvals and consents referred to in clause (B).

                (iii) (A) If OFFITBANK does not give notice of election under Subsection (ii) above within the period specified therein, or (B) if OFFITBANK does not give notice to the Offeree Shareholder under clause (B) of Subsection
(ii) above within 180 days of the delivery of the Offer Notice to OFFITBANK or gives notice to the Offeree Shareholder that any approval or consent referred to in clause (B) of Subsection (ii) above has been denied or (C) if OFFITBANK or a Qualified Purchaser does not purchase all Shares specified in the Offer Notice within the period specified in Subsection (ii) above, then, in any such event, the Offeree Shareholder may, within 120 days after the expiration of the applicable period, sell all Shares specified in the Offer Notice to the Offering Person at a price and on terms no more favorable to the Offering Person than were set forth in the Offer Notice.

           "Incapacity" means (i) the dissolution or termination of any legal entity, (ii) the filing of a voluntary petition in bankruptcy or for reorganization or for the adoption of an arrangement under the Bankruptcy Code, as amended, or an admission seeking the relief therein provided by any individual or legal entity or (iii) the filing of an involuntary petition in bankruptcy and an entry of an order for relief with respect to any individual or legal entity.

           "Incapacitated" means having an Incapacity.

           "Interest Rate" means 1% above the rate per annum designated from time to time by Chase Manhattan Bank, N.A., New York, New York, as its prime rate. The Interest Rate shall change as of the date of each such designation.

           "Market Value" means, with respect to any Shares subject to sale under Section 5(b) or 6(c) (the "Option Shares"), the fair value of the Option Shares as set forth in the Valuation Notice given by OFFITBANK pursuant to the pertinent Section, if agreed to by the owner of the Option Shares. If such parties are unable to agree upon fair value within 30 days of the date on which the Valuation Notice is given, the fair value of the Option Shares shall be determined as promptly as reasonably practicable by an appraiser jointly selected by OFFITBANK and the owner of the Option Shares. If such parties are unable to agree on the selection of an appraiser within 15 days after the expiration of such 30-day period, then OFFITBANK and the owner of the Option Shares shall each select an independent appraiser of national recognition to determine the fair value of the Option Shares. Each such appraiser shall independently determine as promptly as reasonably practicable the fair value of the Option Shares, and the Market Value of the Option Shares shall be equal to the mean of such determinations, provided that if the difference between such appraisers' determinations is more than 10% of the lesser of such two determinations, then such two appraisers shall jointly select a third appraiser. If such two appraisers cannot agree upon the selection of a third appraiser within 15 days after the completion of their appraisals, then OFFITBANK's auditors shall select a third independent appraiser of national recognition, exclusive of any appraiser already selected. The third appraiser shall independently determine as promptly as reasonably practicable the fair value of the Option Shares. The Market Value of the Option Shares shall be equal to the mean of (i) the median appraisal of such three appraisals and (ii) the appraisal which is closest to the median appraisal. Market Value shall be determined as of the last day of the fiscal quarter immediately preceding the date on which the Valuation Notice is given by OFFITBANK to the owner of the Option Shares. If the Market Value of the Option Shares is determined by one appraiser, (i) the fees and expenses of the appraiser shall be paid by OFFITBANK, if the Market Value is greater than the value set forth in the Valuation Notice, and (ii) such fees and expenses shall be paid by the owner of the Option Shares, if the Market Value is less than or equal to the value set forth in the Valuation Notice. If the Market Value of the Option Shares is determined by more than one appraiser, the party that would be required to make payment under the preceding sentence shall pay the fees and expenses of the appraiser selected by it or him and of any third appraiser, and the other party shall pay the fees and expenses of his or its appraiser. If the Option Shares are purchased by one or more Qualified Purchasers, all appraisers' fees and expenses paid by OFFITBANK shall be reimbursed to it at the closing by the Qualified Purchasers, pro rata, based on the total purchase price of the Option Shares purchased by them.

           "Original Cost" means (i) with respect to each of the Shares owned by an Investor, the mean price per Share originally paid by such Investor for all Shares at any time purchased by the Investor (disregarding any Transfer of any such Shares) and (ii) with respect to each of the Shares owned by an Employee, (A) the sum of (1) the total price (including the unpaid principal balance of any promissory note evidencing a portion of such price) paid by such Employee for the shares of OAI owned by the Employee at the time of the transaction referred to under the heading "Background" above plus (2) the total price originally paid by such Employee for all other Shares at any time purchased by the Employee (disregarding any Transfer of any such Shares) divided by (B) the sum of (1) the total number of Shares received by the Employee from OAI incident to the aforesaid transaction plus (2) the total number of all other Shares at any time purchased by the Employee (disregarding any Transfer of any such Shares). If a Shareholder acquires any Shares by gift, inheritance or operation of law, the Original Cost of such Shares shall be deemed to be the Original Cost thereof in the hands of such Shareholder's transferor. Original Cost shall be determined as promptly as reasonably practicable from OFFITBANK's records by its auditors and shall be set forth in a notice given by such auditors to OFFITBANK and the owner of the Shares subject to the determination.

           "Permitted Transferees" means (i) a Shareholder's spouse and issue (whether natural or adopted) and (ii) any trust for the sole benefit of any one or more of the persons referred to in clause (i).

           "Qualified Purchaser" means an individual or legal entity (including any existing Shareholder) satisfactory to OFFITBANK that meets the suitability standards applicable to Investors in the Subscription Agreement and, in the reasonable judgment of OFFITBANK, has the net worth and/or income to purchase any Shares at the price and on the other terms provided for in the applicable Section hereof.

           "Shares" means (i) all outstanding shares of OFFITBANK common stock, par value $7.00 per share, (ii) all other equity securities of OFFITBANK at any time outstanding and (iii) all equity securities issued or issuable, directly or indirectly, with respect to the securities referred to in clause (i) or (ii) above by way of a dividend, split, combination or conversion of such securities or in connection with a recapitalization, merger, consolidation or reorganization.

           "Subscription Agreement" means the agreement signed by each Investor and delivered to OFFITBANK to evidence the agreement of the Investor to purchase Shares and to be bound by the provisions of this Agreement, together with the Prospective Purchaser Questionnaire attached thereto.

           "Transfer" means the sale, assignment, transfer, gift, distribution by Will or the laws of descent or other disposition of any kind whatsoever or the grant or creation of any security interest in or lien, claim or encumbrance of any kind whatsoever on any Shares or any interest therein, whether voluntary or involuntary, by operation of law or otherwise, or any Change in Control.

           2. Restrictions on Transfer, Generally.

              (a) Unauthorized Transfers Void.

                  (i) No Shareholder may Transfer any Shares except as provided in this Agreement. Any Transfer of any Shares otherwise than as provided in this Agreement shall be void ab initio, and OFFITBANK shall not reflect such Transfer in its records or otherwise recognize or give effect to such Transfer.

                  (ii) Within 30 days of obtaining Actual Knowledge of any such Purported Transfer, OFFITBANK shall have the right to purchase, in compliance with this Section 2, any or all Shares (the "Option Shares") owned by the Shareholder purporting to make the Transfer, at a price equal to the greater of 30% of the Original Cost or 50% of the Book Value of all Option Shares, by giving written notice of such election to such Shareholder. The closing of any purchase of Option Shares under this Subsection (ii) shall take place (A) subject to the next succeeding clause (B), 90 days after notices of the determinations of Original Cost and Book Value are given, as provided for in the definitions of those terms, (B) if OFFITBANK has sought any approval or consent required under applicable Bank Regulations as a condition to such purchase, 5 days after OFFITBANK shall have given notice to the owner of the Option Shares that such approval or consent has been granted or (C) on such other date as the parties to the purchase may mutually determine in accordance with Section 10. Subject to Section 11, the purchase price of the Option Shares shall be paid in full at the closing by certified or bank check.

              (b) Legend. There shall be legibly endorsed on each stock certificate representing any Shares, a statement in substance as follows:

           "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and therefore cannot be resold unless the shares are registered under such act or unless an exemption from registration is available.

           "The shares represented by this certificate are transferable only in compliance with the provisions of a Shareholders' Agreement dated as of __________, 1990, a copy of which is now on file at the principal office of the Bank."

                (c) Conditions to Transfer. No Shareholder may Transfer any Shares to any party, including OFFITBANK, except upon satisfaction of the following conditions precedent:

                  (i) If OFFITBANK is not a party to the proposed Transfer, the parties shall have given 90 days' prior written notice to OFFITBANK setting forth the number of Shares subject thereto, the price to be paid for such Shares, the effective date of the proposed Transfer and such other information pertaining to the proposed Transfer and the parties thereto as OFFITBANK may request.

                  (ii) OFFITBANK shall have received (A) an opinion of counsel in form and substance satisfactory to it that the proposed Transfer is consistent with all applicable provisions of the Securities Act of 1933, as amended, state securities laws and Bank Regulations and will not, directly or indirectly, subject OFFITBANK or any one or more of its Shareholders to the Bank Holding Company Act of 1956, as amended, or in any other way alter the status of any such party under such Act, and (B) other evidence satisfactory to it in all respects that any consent or authorization required under applicable Bank Regulations and from any other person has been granted and is in effect.

                  (iii) The proposed transferee, if other than OFFITBANK, shall have agreed to be bound by this Agreement by executing and delivering a counterpart hereof and such other documents, including, without limitation, a Subscription Agreement, as OFFITBANK may require.

                  (iv) The proposed transferee, if a corporation, trust, partnership or other legal entity, shall have provided OFFITBANK with evidence satisfactory to OFFITBANK of the proposed transferee's authority to acquire the Shares and become a party to this Agreement.

                  (v) If a transfer of Shares is to more than one transferee or is for less than all of a Shareholder's total interest, OFFITBANK may require the transferring Shareholder to designate one individual or legal entity who or which is authorized to act on behalf of the transferor and all transferees for all purposes under this Agreement.

                  (vi) The proposed transferee shall have paid all reasonable legal fees and other expenses of OFFITBANK in connection with the matters referred to in clauses (i) through (v) above and all other expenses specifically allocated to the proposed transferee under this Agreement.

              (d) Shareholder Representations. By executing and delivering this Agreement, each Shareholder represents that he or it (i) is acquiring Shares for his or its own account, for investment, and not with a view to the distribution thereof or as agent or nominee of another party, (ii) is fully able to bear the economic risks of an investment in the Shares and (iii) has such knowledge and experience in financial and business matters that he or it is capable of evaluating the merits and risks inherent in an investment in the Shares. If the Shares to be acquired by a Shareholder would constitute "community property" or "marital property" under applicable state law, the Shareholder's spouse shall make the foregoing representations in writing as a condition to the ownership of such

Shares by the Shareholder.

              (e) Shares Continue Subject to Agreement. Each of the Shares shall be subject to all of the provisions of this Agreement, without regard to the identity of the holder or the manner of Transfer thereof, until such Share is sold to the public pursuant to a public offering, if any, made in accordance with Bank Regulations and, if applicable, the Securities Act of 1933, as amended.

           3. Certain Permitted Transfers. A Shareholder may, at any time, Transfer all or part of the Shares owned by such Shareholder, in compliance with
Section 2, to any Permitted Transferee, without the consent of OFFITBANK; provided, however, that an Employee may not Transfer any Shares pursuant to this
Section 3, except by Will or the laws of descent, on or before the Fifth Anniversary.

           4. Qualified Purchasers. At the request of a Shareholder, OFFITBANK shall, to the extent that it may lawfully do so, endeavor to find a Qualified Purchaser to purchase all or part of the Shares owned by such Shareholder in accordance with this Agreement; provided, however, that OFFITBANK shall not undertake to find a Qualified Purchaser on behalf of an Employee on or before the Fifth Anniversary, except upon the request of his estate representative following his death or upon the request of an Employee or his personal representative following the termination of the Employee's employment with OFFITBANK pursuant to the Employment Agreement between them due to his disability. OFFITBANK assumes no obligation ever to find a Qualified Purchaser, if so requested by a Shareholder. OFFITBANK shall not be liable, in damages or otherwise, to any Shareholder for any act or omission whatsoever of any Qualified Purchaser, including, but not limited to, any breach of this Agreement by a Qualified Purchaser.

           5. Restrictions on Transfer of Shares Owned by Investors.

              (a) First Right of Purchase. An Investor shall have the right, at any time, to sell all or part of the Shares owned by such Investor to a third party (including any other Shareholder) pursuant to a bona fide offer from such third party to purchase such Shares for cash, subject to compliance with Section 2 and the First Right of Purchase of OFFITBANK.

              (b) Right of Purchase on Incapacity or Change in Control. Upon the Incapacity or Change in Control of an Investor (the "Subject Investor"), OFFITBANK shall have the right to purchase, and/or designate one or more Qualified Purchasers to purchase, all Shares (the "Option Shares") owned by the Subject Investor, subject to compliance with Section 2 and the following terms and conditions:

                  (i) The Subject Investor (which term shall include reference to the trustee or other legal representative of an Incapacitated Investor) shall give prompt written notice to OFFITBANK of the Incapacity or Change in Control.

                  (ii) Within 30 days after obtaining Actual Knowledge of (A) the Incapacity or Change in Control of the Subject Investor or (B) the qualification or appointment of a trustee or other legal representative, if any, for the Subject Investor, whichever occurs last, OFFITBANK shall have the right to cause a determination of the Market Value of the Option Shares by giving notice (the "Valuation Notice") to the Subject Investor of OFFITBANK's valuation of the Option Shares.

                  (iii) Within 60 days after the Market Value of the Option Shares shall have been determined, as provided for in the definition of that term, OFFITBANK shall have the right, but not the obligation, to purchase, and/or designate one of more Qualified Purchasers to purchase, all, but not less than all, of the Option Shares at a price equal to the Market Value of the Option Shares by giving notice of such election to the Subject Investor. The closing of any purchase of Option Shares under this Section 5(b) shall take place (A) subject to the next succeeding clause (B), 30 days after notice of election is given under this Subsection (iii), (B) if OFFITBANK has sought any approval or consent required under applicable Bank Regulations as a condition to such purchase, 5 days after OFFITBANK shall have given notice to the Subject Investor that such approval or consent has been granted or (C) on such other date as the parties to the purchase may mutually determine in accordance with
Section 10. Subject to Section 11, the purchase price of the Option Shares shall be paid in full at the closing by certified or bank check.

                  (iv) If an Investor shall have given an Offer Notice to OFFITBANK under Section 5(a), that Section shall govern the disposition of the Shares owned by the Investor, notwithstanding the subsequent Incapacity or Change in Control of the Investor. Except as described in the preceding sentence, an Investor shall not have the right to sell any Shares pursuant to
Section 5(a) following the Incapacity or Change in Control of such Investor unless OFFITBANK or any Qualified Purchaser designated by it shall have failed to exercise the rights granted under this Section 5(b) within the periods provided therefor.

           6. Restrictions on Transfer of Shares Owned by Employees.

              (a) Permitted Transfers on or Before the Fifth Anniversary. An Employee shall have the right, at any time on or before the Fifth Anniversary, to transfer all or part of the Shares owned by such Employee, subject to compliance with Section 2 and the following terms and conditions:

                  (i) Upon the death of the Employee:

                      (A) The Estate of such Employee shall have the right, at any time, to sell all or part of the Shares owned by such Estate to a third party (including any other Shareholder) pursuant to a bona fide offer from such third party to purchase such Shares for cash, subject to the First Right of Purchase of OFFITBANK; or

                      (B) The Estate of such Employee shall have the right, by notice to OFFITBANK given at any time prior to 24 months after the date of the Employee's death, to present all Shares (the "Option Shares") then owned by such Estate for purchase by OFFITBANK at a price equal to the Book Value of the Option Shares. The closing of any purchase of Option Shares under this Subsection (B) shall take place (1) subject to the next succeeding clause (2), 90 days after notice of the determination of Book Value is given, as provided for in the definition of that term, (2) if OFFITBANK has sought any approval or consent required under applicable Bank Regulations as a condition to such purchase, 5 days after OFFITBANK shall have given notice to the Estate that such approval or consent has been granted or (3) on such other date as the parties to the purchase may mutually determine in accordance with Section 10. Subject to
Section 11, 20% of the purchase price shall be paid at the closing by certified or bank check and the balance of the purchase price shall be payable in 4 equal annual installments on the anniversary of the closing, together with interest on the unpaid balance accruing from the date of the closing at the Interest Rate, which shall be payable on the first day of each calendar quarter and on payment of the last installment of the purchase price. An Estate that exercises its right of presentment under this Subsection (B) may, at any time prior to the closing hereunder, sell all or part of the Shares owned by it in accordance with Subsection (A); or

                      (C) The Estate of such Employee may, at any time, exercise the rights granted under Section 3 or 4; or

                  (ii) Upon the termination of the Employee's employment with OFFITBANK pursuant to the Employment Agreement between them due to the disability of Employee:

                      (A) The Employee or the personal representative of the Employee shall have the right, at any time, to sell all or part of the Shares owned by such Employee to a third party (including any other Shareholder) pursuant to a bona fide offer from such third party to purchase such Shares for cash, subject to the First Right of Purchase of OFFITBANK; or

                      (B) The Employee or his personal representative shall have the right, by notice to OFFITBANK given at any time prior to 24 months after the date on which the termination of employment occurs, to present all Shares (the "Option Shares") then owned by the Employee for purchase by OFFITBANK at a price equal to the Book Value of the Option Shares. The closing of any purchase of Option Shares under this Subsection (B) shall take place (1) subject to the next succeeding clause (2), 90 days after notice of the determination of Book Value is given, as provided for in the definition of that term, (2) if OFFITBANK has sought any approval or consent required under applicable Bank Regulations as a condition to such purchase, 5 days after OFFITBANK shall have given notice to the Employee or his personal representative that such approval or consent has been granted or (3) on such other date as the parties to the purchase may mutually determine in accordance with Section 10. Subject to Section 11, 20% of the purchase price shall be paid at the closing by certified or bank check and the balance of the purchase price shall be payable in 4 equal annual installments on the anniversary of the closing, together with interest on the unpaid balance accruing from the date of the closing at the Interest Rate, which shall be payable on the first day of each calendar quarter and on payment of the last installment of the purchase price. An Employee who exercises his right of presentment under this Subsection (B) may, at any time prior to the closing hereunder, sell all or part of the Shares owned by him in accordance with Subsection (A); or

                        (C) The Employee or his personal representative may, at any time, exercise the rights granted under Section 4; or

                  (iii) Upon the termination of Employee's employment with OFFITBANK for any reason other than death or disability on or before the Fifth Anniversary, OFFITBANK shall have the right, by notice to such Employee given at any time on or before the later of the Fifth Anniversary or 30 days after the date on which termination of employment occurs, to purchase all of the Shares (the "Option Shares") then owned by the Employee at a price equal to the greater of the Original Cost or the Book Value of all Option Shares. The closing of any purchase of Option Shares under this Subsection (iii) shall take place (A) subject to the next succeeding clause (B), 30 days after notice of the determinations of Original Cost and Book Value are given, as provided for in the definitions of those terms, (B) if OFFITBANK has sought any approval or consent required under applicable Bank Regulations as a condition to such purchase, 5 days after OFFITBANK shall have given notice to the Employee that such approval or consent has been granted, provided that the rights of OFFITBANK under this Subsection (iii) shall terminate and be void if, as a result of the operation of this clause (B), the closing would not occur on or before the later of the Fifth Anniversary or 180 days after the date on which termination of employment occurs, or (C) on such other date as the parties to the purchase may mutually determine in accordance with Section 10. Subject to Section 11, the purchase price of the Option Shares, together with interest thereon, if any, accruing from the date of the closing at the Interest Rate shall be payable in full on the later of the Fifth Anniversary or the closing.

                  (iv) No Employee may Transfer any Shares on or before the Fifth Anniversary except as provided in this Section 6(a) or in Section 2(a), 3, 4, 7, 8 or 9.

              (b) First Right of Purchase after Fifth Anniversary. An Employee shall have the right, at any time after the Fifth Anniversary, to sell all or part of the Shares owned by such Employee to a third party (including any other Shareholder) pursuant to a bona fide offer from such third party to purchase such Shares for cash, subject to compliance with Section 2 and the First Right of Purchase of OFFITBANK.

              (c) Right of Purchase on Incapacity. Upon the Incapacity of the Employee at any time, OFFITBANK shall have the right to purchase, and/or designate one or more Qualified Purchasers to purchase, all Shares (the "Option Shares") owned by such Employee, subject to compliance with Section 2 and the following terms and conditions:

                  (i) The Incapacitated Employee (or his trustee or other legal representative) shall give prompt written notice to OFFITBANK of the Incapacity.

                  (ii) Within 30 days after obtaining Actual Knowledge of (A) the Incapacity of the Employee or (B) the qualification or appointment of a trustee or other legal representative, if any, for the Incapacitated Employee, whichever occurs last, OFFITBANK shall have the right to cause a determination of the Market Value of the Option Shares by giving notice (the "Valuation Notice") to the Incapacitated Employee (or his trustee or other legal representative) of OFFITBANK's valuation of the Option Shares.

                  (iii) Within 60 days after the Market Value of the Option Shares shall have been determined, as provided for in the definition of that term, OFFITBANK shall have the right, but not the obligation, to purchase, and/or designate one of more Qualified Purchasers to purchase, all, but not less than all, of the Option Shares at a price equal to the Market Value of the Option Shares by giving notice of such election to the Incapacitated Employee (or his trustee or other legal representative). The closing of any purchase of Option Shares under this Section 6(c) shall take place (A) subject to the next succeeding clause (B), 30 days after notice of election is given under this Subsection (iii), (B) if OFFITBANK has sought any approval or consent required under applicable Bank Regulations as a condition to such purchase, 5 days after OFFITBANK shall have given notice to the Incapacitated Employee that such approval or consent has been granted or (C) on such other date as the parties to the purchase may mutually determine in accordance with Section 10. Subject to
Section 11, the purchase price of the Option Shares shall be paid in full at the closing by certified or bank check.

                  (iv) If an Employee's employment with OFFITBANK shall have terminated or if he shall have given an Offer Notice to OFFITBANK under Section 6(b), then Section 6(a) or 6(b) shall govern the disposition of the Shares owned by the Employee, notwithstanding his subsequent Incapacity. Except as described in the preceding sentence, an Employee shall not have the right to sell any Shares pursuant to Section 6(b) following his Incapacity, unless OFFITBANK or any Qualified Purchaser designated by it shall have failed to exercise the rights granted under this Section

6(c) within the periods provided therefor.

           7. Sale of OFFITBANK.

              (a) Approved Sale. If the board of directors of OFFITBANK and the holders of two-thirds of the Shares then outstanding and entitled to vote thereon approve a sale of all or substantially all of OFFITBANK's assets or a merger of OFFITBANK with or into an independent third party, or if the holders of a majority of the Shares outstanding propose to sell their Shares to an independent third party (an "Approved Sale"), each of the Shareholders shall consent and raise no objection to the Approved Sale, and if the Approved Sale is structured as a sale of stock, each of the Shareholders shall agree to sell all Shares owned by him or it on the terms and conditions approved by the holders of a majority of the Shares then outstanding and entitled to vote on the Approved Sale. Each of the Shareholders shall take all necessary and desirable action in connection with the consummation of the Approved Sale. For purposes of this
Section 7, an "independent third party" is any individual or legal entity that does not own in excess of 10% of the Shares, on a fully-diluted basis, that is not controlling, controlled by or under common control with any such 10% owner and that is not the spouse, ancestor or descendent (by birth or adoption) of any such 10% owner.

              (b) Same Consideration. The obligations of the Shareholders with respect to an Approved Sale are subject to the satisfaction of the condition that, upon the consummation of the Approved Sale, all of the Shareholders will receive the same form and amount of consideration for each of the outstanding Shares, or if any of the Shareholders is given an option as to the form and amount of consideration to be received, all Shareholders shall be given the same option. The Shareholders agree that amounts paid by a party to an Approved Sale to an Employee for services rendered by such Employee to such party or for such Employee's agreement not to compete with such party following consummation of the Approved Sale shall not be deemed to constitute consideration for the Shares owned by such Employee for purposes of this Section 7.

           8. Repurchase Rights.

              (a) Shareholder Misstatements. If a Shareholder misstates his or its financial condition or any other matter, in any material respect, in his or its Subscription Agreement or in any other document furnished by such Shareholder to OFFITBANK in connection with the purchase of any Shares, OFFITBANK shall, within 90 days of obtaining Actual Knowledge of any such misstatement by a Shareholder, have the right to purchase, in compliance with
Section 2, any or all Shares (the "Option Shares") owned by such Shareholder at a price equal to the greater of 30% of the Original Cost or 50% of the Book Value of all Option Shares, by giving written notice of such election to such Shareholder. The closing of any purchase of Option Shares under this Section 8(a) shall take place (i) subject to the next succeeding clause (ii), 90 days after notices of the determinations of Original Cost and Book Value are given, as provided for in the definitions of those terms, (ii) if OFFITBANK has sought any approval or consent required under applicable Bank Regulations as a condition to such purchase, 5 days after OFFITBANK shall have given notice to the Shareholder that such approval or consent has been granted or (ii) on such other date as the parties to the purchase may mutually determine in accordance with Section 10. Subject to
Section 11, the purchase price of the Option Shares shall be paid in full at the closing by certified or bank check.

              (b) Negotiated Repurchase. OFFITBANK shall have the right, in its sole and absolute discretion, to purchase, in compliance with Section 2, any or all Shares owned by a Shareholder, at such Shareholder's request, at a price and on terms mutually agreeable to them, provided that such purchase is, in the judgment of OFFITBANK's Board of Directors, in OFFITBANK's interests. In determining whether or not to make any such purchase, OFFITBANK shall treat the Shareholders without partiality. OFFITBANK shall not be obligated ever to repurchase any Shares except for obligations that it elects to assume pursuant to the express provisions of this Agreement.

           9. Assessment under Bank Regulations. If a Shareholder (the "Subject Shareholder") shall not have paid any assessment of which he or it shall have been given notice pursuant to Section 114 of the New York Banking Law, as amended (or other applicable law then in effect governing assessments against Shares), within the period provided by law, OFFITBANK shall have the right, in addition to all other rights existing in its favor, to sell any or all Shares (the "Option Shares") owned by the Subject Shareholder to a Qualified Purchaser in a private sale, subject to compliance with Section 2 and the following terms and conditions:

                  (i) OFFITBANK shall obtain a written offer to purchase the Option Shares from a Qualified Purchaser.

                  (ii) At least 14 days prior to the proposed sale (or within such other period as may be provided by law), OFFITBANK shall give notice to the Subject Shareholder setting forth in reasonable detail the price (which shall not be less than the amount of the assessment and costs of sale) and other terms of the offer, the number of Option Shares proposed to be sold and the name and mailing address of the offeror.

                  (iii) If, within the period referred to in clause (ii) above, the Subject Shareholder shall not have paid to OFFITBANK the full amount of the assessment, OFFITBANK shall have the right to sell the Option Shares to the Qualified Purchaser making the offer on the terms thereof or to any other Qualified Purchaser offering to purchase the Option Shares at a price greater than that stated in the earlier offer.

                  (iv) The closing of any purchase of Option Shares shall take place on such date as may be agreed upon by OFFITBANK and the Qualified Purchaser. If the Subject Shareholder does not deliver certificates representing the Option Shares in accordance with Section 10, a sale of Option Shares under this Section 9 shall effect a cancellation of the certificates held by the Subject Shareholder representing the Option Shares and new certificates representing the Option Shares shall be issued by OFFITBANK to the purchaser thereof.

                  (v) The purchase price for the Option Shares shall be used by OFFITBANK to pay the costs of sale and the unpaid assessment against the Option Shares, and the balance, if any, shall be paid by OFFITBANK to the Subject Shareholder.

If any Shares are Transferred in accordance with this Agreement after the date on which notice of an assessment against such Shares shall have been given under this Section 9, the transferee shall be liable for the full amount of such assessment and such Shares shall be subject to sale as provided for in this Section.

           10. Closing. The closing of the purchase of any Shares by OFFITBANK and/or one or more Qualified Purchasers under this Agreement shall take place at the principal offices of OFFITBANK at 10:00 A.M. (New York time) on the date specified in, or fixed pursuant to, the Section giving rise to the purchase and sale obligations of the parties or on such other date or at such other time and place as the parties to the purchase may theretofore agree in writing. At the closing, the purchaser or purchasers shall comply with the requirements of such Section applicable to them, including those relating to payment of the purchase price for the Shares to be sold, and the seller (which term shall include a Subject Shareholder under Section 9) shall deliver a certificate or certificates representing such Shares, duly endorsed for transfer, which Shares shall be free and clear of any security interest, lien, encumbrance or claim of any kind whatsoever. The rights and obligations of OFFITBANK and the seller to purchase and sell any Shares at the closing may be terminated by OFFITBANK by notice to the seller, without liability or obligation on the part of either party, if there has been a denial of any approval or consent required under applicable Bank Regulations as a condition to such purchase. OFFITBANK shall give prompt notice to the seller of the grant or denial of such approvals and consents.

           11. Option to Defer Payment. If, with respect to any fiscal period, the total amount payable (including interest on installment obligations) by OFFITBANK for Shares purchased by it under this Agreement (collectively, the "Obligations") would exceed the "Maximum Amount" (hereinafter defined) established for that fiscal period, then payment of such excess amount (the "Deferred Amount") may be deferred at the option of OFFITBANK, and an amount equal to the Maximum Amount for such period shall be paid to the individuals and legal entities (the "Obligees") to which the Obligations are owed in the ratio that the portion of the Obligations owed to each Obligee bears to the total Obligations. The total Deferred Amount at any time outstanding shall be paid in each succeeding fiscal period (to the extent that the Obligations payable in that period are less than the Maximum Amount established for the period), to the Obligees in the ratio specified in the preceding sentence. Notwithstanding the foregoing, if a portion of the Deferred Amount owed to any Obligee has been deferred for more than 36 full calendar months from the date of its first deferral (determined, for this purpose, by treating each payment of the Deferred Amount to an Obligee as payment of the oldest outstanding portion of the total Deferred Amount owed to that Obligee), then an amount equal to such portion shall nevertheless be paid by OFFITBANK to the Obligee (in addition to the Maximum Amount otherwise payable to all Obligees for the fiscal period in which such payment occurs), unless such payment would cause OFFITBANK to violate Bank Regulations or other applicable law or would result in a default by OFFITBANK under any agreement or instrument to which it is a party, as determined by OFFITBANK in its sole and absolute discretion. The Deferred Amount shall bear interest from the date of deferral at the Interest Rate. All payments of the Deferred Amount shall, with respect to each Obligee, be applied, pari passu (except as described in the preceding sentence), first to interest accrued thereon. The "Maximum Amount" means an amount (whether fixed or determined by formula), if any, established from time to time by the Board of Directors of OFFITBANK or a committee thereof, that would be available for use by OFFITBANK in any fiscal quarter or other period fixed by the Board or such committee to pay the purchase price of Shares purchased by it under this Agreement, taking into account OFFITBANK's actual and anticipated revenues and operating requirements.

           12. Amendment and Waiver. This Agreement may be amended only with the written consent of Shareholders owning at least 80% of the Shares; provided, however, that no such amendment may (i) enlarge the obligations of any Shareholder without his or its written consent or (ii) reduce the price payable for any Shares theretofore purchased hereunder or adversely affect the other terms of such purchase without the written consent of the individual or legal entity entitled to payment. Notwithstanding the foregoing, OFFITBANK may, without the consent of the Shareholders, (i) amend Schedules A and B to reflect changes in the ownership of Shares and (ii) amend this Agreement in order to cure any ambiguity or to correct or supplement any provision herein which may be inconsistent with any other provision, provided that such amendment does not adversely affect the rights of any Shareholder in any material respect. No waiver of any provision of this Agreement shall be effective unless such waiver is in writing and signed by the party against whom or which such waiver is claimed.

           13. Miscellaneous.

               (a) Compliance with Bank Regulations. Anything herein to the contrary notwithstanding, OFFITBANK shall not have the right or the obligation to purchase any Shares under this Agreement without having obtained any consent or approval required under applicable

Bank Regulations, including, without limitation thereto, the prior written consent of the New York State Banking Department (the "Banking Department") and the Federal Deposit Insurance Corporation (the "FDIC"), as the case may be, to the terms of the particular purchase. The Banking Department shall not be deemed to have given any such consent by the issuance of an Authorization Certificate in connection with the formation of OFFITBANK and the FDIC shall not be deemed to have given any such consent by granting to OFFITBANK deposit insurance and, in any case, the Banking Department, the FDIC or any other Federal or state entity exercising jurisdiction over OFFITBANK under applicable Bank Regulations shall not be deemed to have given any such consent by granting any other authorization, approval or consent which does not by its terms specifically refer to a particular purchase. Each Shareholder acknowledges that it has been the policy of the Banking Department and the FDIC not to approve such purchases.

               (b) Remedies. Each of the parties to this Agreement (including OFFITBANK) shall be entitled to enforce his or its rights under this Agreement to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in his or its favor. The parties agree that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may, in his or its sole discretion, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief, without proof of actual damage, in order to enforce or prevent any violation of the provisions of this Agreement, and no bond or other security shall be required in connection therewith.

               (c) Notices. Any notice required or permitted to be given under or in connection with this Agreement shall be in writing and shall be duly given if delivered personally, telecopied (which is confirmed), or mailed by registered or certified mail (return receipt requested), and if mailed to OFFITBANK, addressed to the address of its principal office, and if mailed to a Shareholder, addressed to his or its address set forth in Schedule A or B, or to such address as is then in the books and records of OFFITBANK. The date of confirmation of such telecopy or the date of registry of such notice or the date of the certified receipt therefor shall be deemed the date of the giving of such notice; provided, however, that any written communication actually received by a party shall constitute notice for all purposes of this Agreement.

               (d) Binding Provisions. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and permitted assigns of the parties.

               (e) Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws, and not the laws of conflicts, of the State of New York. Each of the parties acknowledges that the entry into and performance of this Agreement by such party constitutes the transaction of business in the State of New York for purposes of conferring personal jurisdiction over such party on the appropriate Federal or State court in the State of New York. Any action, suit or other proceeding arising out of, under or in connection with this Agreement shall be brought and determined in the appropriate Federal or State court in the State of New York and in no other forum. The parties hereby submit themselves to the jurisdiction of any such court and agree that service of process on them in any such action, suit or proceeding shall be deemed valid by registered mail, return receipt requested, to the address provided for in Section 13(c).

               (f) Counterparts. This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart, except that no counterpart shall be binding unless signed on behalf of OFFITBANK by a duly authorized officer. A Shareholder shall be deemed to have executed a counterpart of this Agreement by executing and delivering a Subscription Agreement to OFFITBANK.

               (g) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

               (h) Headings. The descriptive headings are intended only for convenience and do not constitute part of this Agreement.

               (i) Entire Agreement. This Agreement, including the Schedules hereto, constitutes the entire agreement among the parties. This Agreement supersedes any prior agreement or understanding among the parties and may not be modified or amended in any manner other than as set forth herein.

           IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                        OFFITBANK


                                        By:
                                            -------------------------
                                            Morris W. Offit, Chairman


                                        EMPLOYEES:

                                        -----------------------------

                                        -----------------------------

                                        -----------------------------

                                                                      Schedule A

                              Schedule of Employees


                           Address for
Name                       Notice Purposes            Number of Shares Owned
----                       ---------------            ----------------------

                                                                      Schedule B


                              Schedule of Investors

                           Address for
Name                       Notice Purposes            Number of Shares Owned
----                       ---------------            ----------------------

                                                                      APPENDIX D


                           [MERRILL LYNCH LETTERHEAD]

                                                                    May 13, 1999

Board of Directors
OFFITBANK Holdings, Inc.
520 Madison Avenue
New York, NY 10022

Members of the Board:

         We understand that OFFITBANK Holdings, Inc. ("OFFITBANK") and Wachovia Corporation ("Wachovia") have entered into an Agreement and Plan of Merger (the "Agreement"), dated as of May 13, 1999, pursuant to which OFFITBANK will be merged with and into Wachovia (the "Merger") in which each outstanding share of OFFITBANK common stock, par value $0.01 per share (the "OFFITBANK Shares"), will be converted into the right to receive 0.2284 shares (the "Exchange Ratio") of common stock of Wachovia, par value $5.00 per share (the "Wachovia Shares"), in accordance with and subject to the limitations set forth in the Agreement. As a condition to Wachovia entering into this Agreement, stockholders of OFFITBANK holding the power to vote in excess of 50% of the outstanding OFFITBANK shares have entered into agreements with Wachovia under which each such stockholder has agreed to vote its OFFITBANK shares in favor of the Agreement ("Voting Agreements").

         You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point of view to the holders of OFFITBANK Shares.

         In arriving at the opinion set forth below, we have, among other things:

         (1) Reviewed certain business and historical financial information relating to OFFITBANK provided to us by OFFITBANK management and certain publicly available business and historical financial information relating to Wachovia that we deemed to be relevant;

         (2) Reviewed certain information, including financial forecasts, relating to the respective businesses, earnings, assets, liabilities and prospects of OFFITBANK and Wachovia furnished to us by senior management of OFFITBANK and Wachovia, as well as the amount and timing of the cost savings, revenue enhancements and related expenses expected to result from the Merger (the "Expected Synergies") furnished to us by senior management of OFFITBANK and Wachovia;

         (3) Conducted discussions with members of senior management and representatives of OFFITBANK and Wachovia concerning the matters described in clauses (1) and (2) above, as well as their respective businesses and prospects before and after giving effect to the Merger and the Expected Synergies;

         (4) Reviewed the market prices and valuation multiples for certain publicly traded companies comparable to OFFITBANK that we deemed to be relevant;

         (5) Reviewed the market prices and valuation multiples for the Wachovia Shares and compared them with those of certain publicly traded companies that we deemed to be relevant;

         (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

         (7) Participated in certain discussions and negotiations among representatives of OFFITBANK and Wachovia and their respective financial and legal advisors;

         (8) Reviewed the potential pro forma impact of the Merger and expected synergies on Wachovia;

         (9) Reviewed a draft of the Agreement and all related documents and instruments (collectively, the "Documents"), each dated May 11, 1999; and

         (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

         In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of the assets or liabilities of OFFITBANK or Wachovia or been furnished with any such evaluation or appraisal. We are not experts in the evaluation of allowances for loan losses, and we have neither made an independent evaluation of the adequacy of the allowances for loan losses of Wachovia, nor have we reviewed any individual credit files of Wachovia or been requested to conduct such a review, and, as a result, we have assumed that the aggregate allowance for loan losses for Wachovia is adequate to cover such losses and will be adequate on a pro forma basis for the combined entity. In addition, we have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of OFFITBANK or Wachovia. With respect to the financial forecast information and the Expected Synergies furnished to or discussed with us by OFFITBANK and Wachovia, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgments of the senior management of OFFITBANK and Wachovia as to the future financial performance of OFFITBANK, Wachovia or the combined entity, as the case may be, and the Expected Synergies. We have further assumed that the Merger will be accounted for as a purchase under generally accepted accounting principles and that it will qualify as a tax-free reorganization for U.S. federal income tax purposes. We have also assumed that the final form of the Agreement will be substantially similar to the last draft reviewed by us.

          Our opinion is necessarily based upon market, economic and other conditions as in effect, and on the information made available to us as of the date hereof. For the purposes of rendering this opinion, we have assumed that the Merger will be consummated substantially in accordance with the terms set forth in the Agreement, including in all respects material to our analysis, that the representations and warranties of each party in the Documents contained therein are true and correct, that each party to the Documents will perform all of the covenants and agreements required to be performed by such party under such Documents, and that all conditions to the consummation of the Merger will be satisfied without waiver thereof. We have also assumed that, in the course of obtaining the necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendment or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the Expected Synergies.

          In connection with the preparation of this opinion, we have not been authorized by OFFITBANK or its Board of Directors to solicit, nor have we solicited, third-party indications of interest for the acquisition of all or any part of OFFITBANK.

          We have been retained to act as financial advisor to OFFITBANK in connection with the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Merger. In addition, OFFITBANK has agreed to indemnify us for certain liabilities arising out of our engagement. We have, in the past provided financial advisory, investment banking and other services to OFFITBANK and Wachovia and received customary fees for the rendering of such services. In the ordinary course of our securities business, we also may actively trade debt and/or equity securities of Wachovia and its affiliates for our own account and the accounts of our customers, and we therefore may from time to time hold a long or short position in such securities.

          This opinion is for the use and benefit of the Board of Directors of OFFITBANK. Our opinion does not address the merits of the underlying decision by OFFITBANK to engage in the Merger and does not constitute a recommendation to any shareholder of OFFITBANK as to how such shareholder should vote on the proposed Merger. This opinion shall not be reproduced, disseminated, quoted, summarized or referred to at any time, in any manner or for any purpose, nor shall any public references to Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") or any of its affiliates be made by OFFITBANK or any of its affiliates, without the prior written consent of Merrill Lynch; provided, however, we hereby consent to the use of this opinion letter which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of OFFITBANK and Wachovia and to the references to this opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

          We are not expressing any opinion herein as to the prices at which the Wachovia Shares will trade following the announcement or consummation of the Merger.

          On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the shareholders of OFFITBANK.

                                        Very truly yours,


                                        /s/ Merrill Lynch, Pierce, Fenner &
                                            Smith Incorporated
                                        _____________________________________
                                        MERRILL LYNCH, PIERCE, FENNER & SMITH
                                               INCORPORATED

                                                                    APPENDIX E


              SECTION 262 OF THE DELAWARE GENERAL CORPORATION LAW

                             TITLE 8. CORPORATIONS
                       CHAPTER I. GENERAL CORPORATION LAW
                     SUBCHAPTER IX. MERGER OR CONSOLIDATION

                          8 DEL. C. SECTION 262(1998)

SECTION 262. Appraisal rights

             (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to
Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the work "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

             (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

                 (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of
Section 251 of this title.

                 (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

                     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

                     b. Shares of stock of any other corporation, or depository receipts thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

                     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

                     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                 (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

             (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

             (d) Appraisal rights shall be perfected as follows:

                 (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

                 (2) If the merger or consolidation was approved pursuant to
Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

             (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

             (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

             (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

             (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

             (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

             (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

             (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

             (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

      The Registrant is incorporated under the laws of North Carolina. Sections 55-8-50 ET SEQ. of the North Carolina Business Corporation Act prescribe the conditions under which indemnification may be obtained by a present or former director or officer of the Registrant who incurs expenses or liability as a consequence of certain proceedings arising out of his or her activities as a director or officer. Article IX of the Registrant's By-laws also provides for indemnification of directors and officers under certain circumstances. The Registrant has purchased a standard liability policy, which, subject to any limitations set forth in the policy, indemnifies the Registrant's directors and officers for damages that they become legally obligated to pay as a result of any negligent act, error or omission committed while serving in their official capacity.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a) Exhibits

EXHIBIT NUMBER    DESCRIPTION OF EXHIBITS

      2.1 Agreement and Plan of Merger, dated as of May 13, 1999, by and between Wachovia Corporation and OFFITBANK Holdings, Inc.
                  (included as Appendix A to the proxy statement/prospectus and incorporated by reference herein).

      3.1         Amended and Restated Articles of Incorporation (Exhibit 3.1 to
                  Wachovia Corporation's Form 10-K for the year ended December
                  31, 1993, File No. 1-9021*).

      3.2         By-laws (Exhibit 3.2 to Wachovia Corporation's Registration
                  Statement on Form S-4 dated December 14, 1998, File No.
                  333-68823*).

      4.1         Amended and Restated Articles of Incorporation (Exhibit 3.1 to
                  Wachovia Corporation's Form 10-K for the year ended December
                  31, 1993, File No. 1-9021*).

      4.2         By-laws (Exhibit 3.2 to Wachovia Corporation's Registration
                  Statement on Form S-4 dated December 14, 1998, File No.
                  333-68823*).

      4.3 All instruments defining the rights of holders of long-term debt of Wachovia Corporation and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the SEC.)

      5.1         Opinion of William M. Watson, Jr., including consent.

      8.1         Opinion of Sullivan & Cromwell, including consent.

      8.2         Opinion of Schulte Roth & Zabel LLP, including consent.

      10.1 Employment Agreement dated as of May 13, 1999 by and between Wachovia Corporation and Morris W. Offit.

      23.1        Consent of William M. Watson, Jr. (appears in Legal Opinion,
                  Exhibit 5.1).

      23.2        Consent of Sullivan & Cromwell (appears in Legal Opinion,
                  Exhibit 8.1).


23.3 Consent of Schulte Roth & Zabel LLP (appears in Legal Opinion, Exhibit
     8.2).

23.4 Consent of Ernst & Young LLP.

23.5 Consent of KPMG LLP.

23.6 Consent of PricewaterhouseCoopers LLP.

23.7 Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (included in Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Appendix D to the proxy statement/prospectus).

24.1 Power of Attorney.

99.1 Form of Proxy.

99.2 Consent of Morris W. Offit.

-------------------------
   * Incorporated herein by reference

 (b) Financial Statement Schedules.

     Schedules are omitted because they are not required or are not applicable, or the required information is shown in the financial statements or notes thereto.


ITEM 22.  UNDERTAKINGS

     (a)  The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

               (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) That prior to any public reoffering of the securities registered hereunder through use of a Prospectus which is a part of this Registration Statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the Registrant undertakes that such reoffering Prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

     (d) That every Prospectus (a) that is filed pursuant to paragraph (c) immediately preceding, or (b) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the Registration Statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions (See Item 20), or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (f) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request.

     (g) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Winston-Salem, State of North Carolina, on June 24, 1999.

                                 WACHOVIA CORPORATION



                                  By:   /s/  L.M. BAKER, JR.
                                     ------------------------------------
                                               L.M. BAKER, JR.
                                     CHAIRMAN AND CHIEF EXECUTIVE OFFICER


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                                Title                   Date

/s/    L.M. BAKER, JR.                       Chairman and                  June 24, 1999
--------------------------------------       Chief Executive Officer
       L.M. BAKER, JR.

/s/    JAMES L. BALLOUN*                     Director                      June 24, 1999
--------------------------------------
       JAMES L. BALLOUN

/s/    PETER C. BROWNING*                    Director                      June 24, 1999
--------------------------------------
       PETER C. BROWNING

/s/    JOHN T. CASTEEN III*                  Director                      June 24, 1999
--------------------------------------
       JOHN T. CASTEEN III

/s/    JOHN L. CLENDENIN*                    Director                      June 24, 1999
--------------------------------------
       JOHN L. CLENDENIN

/s/    THOMAS K. HEARN, JR.*                 Director                      June 24, 1999
--------------------------------------
       THOMAS K. HEARN, JR.

/s/    GEORGE W. HENDERSON, III*             Director                      June 24, 1999
--------------------------------------
       GEORGE W. HENDERSON, III

/s/    W. HAYNE HIPP*                        Director                      June 24, 1999
--------------------------------------
       W. HAYNE HIPP


     Signature                                Title                   Date

/s/    ROBERT A. INGRAM*                     Director                      June 24, 1999
--------------------------------------
       ROBERT A. INGRAM

/s/    GEORGE R. LEWIS*                      Director                      June 24, 1999
--------------------------------------
       GEORGE R. LEWIS

/s/    ELIZABETH VALK LONG*                  Director                      June 24, 1999
--------------------------------------
       ELIZABETH VALK LONG

/s/    ROBERT S. McCOY, JR.*                 Vice Chairman and             June 24, 1999
--------------------------------------       Chief Financial Officer
       ROBERT S. McCOY, JR.

/s/    JOHN G. MEDLIN, JR.*                  Director                      June 24, 1999
--------------------------------------
       JOHN G. MEDLIN, JR.

/s/    LLOYD U. NOLAND, III*                 Director                      June 24, 1999
--------------------------------------
       LLOYD U. NOLAND, III

/s/    SHERWOOD H. SMITH, JR.*               Director                      June 24, 1999
--------------------------------------
       SHERWOOD H. SMITH, JR.

/s/    DONALD K. TRUSLOW*                    Senior Executive Vice         June 24, 1999
--------------------------------------       President, Treasurer and
       DONALD K. TRUSLOW                     Comptroller

/s/    JOHN C. WHITAKER, JR.*                Director                      June 24, 1999
--------------------------------------
       JOHN C. WHITAKER, JR.


*By:  /s/  WILLIAM M. WATSON, JR.                                          June 24, 1999
    ----------------------------------
       WILLIAM M. WATSON, JR.
       ATTORNEY-IN-FACT


                                 EXHIBIT INDEX

EXHIBIT NUMBER      DESCRIPTION OF EXHIBITS

     2.1 Agreement and Plan of Merger, dated as of May 13, 1999, by and between Wachovia Corporation and OFFITBANK Holdings, Inc. (included as Appendix A to the proxy statement/prospectus and incorporated by reference herein).

     3.1 Amended and Restated Articles of Incorporation (Exhibit 3.1 to Wachovia Corporation's Form 10-K for the year ended December 31, 1993, File No. 1-9021*).

     3.2 By-laws (Exhibit 3.2 to Wachovia Corporation's Registration Statement on Form S-4 dated December 14, 1998, File No. 333-68823*).

     4.1 Amended and Restated Articles of Incorporation (Exhibit 3.1 to Wachovia Corporation's Form 10-K for the year ended December 31, 1993, File No. 1-9021*).

     4.2 By-laws (Exhibit 3.2 to Wachovia Corporation's Registration Statement on Form S-4 dated December 14, 1998, File No. 333-68823*).

     4.3 All instruments defining the rights of holders of long-term debt of Wachovia Corporation and its subsidiaries. (Not filed pursuant to (4)(iii) of Item 601(b) of Regulation S-K; to be furnished upon request of the SEC.)

     5.1            Opinion of William M. Watson, Jr., including consent.

     8.1            Opinion of Sullivan & Cromwell, including consent.

     8.2            Opinion of Schulte Roth & Zabel LLP, including consent.

    10.1 Employment Agreement dated as of May 13, 1999 by and between Wachovia Corporation and Morris W. Offit.

    23.1            Consent of William M. Watson, Jr. (appears in Legal Opinion,
                    Exhibit 5.1).

    23.2            Consent of Sullivan & Cromwell (appears in Legal Opinion,
                    Exhibit 8.1).

    23.3 Consent of Schulte Roth & Zabel LLP (appears in Legal Opinion, Exhibit 8.2).

    23.4            Consent of Ernst & Young LLP.

    23.5            Consent of KPMG LLP.

    23.6            Consent of PricewaterhouseCoopers LLP.

    23.7 Consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated (included in Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Appendix D to the proxy statement/prospectus).

    24.1            Power of Attorney.

    99.1            Form of Proxy.

    99.2            Consent of Morris W. Offit.

--------------
    *  Incorporated herein by reference